As filed with the Securities and Exchange Commission on June 30, 2016.

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Full Spectrum Inc.

(Exact name of registrant as specified in its charter)

Delaware	3663	65-1297744
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Full Spectrum Inc.

687 N. Pastoria Avenue

Sunnyvale, CA 94085

Telephone: 888-350-9994

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stewart Kantor

Chief Executive Officer

687 N. Pastoria Avenue

Sunnyvale, CA 94085

Telephone: 888-350-9994

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jay Kaplowitz, Esq. Richard Friedman, Esq. David Manno, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, NY 10006 (212)930-9700 Fax: (212) 930-9725	Mitchell Nussbaum, Esq. Norwood Beveridge, Esq. Lili Taheri, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000 Fax: (212) 407-4990

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed maximum aggregate offering price(1)(2)		Amount of registration fee
Common Stock, $0.00001 par value per share	$17,250,000		$1,738.00
Representative’s Warrants to Purchase Common Stock	N/A	(3)	N/A
Common Stock underlying Representative’s Warrants, $0.00001 par value per share	937,500	(4)	$95.00
Total Registration Fee	18,187,500		$1,833	(5)

(1)

The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The proposed maximum aggregate offering price includes $2,250,000 representing the maximum aggregate offering price of securities which the underwriters have the option to purchase to cover over-allotments, if necessary.

(2)	The registration fee for securities to be offered by the Registrant is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Includes shares that the underwriters have the option to purchase from the Registrant to cover over-allotments, if any.

(3)	We have agreed to issue warrants exercisable within five years after the effective date of this registration statement representing 5% of the securities issued in the offering, excluding any over-allotment securities (the “Representative’s Warrants”) to Joseph Gunnar & Co., LLC. The Representative’s Warrants are exercisable at a per share price equal to 125% of the common stock public offering price. Resales of the Representative’s Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, are registered hereby. Resales of shares issuable upon exercise of the Representative’s Warrants are also being similarly registered on a delayed or continuous basis hereby. See “Underwriting.” In accordance with Rule 457(g) under the Securities Act, because the shares of the Registrant’s common stock underlying the Representative’s Warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on an estimated proposed maximum aggregate offering price of $937,500 for the common stock issuable upon exercise of the representative’s common stock purchase warrant. We have calculated the proposed maximum aggregate offering price of the common stock underlying the representative’s warrants by assuming that such warrants are exercisable to purchase shares of common stock at a price per share equal to 125% of the price per share sold in this offering, or 125% of $750,000. Pursuant to Rule 416 under the Securities Act, there are also registered such additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(5)	Paid herewith.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 30, 2016

[*] Shares

Common Stock

Full Spectrum Inc.

This is a firm commitment initial public offering of securities of Full Spectrum Inc. We are selling [*] shares of our common stock, par value $0.00001 per share (“Common Stock”).

It is currently estimated that the initial public offering price will be between $             and $             per share. Currently, no public market exists for our Common Stock. We intend to apply to list our Common Stock on the NASDAQ Capital Market under the symbol “FMAX”. No assurance can be given that our application will be approved.

We expect to consummate a 1-for- •  reverse stock split of our outstanding common stock prior to the date of this prospectus, subject to stockholder approval.

We are an emerging growth company under the Jumpstart our Business Startups Act of 2012, or JOBS Act, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.  Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	We refer you to “Underwriting” beginning on page ____ of this prospectus for additional information regarding total underwriting compensation.

We have granted the underwriters an option, exercisable one or more times in whole or in part, to purchase up to              additional shares of common stock from us at the public offering price, less the underwriting discount, within 45 days from the date of this prospectus to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable will be $        , and the total proceeds to us, before expenses, will be $        .

The underwriters expect to deliver the shares of Common Stock against payment on or about                     , 2016.

Joseph Gunnar & Co.

The date of this prospectus is                     , 2016.

The electric utility industry is undergoing a revolution requiring secure and reliable data connectivity to millions of new intelligent devices throughout the power grid. Full Spectrum is leveraging its industry expertise and FullMAX technology to develop a second generation of products to capitalize on this burgeoning opportunity. Full Spectrum is poised to become the leading supplier of private cellular data network products.

Full Spectrum’s FullMAX products are used today to build secure private cellular data networks across 100,000s of square miles as part of the global Internet of Things (IoT). U.S. utilities prefer private cellular networks as the only cost-effective solution to meet their coverage needs, while providing enhanced protection against cyber terrorism, natural and man-made disasters. Full Spectrum’s customers have selected FullMAX for its unrivaled flexibility, security, coverage and capacity.

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We and the underwriters have not authorized anyone to provide any information other than that contained in this prospectus or any free writing prospectus prepared by us or on our behalf or to which we have referred you. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this document may only be accurate on the date of this document.

STATEMENT REGARDING INDUSTRY AND MARKET DATA

Any market or industry data contained in this prospectus is based on a variety of sources, including internal data and estimates, independent industry publications, government publications, reports by market research firms or other published independent sources. Industry publications and other published sources generally state that the information contained therein has been obtained from third-party sources believed to be reliable. Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions, and such information has not been verified by any independent sources. Accordingly, investors should not place undue reliance on such data and information.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus and may not contain all of the information that may be important to you. You should carefully read this entire prospectus, including the information set forth under “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements” and our financial statements before making an investment decision. The terms “we,” “us” and “our” as used in this prospectus refer to Full Spectrum Inc.

Unless we specifically state otherwise, all information in this prospectus [gives effect to a one-for-[_]stock split to be effected prior to the effective date of this offering and] assumes (i) no exercise of the underwriters’ option to purchase up to an additional      shares of common stock; (ii) no exercise of warrants to be issued to the representative of the underwriters on the closing of this offering to purchase a number of shares equal to 5% of the shares sold in connection with this offering, or       shares, exercisable at a price per share equal to 125% of the offering price of this offering (the “Representative’s Warrants”); and (iii) no exercise of 5,595,448 shares of common stock issuable upon exercise of outstanding options and warrants.

Overview

The U.S. electric utility industry is undergoing a revolution triggered by the Department of Energy’s Smart Grid program and the widespread adoption of alternative energy sources such as solar and wind. These disruptive initiatives are creating the need for ubiquitous communications networks providing secure data connectivity to millions of intelligent devices as part of the global Internet of Things (IoT). Private cellular networks are the preferred choice of U.S. utilities to provide enhanced protection against cyber terrorism, natural and man-made disasters. Full Spectrum is leveraging its industry expertise and FullMAX technology to develop a second generation of products to capitalize on this burgeoning opportunity, and is poised to become the leading supplier of private cellular network products.

Full Spectrum Inc. designs, develops, manufactures, sells and supports FullMAX, its multi-patented, Software Defined Radio (SDR) technology to implement cost effective wireless networks by exploiting its unrivaled flexibility, security, coverage and capacity. Our customers purchase and deploy FullMAX radios in order to create secure private broadband cellular networks to support their wide area data communications needs. We sell our products and services through a direct sales force to industry leading utilities including Great River Energy (GRE), NorthWestern Energy (NYSE:NWE), Pepco Holdings Inc. (merged in March 2016 with Exelon Corporation NYSE:EXC), Rappahannock Electric Cooperative (REC) and WEC Energy Group (NYSE:WEC). These companies are responsible for supplying electricity to millions of customers, across hundreds of thousands of square miles in portions of Delaware, Maryland, Minnesota, Montana, New Jersey, North Dakota, South Dakota, Virginia, Washington DC, Wisconsin and Wyoming.

Full Spectrum has taken a leadership position in the development of a new standard for private cellular networks, which is primarily based on FullMAX technology. Full Spectrum believes this new IEEE 802.16s standard will be instrumental in the widespread adoption of the technology by the utility industry.

Beyond our initial target market of U.S. electric utilities, Full Spectrum’s products are applicable to a wide range of other mission critical markets, including international utilities, oil and gas, transport, defense and government.

Our Products and Services

Full Spectrum’s FullMAX Base Station and Remote radios are deployed by our customers to create wide-area wireless communication networks. A FullMAX network provides end-to-end IP connectivity, allowing utilities to extend their secure corporate networks into the far reaches of their service territories.

FullMAX radios include a variety of security measures to protect the network against cyber terrorist attacks, and to safeguard critical assets and information.

FullMAX radios are frequency agile and may be deployed in a wide variety of channel sizes, operating in any frequency below 1 GHz.

FullMAX radios use a Software Defined Radio (SDR) platform to implement a version of the IEEE 802.16 Mobile WiMAX standard, enhanced to support narrower channels, lower frequency bands and higher transmit power.

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FullMAX radios can operate at high transmit power (up to 20 watts) at both the Base Station and Remote sites providing fixed and mobile data connectivity up to 30 miles from the tower site. This results in up to 2,800 square miles of coverage from a single FullMAX tower compared with the 28 square miles typically supported by other 4G technologies. This dramatically reduces the cost of building out a private cellular network. For example, to cover a territory of over 10,000 square miles may require only four FullMAX towers compared with more than 350 typical 4G towers, depending on the topography of the region.

Full Spectrum provides a variety of services associated with the sale of its FullMAX products including network design, RF planning, product training and spectrum consulting. Full Spectrum generates annual recurring revenue from maintenance agreements to provide customers with technical support, extended hardware warranties and software services - including software fixes, upgrades and new features.

Our Expansion Strategy within the Electric Utility Industry

Full Spectrum is developing Cobalt, its second generation of Remote radios, in direct response to the requirements of multiple utilities and industry organizations. Cobalt radios will meet the lower unit target price through the use of new highly integrated chips while improving margins and maintaining the technical superiority of the FullMAX solution. Cobalt radios will implement the new IEEE 802.16s standard which we believe will be instrumental in Cobalt’s widespread adoption by the electric utility industry.

Financial Results

For the three months ended March 31, 2016 and 2015, we generated revenues of $41,498 and $343,745 and net losses of $673,333 and $463,591, respectively.

For the years ended December 31, 2015 and 2014, we generated revenues of $706,647 and $2,015,085 and net losses of $1,691,647 and $1,558,622, respectively.

Risks Affecting Our Business

Investing in our common stock involves significant risks and uncertainties. You should carefully consider the risks and uncertainties discussed under the section titled “Risk Factors” elsewhere in this prospectus before making a decision to invest in our common stock. If any of these risks and uncertainties occurs, our business, financial condition or results of operations may be materially adversely affected. In such case, the trading price of our common stock would likely decline and you may lose all or part of your investment. Below is a summary of some of the principal risks we face:

•	We have a history of losses and anticipate continued losses and negative operating cash flow for the foreseeable future, and we may not achieve or sustain profitability on a quarterly or annual basis;
•	We derive the vast majority of our revenues from three customers, and in our 2015 fiscal year we derived a majority of our revenue from our top customer. The loss of any of these customers or a reduction in their demand for our products and services would impair our business, financial condition and results of operations;
•	If we do not obtain additional capital to fund our operations and obligations, our growth may be limited;
•	Project performance issues, including those caused by third parties, or certain contractual obligations may result in additional costs to us, reductions in revenues or the payment of liquidated damages;
•	Warranty claims resulting from our services could have a material adverse effect on our business, financial condition or results of operations;
•	We are dependent on the utility industry, which has experienced volatility in capital spending. This volatility could cause our results of operations to vary significantly from period to period;
•	We and our utility customers operate in a highly regulated business environment and changes in regulation could impose costs on us or make our products less economical; and
•	Our directors, executive officers and principal stockholders will continue to have substantial control over us after this offering and could delay or prevent a change in corporate control.

JOBS Act

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (or the “Securities Act”), for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

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An emerging growth company may also take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	we may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;
•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act, which such fifth anniversary will occur in 2021. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.0 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation in this prospectus and, as long as we continue to qualify as an emerging growth company, we may elect to take advantage of this and other reduced burdens in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

We are also a “smaller reporting company,” as defined under SEC Regulation S-K. As such, we also are exempt from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and also are subject to less extensive disclosure requirements regarding executive compensation in our periodic reports and proxy statements. We will continue to be deemed a smaller reporting company until our public float exceeds $75 million on the last day of our second fiscal quarter in the preceding fiscal year.

Company Information

We were founded in 2006 in Delaware as Full Spectrum Inc. We maintain our principal executive offices at 687 N. Pastoria Ave, Sunnyvale, CA. 94085. Our telephone number is (888) 350-9994, and our website address http://www.fullspectrumnet.com/. The references to our website in this prospectus are inactive textual references only. The information on our website is neither incorporated by reference into this prospectus nor intended to be used in connection with this Offering.

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THE OFFERING

The following summary of the offering contains basic information about the offering and the common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the common stock, please refer to the section of this prospectus entitled “Description of Capital Stock.”

Common stock offered	shares ( shares if the underwriters exercise their option to purchase additional shares in full)

Common stock outstanding prior to this offering	16,292,092 shares
Common stock to be outstanding after this offering	shares ( shares if the underwriters exercise their option to purchase additional shares in full)

Underwriters’ over-allotment option

We have granted the representative of the underwriters an option, exercisable one or more times in whole or in part, to purchase up to additional shares of common stock from us at the public offering price less the underwriting discount within 45 days from the date of this prospectus to cover over-allotments.

Representative’s Warrants

We will issue to Joseph Gunnar & Co., LLC the representative of the underwriters, upon closing of this offering, compensation warrants entitling the representative to purchase 5.0% of the aggregate number of shares sold in this offering. The exercise price of the representative’s warrants is equal to 125% of the public offering price. The representative’s warrants may be exercised for a period of four years commencing 12 months after the date of effectiveness of the registration statement on Form S-1 of which this prospectus forms a part.

Use of proceeds

We estimate that we will receive net proceeds of approximately $     million from the sale of the common stock offered by us, based upon the assumed initial public offering price of $     per share, after deducting underwriting discounts and estimated offering expenses (or approximately $     million if the underwriters’ option to purchase additional shares is exercised in full).

We intend to use the net proceeds after repayment of certain outstanding indebtedness to fund the expansion of our sales and customer support teams, develop new distribution channels primarily for international expansion, new product development, tools and personnel to support high volume manufacturing and fulfillment and increased marketing and public relations to support our sales activity. All of these items support our stated objective of becoming the leading supplier of private cellular network products.

Lock-up	Prior to the completion of this offering, we, each of our officers, directors, and all of our stockholders will agree, subject to certain exceptions, not to sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of or hedge, directly or indirectly, any units, shares of common stock, or any securities convertible into or exercisable or exchangeable for shares of common stock, for a period of (i) 12 months after the date of this prospectus in the case of our directors and officers and (ii) 180 days after the date of this prospectus in the case of the Company and any other holder of our outstanding securities, without the prior written consent of the representative. See “Underwriting” for additional information.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Proposed NASDAQ Capital Market symbol	We will apply to list our common stock on the NASDAQ Capital Market under the symbol “FMAX.”

Transfer Agent and Registrar	[__________________]

Except as otherwise indicated, all share information in this prospectus is based on 16,292,092 shares of our common stock outstanding as of June 16, 2016, and excludes options to purchase 3,489,768 shares of common stock at a weighted average exercise price of $1.36 and warrants to purchase 2,130,680 shares of common stock at a weighted average exercise price of $0.25. Unless otherwise indicated or the context so requires, all common stock share and per share information in this prospectus reflects, subject to stockholder approval, a 1- for • reverse stock split of our common stock which we intend to complete prior to the consummation of the offering.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully the following risks and other information included in this prospectus before you decide whether to buy our common stock. The following risks may adversely affect our business, financial condition, and operating results. As a result, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to Our Business and Industry

We have a history of losses and anticipate continued losses and negative operating cash flow for the foreseeable future, we may not achieve or sustain profitability on a quarterly or annual basis; and the report of our independent registered public accounting firm contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

We have incurred significant losses to date, with an accumulated deficit of $14,758,824 as of March 31, 2016. For the three months ended March 31, 2016 and 2015, we incurred net losses of $673,333 and $463,591, respectively and for the years ended December 31, 2015 and 2014 we incurred net losses of $1,691,647 and $1,558,622, respectively. We expect these losses to continue. We anticipate negative operating cash flows for the foreseeable future, as we expect to incur significant operating expenses in connection with the continued development and expansion of our business. Our expenses include selling and marketing expenses, customer service and support expenses, research and development expenses and, general and administrative expenses. Many of these expenses relate to prospective utility customers that may never place any orders and products that may not be introduced or generate revenue until later periods, if at all. There can be no assurance that we will ever achieve or sustain profitability on a quarterly or annual basis.  The report of our independent registered public accounting firm with respect to our financial statements for the years ended December 31, 2015 and 2014 indicates that our financial statements have been prepared assuming that we will continue as a going concern. The report states that, since we have incurred continuing losses from operations and are dependent upon future sources of equity or debt financing in order to fund our operations, there is substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2 of the unaudited condensed financial statements for the three months ended March 31, 2016 and 2015 which are included in this registration statement. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We derive the vast majority of our revenues from a small number of customers, and in our 2015 fiscal year we derived a majority of our revenue from our top customer. The loss of any of these customers or a reduction in their demand for our products and services would impair our business, financial condition and results of operations.

We derived 95% of our revenue from three customers during the three months ended March 31, 2016, during which our top customer accounted for 52% of our revenue. In the three months ended March 31, 2015, we derived 92% of our revenue from two customers, who accounted for 73% and 19% of our revenue, respectively. We derived 84% of our revenue from three customers during the fiscal year ended December 31, 2015, during which year our top customer Pepco Holdings, Inc. (which was acquired by Exelon Corporation in March 2016) accounted for 56% of our revenue. In the fiscal year ended December 31, 2014, we derived 97% of our revenue from three customers, who accounted for 38%, 35% and 24% of our revenue, respectively. Because we derive the vast majority of our revenues from these three customers, and particularly from our top customer in 2015, we could experience a material adverse effect to our business, financial condition or results of operations if the amount of business we obtain from these customers is reduced. Although Pepco Holdings, Inc. was acquired by Exelon Corporation in March 2016, we have not been notified of any changes in our business relationship. To the extent that our performance does not meet customer expectations, or our reputation or relationships with our key customers are impaired, we may lose future business with such customers, which would materially adversely affect our ability to generate revenue. Any of these factors could negatively impact our business, financial condition or results of operations.

Our results of operations have been variable, which makes it difficult to evaluate our business and to forecast future results.

Our results of operations have been variable, which makes it difficult to evaluate our business and to forecast our future results based upon our historical data. For the three months ended March 31, 2016 and 2015, we had net losses of $673,333 and $463,591, respectively and for the years ended December 31, 2015 and 2014, we had net losses of $1,691,647 and $1,558,622, respectively. As evidenced by these financial results, we may be unable to achieve or maintain profitability on a consistent basis. Because of the uncertainties related to our operations, we may be hindered in our ability to adapt to increases or decreases in sales, revenues or expenses. If we make poor operational decisions in implementing our business plan, we may not generate revenues or may incur losses, which may materially adversely affect our business, financial condition or results of operations.

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Future revenue depends on new product development.

In May 2016 we entered into an agreement to supply new Cobalt remote radios starting in the first quarter of 2017. During the course of 2015 and 2016, we have been designing and developing Cobalt. Due to the complexity and the condensed development cycles under which we operate, we may experience errors in our software or unexpected performance issues from time to time. We could experience a material adverse effect to our business, financial condition or results of operations if we fail to maintain our development schedule or to achieve product acceptance by the customer in a timely manner.

If we do not obtain additional capital to fund our operations and obligations, our growth may be limited.

We may require additional capital to fund our operations and obligations. As our business has grown, we have managed periods of tight liquidity by accessing capital from our stockholders and their affiliates. Our capital requirements will depend on several factors, including:

•	our ability to enter into new agreements with customers or to extend the terms of our existing agreements with customers, and the terms of such agreements;
•	the success of our sales efforts;
•	costs of recruiting and retaining qualified personnel;
•	expenditures and investments to implement our business strategy; and
•	the identification and successful completion of acquisitions.

We may seek additional funds through equity or debt offerings and/or borrowings under additional notes payable, lines of credit or other sources. We do not know whether additional financing will be available on commercially acceptable terms, if at all, when needed. If adequate funds are not available or are not available on commercially acceptable terms, our ability to fund our operations, support the growth of our business or otherwise respond to competitive pressures could be significantly delayed or limited, which could materially adversely affect our business, financial condition or results of operations.

Failure to manage our planned growth could place a significant strain on our resources.

Our ability to successfully implement our business plan requires an effective plan for managing our future growth. We plan to increase the scope of our operations. Current and future expansion efforts will be expensive and may significantly strain our managerial and other resources and ability to manage working capital. To manage future growth effectively, we must manage expanded operations, integrate new personnel and maintain and enhance our financial and accounting systems and controls. If we do not manage growth properly, it could harm our business, financial condition or results of operations and make it difficult for us to satisfy our obligations under the notes.

We may be unsuccessful in achieving our organic growth strategies, which could limit our revenue growth. Our ability to generate organic growth will be affected by, among other factors, our ability to:

•	attract new customers;
•	increase the number of products purchased from customers;
•	maintain profitable gross margins in the sale and maintenance of our products;
•	increase the number of projects performed for existing customers;
•	achieve the estimated revenue we announced from new customer contracts;
•	hire and retain qualified employees;
•	expand the range of our products and services we offer to customers to address their evolving network needs;
•	expand geographically, including internationally; and
•	address the challenges presented by difficult economic or market conditions that may affect us or our customers.

Many of the factors affecting our ability to generate organic growth may be beyond our control, and we cannot be certain that our strategies for achieving internal growth will occur or be successful.

Project performance issues, including those caused by third parties, or certain contractual obligations may result in additional costs to us, reductions in revenues or the payment of liquidated damages.

Many projects involve challenging engineering, construction or installation phases that may occur over extended time periods. We may encounter difficulties as a result of delays or changes in designs, engineering information or materials provided by the customer or a third party, delays or difficulties in equipment and material delivery, schedule changes, delays from our customer’s failure to timely obtain permits or meet other regulatory requirements, weather-related delays and other factors, some of which are beyond our control, that impact our ability to complete the project in accordance with the original delivery schedule. In addition, we contract with third-party subcontractors to assist us with the completion of contracts. Any delay or failure by suppliers or by subcontractors in the completion of their portion of the project may result in delays in the overall progress of the project or may cause us to incur additional costs, or both. Delays and additional costs may be substantial and, in some cases, we may be required to compensate the customer for such delays. Delays may also disrupt the final completion of our contracts as well as the corresponding recognition of revenues and expenses therefrom. In certain circumstances, we guarantee project completion by a scheduled acceptance date or achievement of certain acceptance and performance testing levels. Failure to meet any of our schedules or performance requirements could also result in additional costs or penalties, including liquidated damages, and such amounts could exceed expected project profit. In extreme cases, the above-mentioned factors could cause project cancellations, and we may be unable to replace such projects with similar projects or at all. Such delays or cancellations may impact our reputation or relationships with customers, adversely affecting our ability to secure new contracts.

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Our contractors may fail to satisfy their obligations to us or other parties, or we may be unable to maintain these relationships, either of which may have a material adverse effect on our business, financial condition and results of operations.

We depend on third party contractors to complete manufacturing, certain research and development and deployment functions. There is a risk that we may have disputes with contractors arising from, among other things, the quality and timeliness of work performed by the contractor, customer concerns about the contractor or our failure to extend existing task orders or issue new task orders. In addition, if any of our contractors fail to deliver on a timely basis the agreed-upon supplies and/or perform the agreed-upon services, then our ability to fulfill our obligations may be jeopardized. In addition, the absence of qualified contractors with whom we have a satisfactory relationship could adversely affect the quality of our service and our ability to perform under some of our contracts. Any of these factors may have a material adverse effect on our business, financial condition or results of operations.

Material delays or defaults in customer payments could leave us unable to cover expenditures related to such customer’s projects, including the payment of our subcontractors.

Because of the nature of most of our contracts, we commit resources to projects prior to receiving payments from our customers in amounts sufficient to cover expenditures as they are incurred. In certain cases, these expenditures include paying our contractors and purchasing parts. If a customer defaults in making its payments on a project or projects to which we have devoted significant resources, it could have a material adverse effect on our business, financial condition or results of operations.

Certain of our employees and contractors may work on projects that are inherently dangerous, and a failure to maintain a safe worksite could result in significant losses.

Certain of our project sites can place our employees and others in difficult or dangerous environments, including difficult and hard to reach terrain or locations high above the ground or near large or complex equipment, moving vehicles, high voltage or dangerous processes. Safety is a primary focus of our business and is critical to our reputation. Many of our clients require that we meet certain safety criteria to be eligible to bid on contracts. We maintain programs with the primary purpose of implementing effective health, safety and environmental procedures throughout our company. If we fail to implement appropriate safety procedures or if our procedures fail, our employees, contractors and others may suffer injuries. The failure to comply with such procedures, client contracts or applicable regulations could subject us to losses and liability and adversely impact our ability to obtain projects in the future.

If our expansion leads us to employ ten or more persons, we will become subject to OSHA regulations. Our failure to comply with the regulations of OSHA and other state and local agencies that oversee transportation and safety compliance could materially adversely affect our business, financial condition or results of operations.

At the time of this Offering, we have fewer than ten employees but expect this will change in the near future. At such time as we employ ten or more persons, we will become subject to OSHA regulations. OSHA establishes certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by OSHA and various recordkeeping, disclosure and procedural requirements. Various standards, including standards for notices of hazards and safety in commissioning and installation work may apply to our operations. At such time as we become subject to OSHA, we will incur, and continue to incur, capital and operating expenditures and other costs in the ordinary course of business in complying with OSHA and other state and local laws and regulations, and could incur penalties and fines in the future, including in extreme cases, criminal sanctions.

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Despite such expenditures, we may suffer employee injuries. Serious accidents of this nature may subject us to substantial penalties, civil litigation or criminal prosecution. Personal injury claims for damages, including for bodily injury or loss of life, could result in substantial costs and liabilities, which could materially and adversely affect our business, financial condition or results of operations. In addition, if our safety record were to substantially deteriorate, or if we suffered substantial penalties or criminal prosecution for violation of health and safety regulations, customers could cancel existing contracts and not award future business to us, which could materially adversely affect our business, financial condition or results of operations.

Warranty claims resulting from our services could have a material adverse effect on our business, financial condition or results of operations.

We generally warrant our manufactured products including hardware and software for one year from receipt of the product by the customer. After the first year, the customer can pay for extended hardware warranty and software maintenance and upgrades on an annual basis in advance. While costs that we have incurred historically under our warranty obligations have not been material, the costs associated with such warranties, including any warranty related legal proceedings, could have a material adverse effect on our business, financial condition or results of operations.

If we are unable to implement and maintain effective internal control over financial reporting in the future, our ability to produce accurate financial statements could be impaired, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock may decline.

Upon becoming a public company, we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. In addition, beginning with our first annual report on Form 10-K, we will be required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We are in the process of designing, implementing and testing the internal control over financial reporting required to comply with this obligation, which process is time consuming, costly and complicated. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting beginning with our annual report on Form 10-K following the date on which we are no longer an “emerging growth company,” which may be up to five full years following the date of this offering. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.

There are material weaknesses in our control environment.

There are material weaknesses in our internal controls, which include controls over our general ledger, the reconciliation of accounts, the maintenance of records, and disclosure controls. As such, we will require corrective action to improve our financial and accounting controls. In addition, implementing the appropriate changes to our internal controls may entail substantial costs in order to modify our existing accounting and information technology systems, may take a significant period of time to complete and may distract our officers, directors and employees from the operation of our business. Any failure to maintain adequate internal control over financial reporting, or consequent inability to produce accurate financial statements, could increase our operating costs and could materially impair our ability to operate our business.

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The requirements of being a public company may strain our resources and divert management’s attention.

We will begin reporting with the SEC upon completion of this Offering. As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of NASDAQ if we are successfully listed on NASDAQ and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

The need to establish and maintain the corporate infrastructure demanded of a public reporting company may divert management’s attention from implementing our business and growth strategies, which could prevent us from improving our business, results of operations and financial condition.

We rely on our management team and need additional personnel to grow our business, and the loss of one or more key employees or our inability to attract and retain qualified personnel could harm our business.

We depend, in part, on the performance of Stewart Kantor, our Chief Executive Officer, Menashe Shahar, our Chief Technology Officer, and Guy Simpson, our Chief Operating Officer, to operate and grow our business. The loss of any of Messrs. Kantor, Shahar, or Simpson could negatively impact our ability to execute our business strategies. Although we have entered into employment agreements with Messrs. Kantor, Shahar, and Simpson, we may be unable to retain them or replace any of them if we lose their services for any reason.

Our future success will also depend on our ability to attract, retain and motivate highly skilled management, product development, operations, sales, technical and other personnel in the United States and abroad. Even in today’s economic climate, competition for these types of personnel is intense, particularly in the Silicon Valley, where our headquarters are located. All of our employees in the United States work for us on an at-will basis. Given the lengthy sales cycles with utilities and deployment periods of our networking platform and solutions, the loss of key personnel could adversely affect our business.

Our ability to provide bid bonds, performance bonds or letters of credit is limited and could negatively affect our ability to bid on or enter into significant long-term agreements.

We have in the past been, and may in the future be, required to provide bid bonds or performance bonds to secure our performance under customer contracts or, in some cases, as a pre-requisite to submit a bid on a potential project. Our ability to obtain such bonds primarily depends upon our capitalization, working capital, past performance, management expertise and reputation and external factors beyond our control, including the overall capacity of the surety market. Surety companies consider those factors in relation to the amount of our tangible net worth and other underwriting standards that may change from time to time. Surety companies may require that we collateralize a percentage of the bond with our cash or other form of credit enhancement. Events that affect surety markets generally may result in bonding becoming more difficult to obtain in the future, or being available only at a significantly greater cost. In addition, some of our utility customers also require collateral guarantees in the form of letters of credit to secure performance or to fund possible damages as the result of an event of default under our contracts with them. If we enter into significant long-term agreements that require the issuance of letters of credit, our liquidity could be negatively impacted. Our inability to obtain adequate bonding or letters of credit and, as a result, to bid or enter into significant long-term agreements, could have a material adverse effect on our future revenues and business prospects.

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Our revenue is not predictable and recognition of a significant portion of it will be deferred into future periods.

Once a utility decides to move forward with a large-scale deployment of our products and services, the timing of and our ability to recognize related revenue will depend on several factors, some of which may not be under our control. These factors include shipment schedules that may be delayed or subject to modification, the rate at which our utility customers choose to deploy our products in their network, customer acceptance of all or any part of our products and services, our contractual commitments to provide new or enhanced functionality at some point in the future, other contractual provisions such as liquidated damages, our suppliers’ ability to provide an adequate supply of components, the requirement to obtain regulatory approval, and our ability to deliver quality products according to expected schedules. In light of these factors, the application of complex revenue recognition rules to our products and services has required us to defer, and in the future will likely continue to require us to defer, a significant amount of revenue until undetermined future periods. As of March 31, 2016, we had $70,426 in deferred revenue. It may be difficult to predict the amount of revenue that we will recognize in any given period and amounts recognized may fluctuate significantly from one period to the next.

Our inability to adequately protect the confidential aspects of our technology and the products and services we sell could materially weaken our operations.

We rely on a combination of trade secret, copyright and trademark laws, license agreements, and contractual arrangements with certain key employees to protect our proprietary rights and the proprietary rights of third parties from whom we license intellectual property. The legal protections afforded to us or the steps that we take may be inadequate to prevent misappropriation of our intellectual property. If it was determined that we have infringed or are infringing on the intellectual property rights of others, we could be required to pay substantial damages or stop selling products and services that contain the infringing intellectual property, which could have a material adverse effect on our business, financial condition and results of operations. In such a case, we may be unable to develop non-infringing technology or obtain a license on commercially reasonable terms, or at all. Our success depends in part on our ability to protect the proprietary and confidential aspects of our technology and the products and services that we sell or utilize.

If we are unable to manage our growth profitably, our business, financial results and cash flow could suffer.

Our future financial results will depend in part on our ability to profitably manage our growth. Management will need to maintain existing customers and attract new customers, recruit, retain and effectively manage employees, as well as expand operations. If we are unable to manage our growth profitably, our financial results and our cash flow may decline.

We are dependent on the utility industry, which has experienced volatility in capital spending. This volatility could cause our results of operations to vary significantly from period to period.

Similar to other industries, the utility industry has been affected by recent economic factors, including continued global economic uncertainty, concerns over the downgrade of U.S. sovereign debt by Standard & Poors in 2011 and continued sovereign debt, monetary and financial uncertainties in European and other foreign countries. We derive substantially all of our revenue from sales of products and services directly to utilities. Purchases of our products and services may be reduced or deferred as a result of many factors including economic downturns and uncertainty, slowdowns in new residential and commercial construction, a utility’s access to capital on acceptable terms, the timing and availability of government grants or incentives, utility specific financial circumstances, mergers and acquisitions, regulatory decisions, weather conditions, consumer opposition and fluctuating interest rates. Even with economic recovery, it may take time for our utility customers to establish new budgets and return to normal purchasing patterns. We cannot predict the reoccurrence of any economic slowdown or the strength or sustainability of the economic recovery, worldwide, in the United States or in our industry. We have experienced, and may in the future experience, variability in operating results on an annual and a quarterly basis as a result of these factors. Because a significant portion of our expenses is fixed in the short term or is incurred in advance of anticipated sales, we may not be able to decrease our expenses in a timely manner to offset any shortfall of sales. This could materially and adversely affect our operating results, financial condition and cash flows.

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Substantially all our current products depend on the availability and are subject to the use of licensed radio frequencies regulated by the Federal Communications Commission (“FCC”) in the United States.

Substantially all of our current hardware products are designed to communicate wirelessly via licensed radio frequencies and therefore depend on the availability of adequate radio spectrum in order to operate. It is possible that the FCC or the U.S. Congress could adopt additional changes in regulations or policies that may be incompatible with our current or future product offerings, as well as products currently installed in the field, or require them to be modified at significant, or even prohibitive, cost.

Our marketing efforts depend significantly on our ability to receive positive references from our existing utility customers.

Our marketing efforts depend significantly on our ability to call on our current utility customers to provide positive references to new, potential utility customers. Given our limited number of utility customers, the loss or dissatisfaction of any customer could substantially harm our brand and reputation, inhibit the market acceptance of our products and services, and impair our ability to attract new utility customers and maintain existing utility customers. Any of these consequences could have a material adverse effect on our business, financial condition and results of operations.

The market for our products and services is still developing. If the market develops less extensively or more slowly than we expect, our business could be harmed.

The market for our products and services is still developing, and it is uncertain whether our products and services will achieve and sustain high levels of demand and market acceptance. Our near-term and long-term success will depend to a substantial extent on the willingness and ability of utilities to implement our technology. Utilities’ activities are governed by regulatory agencies, including public utility commissions, which may not create a regulatory environment that is conducive to the implementation of our technology in a particular jurisdiction. Furthermore, some utilities may be reluctant or unwilling to adopt our technology because they do not perceive the benefits or are unable to develop a business case to justify the up-front and ongoing expenditures. If utilities do not implement our technology or do so in fewer numbers or more slowly than we expect, our business and operating results would be adversely affected.

If our products contain defects or otherwise fail to perform as expected, we could be liable for damages and incur unanticipated warranty, recall and other related expenses, our reputation could be damaged, we could lose market share and, as a result, our financial condition or results of operations could suffer.

Our products are complex and may contain defects or experience failures due to any number of issues in design, materials, manufacture, deployment and/or use. If any of our products contain a defect, compatibility or interoperability issue or other error, we may have to devote significant time and resources to find and correct the issue. Such efforts could divert the attention of our management team and other relevant personnel from other important tasks. A product recall or a significant number of product returns could: be expensive; damage our reputation and relationships with utilities and other third-party vendors; result in the loss of business to competitors; and result in litigation against us. Costs associated with field replacement labor, hardware replacement, re-integration with third-party products, handling charges, correcting defects, errors and bugs, or other issues could be significant and could materially harm our financial results.

Estimated future product warranty claims are based on the expected number of field failures over the warranty commitment period, the term of the product warranty period, and the costs for repair, replacement and other associated costs. Our warranty obligations are affected by product failure rates, claims levels, material usage and product re-integration and handling costs. Because our products are relatively new and we do not yet have the benefit of long-term experience observing products’ performance in the field, our estimates of a product’s lifespan and incidence of claims may be inaccurate. Should actual product failure rates, claims levels, material usage, product re-integration and handling costs, defects, errors, bugs or other issues differ from the original estimates, we could end up incurring materially higher warranty or recall expenses than we anticipate.

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To date we have eliminated or limited the extent of liquidated damages and / or consequential losses from our agreements with customers. It is possible that we may not be able to achieve this in all future business which could expose the Company to significant liabilities.

Our technology, products and services have only been developed in the last several years and we have had only limited opportunities to deploy and assess their performance in the field at full scale.

The current generation of our radio hardware and software has only been developed in the last several years and is continuing to evolve. Deploying and operating our technology is a complex endeavor and, until recently, had been done primarily by a small number of customers. As the size, complexity and scope of our deployments have expanded, we have been able to test product performance at a greater scale and in a variety of new geographic settings and environmental conditions. As the number, size and complexity of our deployments grow, we may encounter unforeseen operational, technical and other challenges, some of which could cause significant delays, trigger contractual penalties, result in unanticipated expenses, and/or damage to our reputation, each of which could materially and adversely affect our business, financial condition and results of operations.

If we fail to respond to evolving technological changes, our products and services could become obsolete or less competitive.

Our industry is highly competitive and characterized by new and rapidly evolving technologies, standards, regulations, customer requirements, and frequent product introductions. Accordingly, our operating results depend upon, among other things, our ability to develop and introduce new products and services, as well as our ability to reduce production costs of our existing products. The process of developing new technologies and products is complex, and if we are unable to develop enhancements to, and new features for, our existing products or acceptable new products that keep pace with technological developments or industry standards, our products may become obsolete, less marketable and less competitive and our business could be significantly harmed.

We depend on our ability to develop new products and to enhance and sustain the quality of existing products.

Our growth and future success will depend, in part, on our ability to continue to design and manufacture new competitive products and to enhance and sustain the quality and marketability of our existing products. As such, we have made, and expect to continue to make, substantial investments in technology development. In the future, we may not have the necessary capital, or access to capital on acceptable terms, to fund necessary levels of research and development. Even with adequate capital resources, we may nonetheless experience unforeseen problems in the development or performance of our technologies or products. In addition, we may not meet our product development schedules and, even if we do, we may not develop new products fast enough to provide sufficient differentiation from our competitors’ products, which may be more successful.

We and our utility customers operate in a highly regulated business environment and changes in regulation could impose costs on us or make our products less economical.

Our products and our utility customers are subject to federal, state, local and foreign laws and regulations. Laws and regulations applicable to us and our products govern, among other things, the manner in which our products communicate, and the environmental impact and electrical reliability of our products. Additionally, our utility customers are often regulated by national, state and/or local bodies, including public utility commissions, the Department of Energy, the Federal Energy Regulatory Commission, the Federal Communications Commission and other bodies. Prospective utility customers may be required to gain approval from any or all of these organizations prior to implementing our products and services, including specific permissions related to the cost recovery of these systems. Regulatory agencies may impose special requirements for implementation and operation of our products. We may incur material costs or liabilities in complying with government regulations applicable to us or our utility customers. In addition, potentially significant expenditures could be required in order to comply with evolving regulations and requirements that may be adopted or imposed on us or our utility customers in the future. Such costs could make our products less economical and could impact our utility customers’ willingness to adopt our products, which could materially and adversely affect our revenue, results of operations and financial condition.

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Furthermore, changes in the underlying regulatory conditions that affect utilities could have a potentially adverse effect on a utility’s interest or ability to implement our technologies. Many regulatory jurisdictions have implemented rules that provide financial incentives for the implementation of energy efficiency and demand response technologies, often by providing rebates or through the restructuring of utility rates. If these programs were to cease, or if they were restructured in a manner inconsistent with the capabilities enabled by our products and services, our business, financial condition and results of operations could be significantly harmed.

The failure to adopt industry standards applicable to our products or services or to implement competing standards could limit our ability to compete in the marketplace.

Standards bodies, which are formal and informal associations that seek to establish voluntary, non-governmental product and technology standards, are influential in the United States and abroad. We participate in voluntary standards organizations in order to both help promote non-proprietary, open standards for interoperability with our products and prevent the adoption of exclusionary standards. However, we are not able to control the content of adopted voluntary standards and do not have the resources to participate in all voluntary standards processes that may affect our markets. Some of the standards bodies and alliances in which we participate may require that we license to other participants certain of our patent claims that are necessary or essential to practice a particular standard, including competitors, who elect to produce products compliant with that standard. These obligations to license our necessary patent claims may allow our competitors to use our patents to develop and sell products that compete with our products without spending the time and expense that we incurred to develop the technology covered by the patents, thereby potentially reducing any time to market advantage we might have as a result of these patents. These obligations could also substantially restrict and may eliminate our ability to use our patents as a barrier to entry or as a significant source of revenue. Moreover, because the specifications for these industry standards are generally available to members of the applicable standards bodies and alliances for little or no cost, competitors might be able to more easily create products that compete with our products.

The adoption, or expected adoption, of voluntary standards that are incompatible with our products or technology or that favor our competitors’ products or technology could limit the market opportunity for our products and services or render them obsolete, any of which could materially and adversely affect our revenue, results of operations, and financial condition.

If our products do not interoperate with our customers’ other systems, the purchase or deployment of our products and services may be delayed or cancelled.

Our products are designed to interface with our customers’ other systems, each of which may have different specifications and utilize multiple protocol standards and products from other vendors. Our products will be required to interoperate with many or all of these products as well as future products in order to meet our customers’ requirements. If we find errors in the existing software or defects in the hardware used in our utility customers’ systems, we may need to modify our products or services to fix or overcome these errors so that our products will interoperate with the existing software and hardware, which could be costly and negatively affect our business, financial condition, and results of operations. In addition, if our products and services do not interoperate with our customers’ systems, customers may seek to hold us liable, demand for our products could be adversely affected or orders for our products could be delayed or cancelled. This could hurt our operating results, damage our reputation, and seriously harm our business and prospects.

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We do not control certain aspects of the manufacture of our product, including but not limited to the supply of key components used to build out products and we also depend on a limited number of manufacturers.

Our future success will depend significantly on the availability of key components, and our ability to manufacture our products timely and cost-effectively, in sufficient volumes, and in accordance with quality standards. Our reliance on a small number of manufacturers reduces our control over the manufacturing process, exposing us to risks, including reduced control over quality assurance, product costs and product supply including delays in transportation and delivery. Any manufacturing disruption by our usual manufacturers could impair our ability to fulfill orders. We may be unable to manage our relationships with our usual manufacturers effectively as they may experience delays, disruptions, capacity constraints or quality control problems in their manufacturing operations or otherwise fail to meet our future requirements for timely delivery. Similarly, to the extent that our usual manufacturers procure materials on our behalf, we may not benefit from any warranties received by our usual manufacturers from the suppliers or otherwise have recourse against the original supplier of the materials or even the manufacturer. In such circumstances, if the original supplier were to provide us or our usual manufacturers with faulty materials, we might not be able to recover the costs of such materials or be compensated for any damages that arise as a result of the inclusion of the faulty components in our products.

One or more of our usual manufacturers may suffer an interruption in its business, or experience delays, disruptions or quality control problems in its manufacturing operations, or seek to terminate its relationship with us, or we may choose to change or add additional manufacturers for other reasons. Additionally, we do not have long-term supply agreements with our usual manufacturers. As a result, we may be unable to renew or extend our agreement on terms favorable to us, if at all. Although the manufacturing services required to manufacture and assemble our products may be readily available from a number of established manufacturers, it is risky, time consuming and costly to qualify and implement manufacturer relationships.

Any of these risks could have a material adverse effect on our business, financial condition and results of operations.

Our business may suffer if it is alleged or found that our products infringe the intellectual property rights of others.

Our industry is characterized by the existence of a large number of patents and by litigation based on allegations of infringement or other violations of intellectual property rights. Moreover, in recent years, individuals and groups have purchased patents and other intellectual property assets for the purpose of making claims of infringement in order to extract settlements from companies like ours. To date we have received no claims with respect to our infringement of intellectual property or patents. In the future third parties may claim that we are infringing upon their patents or other intellectual property rights. In addition, we may be contractually obligated to indemnify our utility customers or other third parties that use or resell our products in the event our products are alleged to infringe a third party’s intellectual property rights. Responding to such claims, regardless of their merit, can be time consuming, costly to defend in litigation, divert management’s attention and resources, damage our reputation and brand, and cause us to incur significant expenses. Even if we are indemnified against such costs, the indemnifying party may be unable to uphold its contractual obligations. Further, claims of intellectual property infringement might require us to redesign affected products, delay affected product offerings, enter into costly settlement or license agreements or pay costly damage awards or face a temporary or permanent injunction prohibiting us from marketing, selling or distributing the affected products. If we cannot or do not license the alleged infringed technology on reasonable terms or at all, or substitute similar technology from another source, our revenue and earnings could be adversely impacted. Additionally, our utility customers may not purchase our products if they are concerned that our products infringe third-party intellectual property rights. This could reduce the market opportunity for the sale of our products and services. The occurrence of any of these events may have a material adverse effect on our business, financial condition and results of operations.

If we are unable to protect the confidentiality of our proprietary information, the value of our technology and products could be adversely affected.

In addition to patented technology, we rely on our unpatented technology and trade secrets. We generally seek to protect this information by confidentiality, non-disclosure and assignment of invention agreements with our employees and contractors and with parties with which we do business. These agreements may be breached and we may not have adequate remedies for any such breach. We cannot be certain that the steps we have taken will prevent unauthorized use or reverse engineering of our technology. Moreover, our trade secrets may be disclosed to or otherwise become known or be independently developed by competitors. To the extent that our employees, contractors, or other third parties with whom we do business use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. If, for any of the above reasons, our intellectual property is disclosed or misappropriated, it would harm our ability to protect our rights and have a material adverse effect on our business, financial condition, and results of operations.

We use open source software in our products and services that may subject our products and services to general release or require us to re-engineer our products and services, which may cause harm to our business.

We use open source software in connection with our products and services. From time to time, companies that incorporate open source software into their products have faced claims challenging the ownership of open source software and/or compliance with open source license terms. Therefore, we could be subject to suits by parties claiming ownership of what we believe to be open source software or noncompliance with open source licensing terms. Some open source software licenses require users who distribute open source software as part of their software to publicly disclose all or part of the source code to such software and/or make available any derivative works of the open source code on unfavorable terms or at no cost. While we monitor the use of open source software in our products and services and try to ensure that none is used in a manner that would require us to disclose the source code to the related product or that would otherwise breach the terms of an open source agreement, such use could inadvertently occur and we may be required to release our proprietary source code, pay damages for breach of contract, re-engineer our products, discontinue the sale of our products in the event re-engineering cannot be accomplished on a timely basis or take other remedial action that may divert resources away from our development efforts, any of which could adversely affect our business, operating results and financial condition.

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We are an “emerging growth company,” and any decision on our part to comply with certain reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act enacted in April 2012, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although, if the market value of our common stock that is held by non-affiliates exceeds $700 million as of June 30 of any year before the end of that five-year period, we would cease to be an “emerging growth company” as of December 31 of that year. We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may decline or be more volatile.

There has been no prior market for our common stock, our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

There has been no public market for our common stock prior to this offering. The initial public offering price for our common stock will be determined through negotiations between the underwriters and us and may vary from the market price of our common stock following this offering. If you purchase shares of our common stock in this offering, you may not be able to resell those shares at or above the initial public offering price. An active or liquid market in our common stock may not develop upon closing of this offering or, if it does develop, it may not be sustainable. The trading prices of the securities of technology companies have been highly volatile. The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•	actual or anticipated fluctuations in our billings, revenue and other operating results or our backlog;
•	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•	delays in regulatory approvals for our utility customers and utility customer deployments;
•	failure of securities analysts to initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
•	ratings changes by any securities analysts who follow our company;
•	announcements by us or our competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	changes in operating performance and stock market valuations of utilities, technology companies generally, or those in our industry in particular;
•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
•	lawsuits threatened or filed against us; and
•	other events or factors, including those resulting from war, incidents of terrorism or responses to these events.

In addition, the stock markets, and in particular the NASDAQ Capital Market on which we will apply to list our common stock, have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many technology companies. Stock prices of many technology companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and adversely affect our business, operating results and financial condition.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use a significant portion of the net proceeds received from this offering to fund the expansion of our sales and customer support teams, develop new distribution channels primarily for international expansion, develop tools and hire personnel to support high volume manufacturing and fulfillment, fund new product development and increased marketing and public relations to support our sales activity. However, our management will have broad discretion in the specific application of the net proceeds received in connection with this offering and we may spend or invest these proceeds in a way with which our stockholders disagree. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We currently do not have and may never obtain research coverage by securities analysts, and industry analysts that currently cover us may cease to do so. If no securities analysts commence coverage of our company, or if industry analysts cease coverage of our company, the trading price for our stock would be negatively impacted. In the event we obtain securities analyst coverage, if one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Our directors, executive officers and principal stockholders will continue to have substantial control over us after this offering and could delay or prevent a change in corporate control.

As of ____, 2016, after this offering, our directors, executive officers and holders of more than 5% of our common stock, together with their affiliates, will beneficially own, in the aggregate, ______% of our outstanding common stock, which is based on an assumed initial public offering price of $____ per share, the midpoint of the range set forth on the cover of this prospectus. As a result, these stockholders, acting together, would have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these stockholders, acting together, would have the ability to control the management and affairs of our company. Accordingly, this concentration of ownership might harm the market price of our common stock by:

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•	delaying, deferring or preventing a change in control of us;
•	impeding a merger, consolidation, takeover or other business combination involving us; or
•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Our Board of Directors may issue and fix the terms of shares of our Preferred Stock without stockholder approval, which could adversely affect the voting power of holders of our Common Stock or any change in control of our Company.

Our Articles of Incorporation authorize the issuance of up to 20,000,000 shares of "blank check" preferred stock, $0.001 par value per share, with such designation rights and preferences as may be determined from time to time by the Board of Directors. Our Board of Directors is empowered, without shareholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In the event of such issuances, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases.

If you purchase shares of our common stock in this offering, you will experience substantial and immediate dilution.

If you purchase shares of our common stock in this offering, you will experience substantial and immediate dilution in the pro forma net tangible book value per share after giving effect to this offering as of March 31, 2016, based on an assumed initial public offering price of $___ per share, which is the midpoint of the range set forth on the cover of this prospectus, because the price that you pay will be substantially greater than the pro forma net tangible book value per share of the common stock that you acquire. This dilution is due in large part to the fact that our earlier investors paid substantially less than the initial public offering price when they purchased their shares of our capital stock. You will experience additional dilution upon exercise of warrants and stock options to purchase common stock (including the Representative’s Warrants) and when we issue restricted stock to our employees under our equity incentive plans or otherwise issue additional shares of our common stock.

Provisions in our certificate of incorporation and bylaws and Delaware law may discourage, delay or prevent a change of control of our company and, therefore, may depress the trading price of our stock.

Our certificate of incorporation and bylaws contain certain provisions that may discourage, delay or prevent a change of control of our Company that our stockholders may consider favorable. These provisions:

•	provide that the board of directors is expressly authorized to make, alter or repeal our bylaws; and
•	prohibit our stockholders from calling a special meeting of stockholders.

Provisions of Delaware law may also discourage, delay or prevent us from engaging in any of a broad range of business combinations, which may cause the market price of our common stock to decline. Under Section 203 of the Delaware General Corporation Law, a stockholder who beneficially owns more than 15% of our voting stock, or an “interested stockholder,” cannot acquire our company for a period of three years following the date on which the stockholder becomes an interested stockholder, unless various conditions are met, such as approval of the transaction by our board of directors before this person became an interested stockholder or approval of the holders of at least two-thirds of our outstanding voting shares not beneficially owned by the interested stockholder. See “Description of Capital Stock–Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws—Delaware Anti-Takeover Statute.”

Future sales of our common stock in the public market could cause the price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market after our initial public offering, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. After this offering, we will have outstanding              shares of common stock, based on the number of shares of our common stock outstanding as of _____, 2016. This number includes              shares that we are selling in this offering, and assumes no additional exercise of outstanding warrants and options and no conversion of outstanding convertible notes.

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All of the shares of common stock sold in this offering will be freely tradable without restrictions or further registration under the Securities Act of 1933, as amended or the Securities Act, except for any shares held by our affiliates as defined in Rule 144 under the Securities Act. The remaining              shares of our common stock outstanding after this offering, based on shares outstanding as of ___, 2016, will be restricted as a result of securities laws, lock-up agreements or other contractual restrictions that restrict transfers for at least 180 days after the date of this prospectus, subject to certain extensions.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus are not statements of historical fact and are forward-looking statements. These forward-looking statements are included throughout this prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, revenues, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. We have based these forward-looking statements on our current assumptions, expectations and projections about future events.

Forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those anticipated in such statements. Most of these factors are outside our control and difficult to predict. Factors that may cause such differences include, but are not limited to:

•	our reliance on our top customers for substantially all of our revenues;
•	our ability to raise additional capital to fund our operations and meet our obligations;
•	our reliance on contractors for manufacturing and research and development functions;
•	our ability to maintain proper and effective internal controls;
•	our reliance on a limited number of key personnel who would be difficult to replace;
•	our ability to weather economic downturns and the cyclical nature of the telecommunications and utilities industries;
•	our ability to compete in our industries; and
•	our ability to adapt to rapid regulatory and technological changes in the telecommunications and utilities industries.

For a more detailed discussion of these and other factors that may affect our business and that could cause the actual results to differ materially from those anticipated in these forward-looking statements, see “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” herein. We caution that the foregoing list of factors is not exclusive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact our business. All subsequent written and oral forward-looking statements concerning our business attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this prospectus except to the extent required by applicable securities laws.

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USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $             million from the sale of the common stock offered by us, based upon the assumed initial public offering price of $             per share (the midpoint of the price range set forth on the cover page of this prospectus), after deducting underwriting discounts and estimated offering expenses. A $1.00 increase (decrease) in the assumed initial public offering price of $             per share would increase (decrease) the net proceeds to us from this offering by $             million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions. We intend to utilize a portion of the net proceeds to repay the principal and accrued interest outstanding under a purchase order financing arrangement that has an outstanding principal balance of $375,000 and approximate outstanding balance of accrued interest, of $271,000, as of March 31, 2016. The interest rate on this debt is 50% per annum and it matured and became due in 2014. We also intend to repay the principal and interest amount owed on our recent private placement financings in which we issued an aggregate of $850,000 in principal amount of our promissory notes, which accrue interest at a rate of 10% per annum and pursuant to which we are obligated to issue a further $400,000 in principal amount of our promissory notes, provided the purchaser has made the required payment. The notes mature and are due and payable within ten (10) days following our receipt of the proceeds from this offering.

We currently intend to use a significant portion of the net proceeds received from this offering to fund the expansion of our sales and customer support teams, develop new distribution channels primarily for international expansion, tools and personnel to support high volume manufacturing and fulfillment, new product development and increased marketing and public relations to support our sales activity. All these items support our stated objective of becoming the leading supplier of private cellular network products.

Hiring additional sales and field support in newly formed regional offices with additional global personnel at headquarters

A key element of the business expansion includes the recruiting and hiring of additional sales and field support personnel. We believe the most effective sales methodology for the utility industry is “solution selling”. As such, we plan to establish up to five regional sales offices comprising of an Account Manager and one or more Field Applications Engineers. Each team will identify and qualify opportunities in their assigned territory and develop FullMAX solutions specific to each customer’s needs. To maintain continuity and improve visibility of new opportunities, the same team will provide post-sales, frontline technical support. As we expand into other markets (e.g. oil and gas, defense, government), we may choose to establish additional vertical Sales and Support teams, although given the nationwide operations of certain target opportunities, these are less likely to be organized regionally and may or may not operate out of our Sunnyvale headquarters.

In addition to expanding the frontline sales force, we plan to strengthen the Sales and Support functions at our corporate headquarters in Sunnyvale. We expect to recruit a full-time Vice President of Sales to manage and direct sales activities. We will establish a Global Applications Engineering function to provide second-line expert technical support and to develop common resources (e.g. training) for use by the regional teams. This team will be the primary interface between Engineering and customers providing product verification, problem tracking and requirements management functions.

Develop new distribution channels to pursue international opportunities

As new products are developed that are more suitable for sale through third parties, we expect to establish distributor agreements, primarily to address international markets.

New product development for high volume, reduced cost remote radios

The Company plans to continue its effective use of outsourced resources for certain development activities, while recruiting additional staff at headquarters to strengthen the engineering team in key areas. New product development will be funded from proceeds to capitalize on our existing IP and expand the family of FullMAX products. The primary objective is to address the burgeoning market for high volume, lower cost endpoint radios.

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Tools and personnel to support high volume manufacturing and fulfillment

To support the requirement for high volume production, we plan to develop new tools and procedures to facilitate comprehensive outsourced manufacturing and fulfillment. Additional personnel will be recruited to manage and support this activity.

Increased marketing and public relations

To improve our market presence, we plan to expand its marketing and public relations activities. This will likely be a combination of additional permanent staff and the use of third party agencies.

Pending the above uses, the proceeds will be invested in short-term, investment-grade, interest-bearing securities. A portion of the proceeds may also be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. While from time to time the Company evaluates potential acquisitions of such businesses, products or technologies, there are no present understandings, commitments or agreements with respect to any acquisition of other businesses, products or technologies.

DIVIDEND POLICY

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

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CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2016. Such information is set forth on the following basis:

•	on an actual basis;

•

on a pro forma basis, giving effect to a one-for-[*] stock split to be effectuated prior to the effective date of this offering and our issuance of promissory notes in our recent private placement financings, in which we have issued an aggregate of $850,000 in principal amount of our promissory notes and pursuant to which we are obligated to issue a further $400,000 in principal amount of our promissory notes, provided the purchaser has made the required payment; and

•	on a pro forma as adjusted basis to reflect the sale by us of _______ shares of common stock in this offering at an assumed public offering price of $____ per share, after deducting underwriting discounts and commissions and estimated offering expenses.

The pro forma as adjusted information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of March 31, 2016
	Actual	Pro forma(1)	Pro Forma as Adjusted(1)(2)
Cash and cash equivalents	$41,447	$	$
Total indebtedness (notes payable, net of debt discount and accrued interest)	2,594,018
Stockholders’ equity (deficit):
Common Stock, $0.00001 par value; 80,000,000 shares authorized; 16,292,092 shares issued and outstanding actual, ______ shares issued and outstanding pro forma, ______ shares issued and outstanding pro forma as adjusted	163
Additional paid-in capital	11,809,061
Accumulated deficit	(14,758,824)
Total stockholders’ equity (deficit)	(2,949,600)
Total capitalization	$(355,582)	$	$

(1)

Excludes (i) 3,489,768 shares of our common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $1.36 per share and 2,074,430 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.26 per share as of March 31, 2016, (ii)  __________ shares of common stock underlying the warrants to be issued to the representative of the underwriters in connection with this offering, (iii) shares of common stock issuable upon the exercise of the underwriters’ over-allotment option.

(2)	A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $_________ assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

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DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the initial public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. The pro forma net tangible book value of our common stock as of March 31, 2016 was $             million, or $             per share. Pro forma net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of outstanding common stock, given pro forma effect to the 1 for [_] stock split.

After giving effect to the receipt of the net proceeds from our sale of              shares of common stock in this offering at an assumed initial public offering price of $             per share, the midpoint of the price range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2016 would have been $             million, or $             per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $             per share to existing stockholders and an immediate dilution of $             per share to new investors purchasing common stock in this offering.

The following table illustrates this dilution on a per share basis to new investors:

Assumed initial public offering price per share		$
Pro forma net tangible book value per share as of March 31, 2016	$
Increase per share attributable to investors in this offering

Pro forma net tangible book value per share, as adjusted to give effect to this offering

Dilution in pro forma net tangible book value per share to new investors in this offering		$

A $1.00 increase (decrease) in the assumed initial public offering price of $             per share, which is the midpoint of the range set forth on the cover page of this prospectus, would increase (decrease) the pro forma net tangible book value, as adjusted to give effect to this offering, by $             per share and the dilution to new investors by $             per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated expenses payable by us. Similarly, each increase (decrease) of one million shares in the number of shares of common stock offered by us would increase (decrease) the pro forma net tangible book value, as adjusted to give effect to this offering, by $             per share and the dilution to new investors by $             per share, assuming the assumed initial public offering price remains the same and after deducting underwriting discounts and commissions and estimated expenses payable by us. If the underwriters exercise their over-allotment option in full, the pro forma net tangible book value per share of our common stock, as adjusted to give effect to this offering, would be $             per share, and the dilution in pro forma net tangible book value per share to investors in this offering would be $             per share of common stock.

The table below summarizes as of March 31, 2016, on a pro forma as adjusted basis described above, the number of shares of our common stock, the total consideration and the average price per share (i) paid to us by existing stockholders and (ii) to be paid by new investors purchasing our common stock in this offering at an assumed initial public offering price of $             per share, the midpoint of the price range set forth on the cover page of this prospectus, before deducting underwriting discounts and commissions and estimated offering expenses.

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	Shares Purchased		Total Consideration			Average Price Per
	Number	Percent	Amount (in thousands)	Percent		Share
Existing stockholders		%	$		%	$
New investors

Total		100.0%		100.0%

To the extent that any outstanding options are exercised, new options are issued under our stock-based compensation plans or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering. If all outstanding options and warrants as of March 31, 2016 were exercised, then our existing stockholders, including the holders of these options, would own             % and our new investors would own             % of the total number of shares of our common stock outstanding upon the completion of this offering. In such event, the total consideration paid by our existing stockholders, including the holders of these options, would be approximately $             million, or             %, the total consideration paid by our new investors would be $             million, or             %, of the total consideration for our common stock outstanding upon the completion of this offering, and, the average price per share paid by our existing stockholders would be $             and the average price per share paid by our new investors would be $            .

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarizes the significant factors affecting our consolidated operating results, financial condition, liquidity and cash flows as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that are based on beliefs of our management, as well as assumptions made by, and information currently available to, our management. Actual results may differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the section entitled “Risk Factors.” See “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

The U.S. electric utility industry is undergoing a revolution triggered by the Department of Energy’s Smart Grid program and the widespread adoption of alternative energy sources such as solar and wind. These disruptive initiatives are creating the need for ubiquitous communications networks providing secure data connectivity to millions of intelligent devices as part of the global Internet of Things (IoT). Private cellular networks are the preferred choice of U.S. utilities to provide enhanced protection against cyber terrorism, natural and man-made disasters. Full Spectrum is leveraging its industry expertise and FullMAX technology to develop a second generation of products to capitalize on this burgeoning opportunity. See below in Results of Operations our discussion of activities during 2015 and the first quarter of 2016 regarding establishing specifications for and the initial marketing of the new Cobalt radios.

Full Spectrum Inc. designs, develops, manufactures, sells and supports FullMAX, its multi-patented, Software Defined Radio (SDR) technology to implement cost effective wireless networks by exploiting our products’ unrivaled flexibility, security, coverage and capacity. Our customers purchase and deploy FullMAX radios in order to create secure private broadband cellular networks to support their wide area data communications needs. We sell our products and services through a direct sales force to industry leading utilities including Great River Energy (GRE), NorthWestern Energy (NYSE:NWE), Pepco Holdings Inc. (merged in March 2016 with Exelon Corporation NYSE:EXC), Rappahannock Electric Cooperative (REC) and WEC Energy Group (NYSE:WEC). These companies are responsible for supplying electricity to millions of customers, across hundreds of thousands of square miles in portions of Delaware, Maryland, Minnesota, Montana, New Jersey, North Dakota, South Dakota, Virginia, Washington DC, Wisconsin and Wyoming.

For the three months ended March 31, 2016 and 2015, we generated revenues of $41,498 and $343,745 and net losses of $673,333 and $463,591 respectively.

For the years ended December 31, 2015 and 2014, we generated revenues of $706,647 and $2,015,085 and net losses of $1,691,647 and $1,558,622, respectively.

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Critical Accounting Estimates and Policies

The following discussion and analysis of financial condition and results of operations is based upon our financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Certain accounting policies and estimates are particularly important to the understanding of our financial position and results of operations and require the application of significant judgment by our management or can be materially affected by changes from period to period in economic factors or conditions that are outside of our control. As a result, they are subject to an inherent degree of uncertainty. In applying these policies, our management uses their judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on our historical operations, our future business plans and projected financial results, the terms of existing customer agreements, our observance of trends in the industry, information provided by our customers and information available from other outside sources, as appropriate. Please see Note 3 to our financial statements for a more complete description of our significant accounting policies.

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the three months ended March 31, 2016 are not necessarily indicative of the results that may be expected for the year ending December 31, 2016. These condensed financial statements should be read in conjunction with the financial statements for the year ended December 31, 2015 and related notes thereto included elsewhere in the prospectus of which these financial statements are a part.

The accompanying audited financial statements and footnotes for the years ended December 31, 2015 and 2014 have been prepared in accordance with U.S. GAAP and applicable rules and regulations of the SEC regarding financial information.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements as well as the reported expenses during the reporting periods.

The Company’s significant estimates and assumptions include the recognition of revenue, valuation of the Company’s common stock, the valuation of stock-based compensation instruments, allowance for doubtful accounts, inventory reserves, the amortization of debt discounts, the useful lives of long-lived assets, and the valuation allowance related to deferred tax assets. Some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates. Although the Company believes that its estimates and assumptions are reasonable, they are based upon information available at the time the estimates and assumptions were made.

Revenue Recognition

The Company derives revenue from the sale and support of its wireless communications products and ancillary services related to the deployment of these products.  The Company’s products consist of its Base Station and Remote radios and its network management and monitoring system (“NMS”).  The Company sells its products through its own direct sales force.  The Company warranties the hardware and software of its wireless radios and its NMS for 12 months from shipment and invoicing.  The Company defers a portion of the revenue received upon the sale of its wireless communications products, to be recognized ratably over the 12 month warranty period following the date of sale. The Company’s warranty includes 1) factory hardware repair or replacement, at the Company’s election, of its Base Station and Remote radios, 2) software upgrades, bug fixes and new features of its radio software and NMS, and 3) technical support by phone and email.  After 12 months, in order to maintain its hardware and software warranty, customers are required to purchase an annual maintenance program in advance.  The Company also provides ancillary services directly related to the sale of its wireless communications products including wireless network design, systems engineering, radio frequency planning, software configuration, product training, onsite support and non-recurring engineering (NRE) to customize its hardware and software to meet an individual utility’s needs.

In accordance with U.S. GAAP, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is reasonably assured. For arrangements that require acceptance of the product, system, or solution as specified by the customer, revenue is deferred until the acceptance criteria have been met.

The Company enters into multiple deliverable arrangements, which may include various combinations of products and services. Most product and service deliverables qualify as separate units of accounting and can be sold on a standalone basis. A deliverable constitutes a separate unit of accounting when it has standalone value and, where return rights exist, delivery or performance of the undelivered items is considered probable and substantially within the Company’s control. When the Company sells products with implementation services, they are generally combined as one or more units of accounting, depending on the nature of the services and the customer's acceptance requirements.

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Most of the Company’s products have both software and non-software components that function together to deliver the products’ essential functionality.

For multiple deliverable arrangements (generally equipment and warranty), the Company allocates revenue to the deliverables based on their relative selling prices. To the extent that a deliverable is subject to specific guidance on whether and/or how to allocate the consideration in a multiple deliverable arrangement, that deliverable is accounted for in accordance with such specific guidance. The Company limits the amount of revenue recognition for delivered items to the amount that is not contingent on the future delivery of products or services or meeting other future performance obligations.

The Company allocates revenue based on a selling price hierarchy of vendor-specific objective evidence, third-party evidence, and then estimated selling price. Vendor-specific objective evidence is based on the price charged when the deliverable is sold separately. Third-party evidence is based on largely interchangeable competitor products or services in standalone sales to similarly situated customers. As the Company is unable to reliably determine what competitor products’ selling prices are on a standalone basis, the Company is not typically able to determine third-party evidence. Estimated selling price is based on the Company’s best estimates of what the selling prices of deliverables would be if they were sold regularly on a standalone basis.

Once the Company allocates revenue to each deliverable, the Company recognizes revenue in accordance with its policies when all revenue recognition criteria are met. Product and ancillary revenue is generally recognized upon delivery and maintenance services revenue is generally recognized ratably over the period during which the services are performed. Revenue for professional services arrangements is generally recognized upon completion of performance and revenue for arrangements that require acceptance of the product, system or solution, is recognized when the acceptance criteria have been met.

Research and Development

Research and development expenses are charged to operations as they are incurred. For internally developed patents, all patent application costs are expensed as incurred as research and development expense. Patent application costs, which are principally legal costs, are expensed as research and development costs until such time as the future economic benefits of such patents become more certain. The Company incurred research and development costs of $170,274 and $312,932 for the three months ended March 31, 2016 and 2015, respectively, and $1,111,871 and $1,353,480 for the years ended December 31, 2015 and 2014, respectively.

Throughout 2015 and the first quarter of 2016, we worked closely with two customers in defining their remote radio requirements for their respective utility networks. Our efforts during this period included responding to multiple RFI’s and, for one customer, responding to a formal Request for Proposal (RFP), and accordingly, were focused less on basic product research and development. As a result of these product specification and RFP efforts with these two leading customers, we were awarded a contract by Great River Energy for the new Cobalt radio platform. We started development in March of this year with volume deliveries expected to begin in the first quarter of 2017.

Income Taxes

We utilize an asset and liability approach for financial accounting and reporting for income taxes. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of our assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse. We evaluate the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in our tax returns that do not meet these recognition and measurement standards. As of March 31, 2016 and December 31, 2015, no liability for unrecognized tax benefits was required to be reported.

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Our policy for recording interest and penalties associated with tax audits is to record such items as a component of general and administrative expense. There were no amounts accrued for penalties and interest for the three months ended March 31, 2016 or for the years ended December 31, 2015 and 2014. We do not expect our uncertain tax position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

We have identified our federal tax return and our state tax return in California as our “major” tax jurisdictions.

Net Loss Per Common Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options and warrants (using the treasury stock method). The computation of basic loss per share for the three months ended March 31, 2016 and 2015 and for the years ended December 31, 2015 and 2014 excludes potentially dilutive securities and the effect would be anti-dilutive. Accordingly, the computations of net loss per share for each period presented is the same for both basic and fully diluted. Basic weighted average shares outstanding includes warrants to purchase 1,774,042, 1,870,842 and 1,845,842 shares of common stock at March 31, 2016, December 31, 2015 and 2014, respectively, at an exercise price per share of $0.01, or less, as the shares underlying these warrants can be issued for little consideration.

Stock-Based Compensation

Stock-based awards exchanged for employee services are measured at the grant date, based on the fair value of the award and subject to an allowance for future forfeitures of non-vested awards, are recognized as expense on a straight-line basis over the employee’s requisite service period (generally the vesting period of the equity grant). The fair value of our common stock options are estimated using the Black Scholes option-pricing model with the following assumptions: expected volatility, dividend rate, risk free interest rate, forfeiture rate and the expected life. The fair value of the Company’s common stock was estimated by management based on observations of the cash sales prices of its common shares. We calculate the expected volatility using the historical volatility for a pool of peer companies over the most recent period equal to the expected term and evaluates the extent to which available information indicate that future volatility may differ from historical volatility. The expected dividend rate is zero as we do not expect to pay or declare any cash dividends on its common stock. The risk-free rates for the expected terms of the stock options are based on the U.S. Treasury yield curve in effect at the time of the grant. We have not experienced significant exercise activity on stock options. Due to the lack of historical information, we determined the expected term of stock option awards issued to employees using the simplified method. The simplified method assumes each vesting tranche of the award has a term equal to the midpoint between when the award vests and when the award expires.

Stock-based awards exchanged for non-employee services is measured at the grant date and at the end of each reporting period for unvested awards, based on the fair value of the award, and subject to an allowance for future forfeitures of non-vested awards is generally recognized as expense over the consultant’s requisite service period (generally the vesting period of the equity grant). The fair value of our stock options granted to consultants are estimated using the Black Scholes option-pricing model with the following assumptions: expected volatility, dividend rate, risk free interest rate and the expected life. With the exception that the expected life for awards to consultants are based upon the full term of the award, the assumptions under Black-Scholes are as described above for employee awards.

Stock-based compensation is recorded by the Company in the same expense classification in the statements of operations, as if such amounts were paid in cash. Upon the exercise of an option or warrant, the Company issues new shares of common stock out of its authorized shares.

Recent Accounting Pronouncements

See Note 3 to our financial statements for the years ended December 31, 2015 and 2014, included elsewhere in this registration statement.

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Results of Operations

Three Months Ended March 31, 2016 and 2015

	For the Three Months Ended March 31,
	2016	2015
Revenues	$41,498	$343,745
Cost of revenues	56,322	283,870
Gross profit	(14,824)	59,875

Operating expenses:
Selling and marketing	99,635	79,770
Research and development	170,274	312,932
General and administrative	293,954	61,569
Total operating expenses	563,863	454,271

Loss from operations	(578,687)	(394,396)

Interest expense	(94,646)	(69,195)

Net loss	$(673,333)	$(463,591)

Overview

We reported net losses of $673,333 and $463,591 for the three months ended March 31, 2016 and 2015, respectively. The net loss for the three months ended March 31, 2016 represented principally a gross profit of $(14,824), less operating expenses and interest expense of $563,863 and $94,646, respectively. The increase in net loss of $209,742 was principally on account of reduced gross profit of $74,699, and increased operating expenses of $109,592, as explained further below.

Revenues and Gross Profit

We had revenues of $41,498 and $343,745 for the three months ended March 31, 2016 and 2015, respectively, reflecting a decrease of $302,247, or 88%.  The decrease in revenues for the three months ended March 31, 2016 was primarily attributable to a decrease of $227,000 in radio sales. Gross profit for the three months ended March 31, 2016 was $(14,824) or (36)% of revenues as compared to $59,875 or 17% of revenues for the three months ended March 31, 2015. The decrease in gross profit was on account of the lower sales revenues and a charge of $50,000 to write off for inventory which became obsolete in connection with changes in radio design.

For the three months ended March 31, 2016, revenue consisted of $21,021 in equipment sales, $13,972 for equipment maintenance and $6,505 for training and consulting services. For the three months ended March 31, 2015, revenue consisted of $247,986 in equipment sales, $60,566 for equipment maintenance, $26,625 for training and consulting services and $8,568 for other revenue.

Throughout 2015 and Q1 2016, Full Spectrum focused most of its resources on responding to two major customer Requests for Information (RFIs) which included detailed specifications for new large scale utility deployments. These customer RFIs called for new variations of our existing FullMAX Remote radios which included requirements for a lower cost radio that can be more easily installed in remote locations throughout the electric grid, additional external data ports to interface to multiple smart grid devices and a simplified integrated circuit board to support high volume production. In Q1 2016, we finished the high level design phase of the new family of products, known as our Cobalt radio platform, and began formal product development in late March 2016. At the beginning of May 2016, we were awarded our first major contract for the Cobalt radio with customer deliveries expected near the beginning of the first quarter of 2017. Our new Cobalt remote radios are expected to be sold alongside our existing FullMAX remote radios. The FullMAX remote radios will be used by our customers for connectivity to smart grid devices that are located in extreme environmental conditions including.

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We believe the Cobalt radio products for which we developed specifications over the last year and half are applicable on a much larger scale to both new and existing customers and offer potential for growth from our existing customer base. Our existing and prior customers each a distribution electric utility, is expected to have a need for our new and existing radio products.

Selling and Marketing Expenses

Selling and marketing expenses for the three months ended March 31, 2016 and 2015 were $99,635 and $79,770, respectively. The increase in selling and marketing expense of $19,865, or 25%, was mainly due to participation in a trade show during which our new Cobalt radio was featured and was presented to new potential customers.

Research and Development Expenses

Research and development expenses for the three months ended March 31, 2016 and 2015 were $170,274 and $312,932, respectively. The decrease in research and development expenses of $142,658, or 46%, is mainly due to a decrease in internal research and development personnel.

General and Administrative Expenses

General and administrative expenses for the three months ended March 31, 2016 and 2015 were $293,954 and $61,569, respectively. The increase in general and administrative expenses of $232,385, or 377%, is mainly due to an increase of accounting, audit, legal and tax expenses, incurred in connection with our plans to become a public company.

Loss from Operations

The Company’s losses from operations for the three months ended March 31, 2016 and 2015 were $578,687 and $394,396, respectively. The operating loss increased by $184,291 or 47%, principally on account of the decrease in gross profit and the increase of $109,592 in operating expenses.

Interest Expense

Interest expense for three months ended March 31, 2016 was $94,646 as compared to interest expense of $69,195 for the three months ended March 31, 2015. The increase in interest expense of $25,451 was principally due to increased borrowings incurred to finance our operations.

Net Loss

As a result of the above, net loss for the three months ended March 31, 2016 was $673,333 as compared to $463,591 for the three months ended March 31, 2015.

Years Ended December 31, 2015 and 2014

	For the Years Ended December 31,
	2015	2014
Revenues	$706,647	$2,015,085
Cost of revenues	401,815	932,180
Gross profit	304,832	1,082,905

Operating expenses:
Selling and marketing	276,567	518,505
Research and development	1,111,871	1,353,480
General and administrative	318,967	628,085
Total operating expenses	1,707,405	2,500,070

Loss from operations	(1,402,573)	(1,417,165)

Interest expense	(289,074)	(141,457)

Net loss	$(1,691,647)	$(1,558,622)

Overview

The Company reported net losses of $1,691,647 and $1,558,622 for each of the years ended December 31, 2015 and 2014, respectively. The net loss for the year ended December 31, 2015 represented principally a gross profit of $304,832, less operating expenses and interest expense of $1,707,405 and $289,074, respectively. The increase in net loss of $133,025 was principally on account of lower revenues and gross profit during 2015, offset by slightly lower operating expenses, as explained further below.

Revenues and Gross Profit

We had revenues of $706,647 and $2,015,085 for the years ended December 31, 2015 and 2014, respectively, reflecting a decrease of $1,308,438, or 65%.  The decrease in revenues for the year ended December 31, 2015 was primarily attributable to a decrease of $1,059,859 in radio sales. Gross profit for the year ended December 31, 2015 was $304,832 or 43% of revenues as compared to $1,082,905 or 54% of revenues for the year ended December 31, 2014. The decrease in gross profit was principally on account of the lower sales revenues in 2015, as explained below. The lower gross margin percentage realized during the year ended December 31, 2015 was principally attributable to the reduced economies of scale in product costs, as well as the shift of product mix.

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For the year ended December 31, 2015, revenue consisted of $356,975 in equipment sales, $218,449 for equipment maintenance, $124,850 for training and consulting services and $6,373 for other revenue. For the year ended December 31, 2014, revenue consisted of $1,456,448 in equipment sales, $138,147 for equipment maintenance, $320,976 for training and consulting services and $99,514 for other revenue.

Throughout 2015 and Q1 2016, Full Spectrum focused most of its resources on responding to two major customer Requests for Information (RFIs) which included detailed specifications for new large scale utility deployments. These customer RFIs called for new variations of our existing FullMAX Remote radios which included requirements for a lower cost radio that can be more easily installed in remote locations throughout the electric grid, additional external data ports to interface to multiple smart grid devices and a simplified integrated circuit board to support high volume production. In Q1 2016, we finished the high level design phase of the new family of products, known as our Cobalt radio platform, and began formal product development in late March 2016. At the beginning of May 2016, we were awarded our first major contract for the Cobalt radio with customer deliveries expected near the beginning of Q1 2017. Our new Cobalt remote radios are expected to be sold alongside our existing FullMAX remote radios. The FullMAX remote radios will be sold principally to utility customers whose radios will operate in the most extreme environmental conditions.

We believe the Cobalt radio products for which we developed specifications over the last year and half are applicable on a much larger scale to both new and existing customers and offer the potential for growth from our existing customer base. Our existing and prior customers, each a distribution electric utility, is expected to have a need for our new and existing radio products.

Selling and Marketing Expenses

Selling and marketing expenses for the years ended December 31, 2015 and 2014 were $276,567 and $518,505, respectively. The decrease in selling and marketing expense of $241,938, or 47%, was mainly due to a decrease in selling and marketing initiatives in 2015 (including compensation, trade shows and marketing communications) while we were focused on further developing our platform to better address the future demands of larger utility customers.

Research and Development Expenses

Research and development expenses for the years ended December 31, 2015 and 2014 were $1,111,871 and $1,353,480, respectively. The decrease in research and development expenses of $241,609, or 18%, is mainly due to a decrease in employee compensation, consulting fees and third party engineering and development expenses.

General and Administrative Expenses

General and administrative expenses for the years ended December 31, 2015 and 2014 were $318,967 and $628,085, respectively. The decrease in general and administrative expenses of $309,118, or 49%, is mainly due to a decrease in employee compensation and consulting fees.

Loss from Operations

The Company’s loss from operations for the years ended December 31, 2015 and 2014 were $1,402,573 and $1,417,165, respectively. The loss from operations, which decreased slightly in 2015, as the decline in gross provide in 2015 was principally offset by the decline in operating expenses.

Interest Expense

Interest expense for year ended December 31, 2015 was $289,074 as compared to interest expense of $141,457 for the year ended December 31, 2014. The increase in interest expense of $147,617 was due to the highest level of borrowings incurred to finance our operations.

Net Loss

As a result of the above, net loss for the year ended December 31, 2015 was $1,691,647 as compared to $1,558,622 for the year ended December 31, 2014.

Liquidity and Capital Resources

Sources of Liquidity

During the three months ended March 31, 2016 we recorded revenue of $41,498 and a net loss of $673,333. Net cash used in operating activities was $327,282 for the three months ended March 31, 2016. As of March 31, 2016, we had a working capital deficit of $1,101,832. During the years ended December 31, 2015 and 2014, we recorded revenue of $706,647 and $2,015,085, respectively. We incurred net losses of $1,691,647 and $1,558,622 for the years ended December 31, 2015 and 2014, respectively. Net cash used in operating activities was $727,651 and $1,281,548 for the years ended December 31, 2015 and 2014, respectively. As of December 31, 2015, we have a working capital deficit of $2,019,834. Since inception, we have met our liquidity requirements principally through the issuance of notes and the sale of our common stock.

We measure our liquidity in a number of ways, including the following:

	As of
	March 31, 2016	December 31, 2015
Cash	$41,447	$27,761
Working capital (deficiency)	$(1,101,832)	$(2,019,834)
Notes payable, (gross)	$2,035,000	$1,735,000

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Of the notes payable outstanding as of March 31, 2016, notes in default consisted of notes payable with an aggregate face value and accrued interest payable of $375,000 and $270,942, respectively.

During March 2016, the Company and certain note holders entered into agreements whereby for certain past due notes, maturities were extended to April 2017, interest rates were reduced and any existing defaults were waived. During February and April 2016, we issued notes payable of $425,000 pursuant to completing the funding under our $750,000 private placement program. During June 2016, we issued notes payable of $100,000 pursuant to funding under our $500,000 private placement program and are obligated to issue a further $400,000 in principal amount of our promissory notes, provided the purchaser has made the required payment.

As of the date of this filing, our outstanding debt was as follows:

Maturity Date	Principal Amount
Past Due	$375,000
April 2017	1,035,000
June 2017	325,000
July 2017	425,000
$2,160,000

During March 2016, we entered into agreements with certain officers and employees, whereby accrued compensation in the aggregate amount of $1,230,946 was forfeited, and in exchange, these employees were issued fully vested options to purchase an aggregate of 1,760,000 shares of our common stock.

Our ability to continue our operations and to pay our obligations when they become due is contingent upon obtaining additional financing and generating positive cash flows from our operations. Management’s plans include seeking to procure additional funds through debt and equity financings and to increase operating cash flows from revenues expected to be generated from the sales to new customers.

We have been actively seeking a combination of funding and have raised debt capital through a bridge financing. Our plans include becoming a public company and raising equity through an initial public offering (“IPO”).

There are no assurances that we will be able to raise capital on terms acceptable to us or at all, that we will be able to complete an IPO, or that cash flows generated from our operations will be sufficient to meet our current operating costs and required debt service. If we are unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of our planned product development, which could harm our financial condition and operating results, or we may not be able to continue to fund our ongoing operations. These conditions raise substantial doubts about our ability to continue as a going concern.

Cash Flows – Operating Activities

Net cash used in operating activities was $327,282 during the three months ended March 31, 2016. Net cash used in operating activities consisted principally of a net loss of $673,333, less a provision for obsolete inventory of $50,000, a decrease of $52,922 in accounts receivable and an increase of $234,518 in accounts payable and accrued expenses. During the three months ended March 31, 2015, net cash provided by operating activities was $92,427. Net cash provided by operating activities consisted principally of a decrease of $503,437 in accounts receivable, a net loss of $463,591, a decrease of $183,279 in inventory and a decrease of $135,728 in accounts payable and accrued expenses.

Net cash used in operating activities was $727,651 and $1,281,548 during the years ended December 31, 2015 and 2014, respectively. During the year ended December 31, 2015, net cash used in operating activities consisted principally of a net loss of $1,691,647, less increases of $427,415 in accounts receivable, $192,589 in inventory and $244,863 in accrued compensation. During the year ended December 31, 2014, net cash used in operating activities consisted principally of a net loss of $1,558,622, accounts receivable of $425,415 and inventory of $232,421, less increases of $242,245 in prepaid expenses and other current assets, $270,787 in accounts payable and accrued expenses and $122,054 in accrued compensation.

Cash Flows – Investing Activities

During the three months ended March 31, 2016 and 2015, there were no cash flows from investing activities.

Net cash used in investing activities was $0 and $35,578 during the years ending December 31, 2015 and 2014, respectively. During the year ended December 31, 2014, we incurred costs of $35,578 for the purchase of property and equipment.

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Cash Flows – Financing Activities

Net cash provided by financing activities was $340,968 during the three months ended March 31, 2016 which consisted primarily of proceeds of $300,000 from the issuance of notes payable and an advance from a related party of $40,000. During the three months ended March 31, 2015, net cash used in financing activities was $91,600. Net cash used in financing activities consisted principally of $60,000 in proceeds from purchase order financing offset by a repayment of $120,000 of purchase order financing.

Net cash provided by financing activities was $755,412 and $393,635 during the years ended December 31, 2015 and 2014, respectively. During the year ended December 31, 2015, cash flows provided by financing activities consisted primarily of proceeds of $500,000 from the sale of common stock, proceeds of $435,000 from the issuance of notes payable, offset by the repayments of notes payable of $145,000 and the payment of $40,000 in deferred offering costs. During the year ended December 31, 2014, cash flows provided by financing activities consisted primarily of proceeds of $810,000 from the issuance of notes payable, offset by the repayments of notes payable of $423,993.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements.

BUSINESS

Overview

The U.S. electric utility industry is undergoing a revolution triggered by the Department of Energy’s Smart Grid program and the widespread adoption of alternative energy sources such as solar and wind. These disruptive initiatives are creating the need for ubiquitous communications networks providing secure data connectivity to millions of intelligent devices as part of the global Internet of Things (IoT). Private cellular networks are the preferred choice of U.S. utilities to provide enhanced protection against cyber terrorism, natural and man-made disasters. Full Spectrum is leveraging its industry expertise and FullMAX technology to develop a second generation of products to capitalize on this burgeoning opportunity, and is poised to become the leading supplier of private cellular network products.

Full Spectrum Inc. designs, develops, manufactures, sells and supports FullMAX, its multi-patented, Software Defined Radio (SDR) technology to implement cost effective wireless networks by exploiting our products’ unrivaled flexibility, security, coverage and capacity. Customers purchase and deploy FullMAX radios to create secure private broadband cellular data networks to support their wide area communications needs. The Company sells its products and services through a direct sales force to industry leading utilities including Great River Energy (GRE), NorthWestern Energy (NYSE:NWE), Pepco Holdings Inc. (merged in March 2016 with Exelon Corporation NYSE:EXC), Rappahannock Electric Cooperative (REC) and WEC Energy Group (NYSE:WEC). These companies are responsible for supplying electricity to millions of customers in portions of Delaware, Maryland, Minnesota, Montana, New Jersey, North Dakota, South Dakota, Virginia, Washington DC, Wisconsin and Wyoming. For the three months ended March 31, 2016, we generated revenues of $41,498 and a net loss of $673,333. For the year ended December 31, 2015, we generated revenues of $706,647 and a net loss of $1,691,647.

Full Spectrum has taken a leadership position in the development of a new standard for private cellular networks, which is primarily based on FullMAX technology. Full Spectrum believes this new IEEE 802.16s standard will be instrumental in the widespread adoption of the technology by the utility industry.

Industry Background

Full Spectrum’s products are applicable to a wide range of mission critical functions that require secure communications, including utilities, oil and gas, transport, defense and government. We have selected the U.S. electric utility industry as the initial target market; consisting of more than 3,300 publicly-owned, investor-owned or cooperative electricity providers, all of which require secure private networks with guaranteed availability, performance and capacity for mission critical control of the electric grid and other monitoring applications. Private cellular networks are the preferred choice of U.S. utilities, providing enhanced protection against cyber terrorism, natural and man-made disasters.

Utilities are unable or unwilling to rely on public wireless networks for a number of reasons including:

1)	Cyber security requirements including those mandated by the Department of Energy
2)	Public wireless networks are vulnerable to cyber security attacks from anywhere in the world including denial of service attacks; private networks never have to touch the public internet
3)	Public wireless networks are susceptible to prolonged outages during man-made and natural disasters (e.g. 9/11, Hurricane Sandy, etc.), exactly when utilities and mission critical entities require the greatest reliability
4)	Public wireless networks are typically designed for to cover population rather than the geographic service territory and assets of utilities
5)	Public wireless networks are by definition oversubscribed, shared networks without the necessary prioritization service to support mission critical applications
6)	Public wireless networks typically use shared infrastructure including tower sites and long haul fiber connections resulting in vulnerabilities at many points
7)	Public wireless networks are designed to support high capacity downloading and streaming applications with limited upload bandwidth available. Utilities typically require the reverse traffic flow, often uploading data from a large number of remote locations.

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The U.S. utility industry has not been allocated specific frequency bands by the FCC to manage their networks. Unlicensed spectrum such as those used by WiFi or secondary use licenses could be used; however, the lack of guaranteed access and long term availability has made this approach undesirable for many utilities. Consequently, power companies desire to build private wireless networks requires the purchase of exclusive use, licensed radio spectrum on the commercial market.

Wide frequency bands (5 MHz or larger) are highly valued by public cellular network operators and as such the acquisition costs are prohibitive. Radio spectrum in bands of 1 MHz or less is available and being marketed aggressively to the utility industry by brokers and others who have already acquired the spectrum – typically via an FCC auction.

While not appropriate for commercial cellular networks, these narrower channels offer key advantages for the utility industry. Channels 1 MHz and smaller provide superior propagation characteristics - meaning that cells can be larger and that utilities will require fewer tower sites to cover their service territory. Advanced modulation techniques can support aggregate data bandwidths of up to 3 Mbps in a 1 MHz channel, which is more than sufficient to support most utility applications.

The flexibility of FullMAX technology and the agility of our Software Defined Radio (SDR) platform allows us to capitalize on the fragmented and geographically diverse frequency bands available to U.S. utilities.

Electric Utility Industry Revolution

Full Spectrum’s target customers are leading the process of automating, monitoring and controlling almost every major component of the electric grid’s operation. The automation effort underway is sometimes referred to as the “Smart Grid” or “the self-healing grid” and part of the global Internet of Things (IoT) providing machine-to-machine (M2M) communication, monitoring and automation.

The electric power grid has often been characterized as a balloon with many inlet and outlet valves. To maintain equilibrium, total demand (outlets) must match supply (inlets). If demand exceeds supply the balloon collapses; over supply and the balloon explodes.

Historically electric power companies have maintained control over supply by managing a small number of large generators such as coal-fired power stations, hydro-electric power plants and other discrete multi-megawatt sources of electricity. The advent of solar, wind and other micro power generators has dramatically increased the number of sources in the power grid - the vast majority of which are now beyond the direct control of the utility. The industry refers to these new sources as Distributed Energy Resources (DER) and they propose a significant challenge to maintaining the equilibrium of electricity supply and demand. Furthermore, these new Distributed Energy Resources are less predictable sources of electricity than those in the historical model, forcing utilities to accept power from DERs when it is available and to obtain the balance from traditional sources.

The 21st-century electrical grid will have to balance fluctuating power input from wind and solar DERs and other micro power generators. Furthermore, the dramatic growth in Plug-in Electric Vehicles (PEVs) is changing the demand profile for electrical power and the use of PEVs and other technologies (e.g. Tesla Powerwall) for localized storage of electrical energy creates additional operating challenges for utilities. Also, many Public Utilities Commissions (PUCs) are demanding real time, interactive solutions to allow consumers to monitor and optimize their electricity use.

To address this new reality, utilities are being forced to implement wide area control and monitoring systems. Private cellular networks are the preferred choice of U.S. utilities, providing enhanced protection against cyber terrorism, natural and man-made disasters, while satisfying performance and maintenance requirements. Through various industry associations and in other forums, many utilities have expressed a strong preference for a standards-based wireless network solution.

Multiple utilities have shared with Full Spectrum their objective of deploying wireless data monitoring and control points at every meter location in their service territories.

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Company Background

Full Spectrum was founded in 2006 by senior level executives in the wireless communications industry with extensive knowledge and expertise in the development and design of broadband wireless communications. The Company was formed specifically to develop licensed wireless data products for the electric utility industry.

Full Spectrum is headquartered in Sunnyvale, California with additional sales, support and development resources in Hendersonville, North Carolina, Haifa, Israel and Bangalore, India. Full Spectrum completed its first major R&D phase in Q3 2010 with customer field trials commencing in Q4 2010. The Company’s FullMAX products became commercially available in Q2 2012.

Full Spectrum generates revenue through the sale of its hardware and software products including its FullMAX Software Defined Radios, Network Management Software (NMS) and ancillary third party products. The Company also provides a variety of associated services including network design, RF planning, product training and spectrum consulting and non-recurring engineering (NRE) to customize its hardware and software to meet an individual customer’s needs. Full Spectrum generates annual recurring revenue from maintenance agreements to provide customers with technical support, extended hardware warranties and software services including software fixes, upgrades and new features.

Full Spectrum has successfully penetrated the U.S. utility market by focusing on early adopters in the industry. Numerous pilot and smaller scale networks have been deployed, delivering private cellular data service over hundreds of thousands of square miles and supporting a wide variety of applications. The U.S. electric power industry is unusual in that there is little or no competition between electric distribution utilities and consequently information, experience and best practices are shared widely via research and trade organizations such as the Electric Power Research Institute (EPRI) and the Utilities Telecom Council (UTC).

The U.S. utility industry has expressed a strong preference for a standards-based solution in private wireless networks. Full Spectrum has taken a leadership role in the development of a new standard, based on amending the IEEE 802.16 Mobile WiMAX specification to operate in the narrower channels available to U.S. utilities. This proposed amendment, known as IEEE 802.16s, is primarily based on FullMAX technology and has the support of EPRI, UTC and a large group of electric utilities. We expect the amendment to be finalized in late 2016 and ratified by the IEEE in 2017.

Full Spectrum is confident that a new public standard will dramatically increase the market for private cellular networks in the utility and other industries. Many such companies have stated publicly that they will require networks to be based on such a standard once it is approved. The utility industry in particular is influenced by a small number of early adopters who are also participating in the development of the standard. Full Spectrum has already developed a good working relationship with many of these, most of which have already evaluated or deployed FullMAX technology.

The Company believes it is well positioned to dominate the market and its objective is to become the worldwide leading supplier of private cellular network products. The Company’s plan for the use of proceeds includes expanding its direct sales and technical support presence, increasing market penetration and expanding its engineering team to develop new products.

Full Spectrum Solution

Full Spectrum’s FullMAX products were specifically developed to address the critical infrastructure requirements of the utility industry. A FullMAX network provides end-to-end IP connectivity, allowing customers to extend their secure corporate networks into the far reaches of their service territories.

A network of FullMAX Base Stations provides cost-effective, ubiquitous point-to-multipoint coverage using a variety of commercially available licensed frequency bands. FullMAX is a Software Defined Radio (SDR) implementation of the IEEE 802.16 Mobile WiMAX standard, enhanced to support a wide range of channels sizes from 50 kHz to 5 MHz in channel width, operating in any frequency below 1 GHz.

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Figure 1 – FullMAX Network

Figure 1 is a high level network diagram displaying the major elements of a FullMAX Network. FullMAX Base Stations (BS1000) are installed at the customer’s tower site locations, typically implementing three 120 degree sectors. FullMAX Remote radios (FS4500s) are installed at critical fixed points in the power grid including substations, utility poles, ground level enclosures and even underground vaults. FullMAX Mobile radios (MS4000s) are installed in vehicles requiring mobile connectivity.

FullMAX radios are designed to operate at high transmit power (up to 20 watts) at both the Base Station and Remote sites providing fixed and mobile data connectivity up to 30 miles from the tower site. This results in up to 2,800 square miles of coverage from a single tower and, compared with the 28 square miles typically supported by other 4G technologies, dramatically reduces the infrastructure cost of providing ubiquitous coverage.

The FullMAX Network Management System (NMS) application software is normally installed on servers at the customer’s Central Office or Network Operations Center (NOC) with remote multi-user access via the corporate network using standard browsers.

A FullMAX network incorporates numerous features to provide enhanced security, maximize network efficiency and to optimize utilization of available channel bands as follows:

Security

Security is a critical element in the design and deployment of a wireless network to ensure protection against cyber terrorism by controlling access to assets and to safeguard transmitted data from unauthorized interception.

FullMAX Base Stations and Remote radios implement network security through the use of industry standard authentication and encryption protocols, including EAP-TLS, PKMv2, x509 and AES-128. Remote access to the network is secured using industry standard authentication protocols such as RADIUS. Local access to network equipment is protected by named user accounts and encrypted password procedures. Over the air data transmission is protected by AES-128 encryption. FullMAX networks have been successfully audited by the Department of Energy (“DoE”) with respect to the North American Electric Reliability Corporation Critical Infrastructure Protection (NERC CIP) requirements for security.

Time Division Duplexing

Time Division Duplex (TDD) refers to duplex communication where downlink data traffic is separated from uplink by the allocation of different time slots in the same frequency band. TDD thus allows for variations in the allocation of bandwidth between downlink and uplink data transmission. This is distinct from Frequency Division Duplexing (FDD) technologies that allocate separate, dedicated channels for downlink and uplink. TDD is a more efficient technology that provides flexibility for bandwidth allocation.

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FullMAX radios use TDD with a configurable system-wide downlink/uplink ratio providing support for symmetrical, asymmetrical and reverse asymmetrical traffic. TDD is especially important for optimal bandwidth utilization in networks that need to support asymmetric traffic patterns – typical of utility applications. Unlike almost all other commercial wireless products, FullMAX Remote radios are designed to provide the high power necessary to support the allocation of greater bandwidth for uplink-centric applications.

Frequency Reuse

Effective frequency reuse allows a finite amount of spectrum to be reused infinitely with minimal interference to create wide-area, multi-cell, point-to-multipoint networks. This allows the customer to add capacity to the network over the same geographic region without acquiring additional costly spectrum.

FullMAX radios support two alternate frequency reuse strategies – Partial Use of Sub-Carriers (PUSC) and Adjacent Subcarrier Permutation AMC, also known as Band-AMC. In both strategies, sub-carriers are combined into orthogonal sub-channels within a given frequency band. The orthogonality of the sub-channels means that they will not interfere with each other and thus may be allocated to adjacent sectors in the network without the need for filtering or unusable guard bands. Based on technical evaluation and field experience of both strategies, Full Spectrum typically recommends the use of Band-AMC based on its greater flexibility and more efficient spectrum utilization.

The FullMAX implementation of Band-AMC creates six downlink and six uplink sub-channels. These may be further combined as logical resources to provide the required throughput and to support the desired frequency reuse factor.

Adaptive Modulation and Coding

Adaptive Modulation and Coding (AMC) allows the Modulation and Coding Scheme (MCS) used for data transmission to be adjusted according to the quality of the link between transmitter and receiver. MCS determines the bit rate and robustness of the data transmission. FullMAX radios support six distinct MCSs from QPSK-½ to 64-QAM-¾.

A FullMAX network implements Dynamic AMC independently for each Remote radio in a sector for both downlink and uplink transmissions, based on signal quality expressed as Carrier to Interference plus Noise Ratio (CINR) in each direction. Dynamic AMC accommodates signal fading due to changing environmental or other external conditions (e.g. noise) without having to statically engineer a sector for worst case scenarios. Similarly, the independent and dynamic management of links per Remote radio avoids the situation where the MCS for an entire sector is restricted by a single challenging link.

The FullMAX implementation of AMC optimizes bandwidth utilization by using the highest MCS at all times to maximize throughput.

Quality of Service

Quality of Service (QoS) principles are used to manage traffic in a network and to allow for the exceptional handling of data that is latency or jitter sensitive.

Network latency is an expression of how much time it takes for a data packet to get from one designated point to another. In utility networks, certain mission critical applications may require that latency not exceed a specific interval, for example with coordinated power control points. Jitter refers to the variation in time taken for similar data packets to get from one point to another in the network. Again certain mission critical applications may not be able to tolerate variation beyond specific limits. Latency and jitter are typically non-deterministic in a commercial wireless network.

A FullMAX network implements QoS using customer configurable packet classification and service flows. A set of classification rules is used to inspect packets received on the Ethernet interface of both Base Station and Remote radios. The rules are applied selectively to information in the packet header, including addressing (MAC and IP), protocol, VLAN and port specification.

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Each classification rule is associated with a service flow which is in turn associated with a profile which defines various QoS parameters, including traffic priority, scheduling type, minimum and maximum sustained rates and Automatic Repeat Request (ARQ).

Full Spectrum has adopted the IEEE 802.16 Mobile WiMAX set of QoS scheduling types - Unsolicited Grant Service (UGS), Real-Time Polling Service (rtPS), Extended Real-Time Polling Service (ertPS), Non-Real-Time Polling Service (nrtPS) and Best Efforts (BE).

Packet Header Suppression

Packet Header Suppression (PHS) is used to avoid transmitting static header information in subsequent packets. This feature serves to increase the bandwidth available for real data and to increase the effective capacity of a link. Fixed networks with a limited number of endpoints beyond a Remote radio, such as found in utility requirements, typically generate a small set of traffic classes, each with static header information.

FullMAX radios support Automatic PHS based on dynamically inspecting traffic packets in both downlink and uplink, and suppressing repeated information across multiple traffic classes simultaneously. In addition, FullMAX supports user defined PHS rules to allow suppression up to 256 bytes into packets identified by user defined classification rules.

PHS can dramatically improve the effective capacity of a FullMAX network, especially where traffic is dominated by shorter packets. For example, the suppression of 31 bytes in the header information of a 64 byte UDP packet would result in a 48% increase in effective data capacity.

FullMAX Products

FullMAX radios are not based on dedicated wireless communication chips but instead uses embedded general purpose processors, Digital Signal Processors (DSP) and Field Programmable Gate Arrays (FPGAs) to create a Software Defined Radio (SDR) platform. The FullMAX SDR architecture allows customization to almost any aspect of the air interface protocol. Furthermore, FullMAX radios employ an open source Linux operating system enabling new features to be incorporated.

FullMAX radios implement a proprietary version of the IEEE 802.16 Mobile WiMAX standard with support for a wide range of non-standard channels sizes from 50 kHz to 5 MHz in channel width, operating in any frequency between 30 MHz and 1 GHz, with a frequency resolution of 1 Hz and transmit power up to 20 watts. The FullMAX transmit signal adapts to the available channel bandwidth using the following schemes:

•	The sampling clock is configured to fit into the available channel or an integer multiple of the available channel
•	With band AMC, the number of active sub-channels is configured to fit into the available channel

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FullMAX radios incorporate numerous features to maximize performance and deployment flexibility including the following:

A Wide Range RF Analog Front End

FullMAX’s wide range analog front end with configurable channel sizes offers a variety of licensed frequency options for the end user. FullMAX radios have been independently certified and authorized by the FCC for wide band operation in multiple frequencies available to the utility industry including the 217 and 219 MHz AMTS bands, the 218 to 219 MHz IVDS band, the 700 MHz Upper A Block bands and the 901, 930 and 940 MHz NPCS bands. The flexibility of the RF Analog Front End and the FullMAX SDR platform allows for additional bands to be adopted and certified with little or no development effort.

Multiple Power Amplifier Options

FullMAX Base Stations and Remote radios support a range of integrated Power Amplifier (PA) options up to 20 watts. Customers can select among PAs based on the characteristics of any given link including non-line of site paths between Base Station and Remote radios and based on mobile connectivity conditions.

Exceptional Receiver Sensitivity

Receiver Sensitivity defines the minimum input level at which a radio can interpret a signal. FullMAX radios offer exceptional receiver sensitivity as low as -116 dBm at the antenna port. This allows connectivity over long distances between Base Station and Remote radios and where the path includes obstructions.

FullMAX Base Station and Remote radio receiver sensitivity performance is due to the high quality hardware implementation, the ability to operate in narrow channels (or a subset of all sub-channels) with a lower noise floor and the programmable digital filtering capability. The receiver digital filter configuration is optimized for the channel bandwidth used and the ambient noise characteristics. The transmitter digital filter is configured according to the applicable FCC spectrum emissions mask.

Orthogonal Frequency Division Multiple Access

FullMAX radios employ a digital modulation technique known as Orthogonal Frequency Division Multiplexing Access (OFDMA) technology. OFDMA is a multi-carrier technology designed to facilitate high speed data communication while mitigating multipath transmissions. Multipath is the result of multiple radio signals arriving at receiver by two or more paths and negatively impacts performance if not mitigated. OFDMA employs multiple subcarriers which are partitioned into orthogonal sub-channels. Frequency re-use is implemented using the orthogonal sub-channels with no additional filtering required, unlike traditional re-use of discrete channels. FullMAX radios use signals derived from a 128 Fast Fourier Transform (FFT) process which is optimal for the channel width and the multipath encountered in typical FullMAX deployments.

Centralized MAC layer

FullMAX radios employ a centralized Media Access Control (MAC) layer based on the IEEE 802.16 standard with modifications to make it operate efficiently in channel widths of 1 MHz or less. A centralized MAC provides predictable data rates and latency performance and supports sophisticated QOS schemes.

Radio Packaging

FullMAX Base Station and Remote radios are packaged according to the installation location and conditions. Figure 2 below shows the currently available radio packages.

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Figure 2 - FullMAX Radio Packaging

FullMAX Base Stations are typically packaged in a 19” 1U enclosure to be rack-mounted in an environmentally conditioned machine room. FullMAX Remote radios are typically supplied in a sealed weatherproof enclosure or a compact chassis for indoor or vehicle installations.

FullMAX Product Evolution

Full Spectrum is now developing a second generation of low cost Remote radios to support the extraordinary growth driven by Smart Grid automation and Distributed Energy Resource requirements. The new product family, known as Cobalt, will coexist with current FullMAX Remote radios utilizing the same private cellular network of FullMAX Base Stations.

Full Spectrum’s Cobalt family of Remote radios is based on adapting existing FullMAX technology to operate on a lower cost Software Defined Radio (SDR) platform based on highly integrated chips from Intel and Analog Devices. We anticipate the cost of goods for the new Cobalt radio will be substantially lower than those of our current Remote radios. This will allow us to meet high volume utility market target selling price ranging from $1,000 and $2,000 per endpoint depending on features and application.

The cost reduction plan for the new Cobalt radio will be accomplished as follows:

•	The baseband and Radio Frequency (RF) small signal processing functions will be performed by a single board compared with the two boards used by the current Remote radio. The new single board will retain the frequency agility of the baseband and RF small signal processing functions of the current Remote radio.
•	Baseband processing will be executed on an integrated single chip processor which includes an embedded ARM processor for the MAC layer. The same chip also includes a powerful embedded multicore DSP for the PHY layer.
•	RF small signal processing will be implemented in single highly integrated chip.
•	New RF front end modules will be designed for specific frequency bands, compared with the wideband support of the current Remote radio. The first RF module under development is for the 700 MHz A Block.

The Cobalt hardware platform is currently being developed as a Single Input Single Output (SISO) radio. The highly integrated RF small signal processor also has two independent bi-directional RF ports and will enable the implementation of a 2x2 Multiple Input Multiple Output (MIMO) version in the future.

Full Spectrum has already received customer commitments for the Cobalt radio and the first radio is expected to enter volume production in late 2016.

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A further evolution of the Cobalt product line is planned to include an ultra-low cost endpoint device that will extend FullMAX wireless connectivity to high volume, low-speed assets with minimal bandwidth requirements.

Customers

We sold our products to six customers in 2015 and 2016 including Great River Energy, Northwestern Energy, Pepco Holdings Inc., Rappahannock Electric Cooperative and the Electric Power Research Institute. Revenues earned from our top three customers by dollar amount and as a percentage of total revenue are as follows:

For the year three months ended March 31, 2016:

Name	Amount of Sales	Percentage of Total Revenue
Electric Power Research Institute	$5,600	14%
Rappahannock Electric Cooperative	$11,736	29%
Salt River Project	$21,194	52%

For the three months ended March 31, 2015:

Name	Amount of Sales	Percentage of Total Revenue
Great River Energy	$65,717	19%
Pepco Holdings Inc.	$250,431	73%
Rappahannock Electric Cooperative	$14,633	4%

For the year ended December 31, 2015:

Name	Amount of Sales	Percentage of Total Revenue
Great River Energy	$74,319	10%
Rappahannock Electric Cooperative	$130,209	18%
Pepco Holdings Inc.	$399,711	56%

For the year ended December 31, 2014:

Name	Amount of Sales	Percentage of Total Revenue
NorthWestern Energy	$701,356	35%
Rappahannock Electric Cooperative	$762,876	38%
Pepco Holdings Inc.	$480,818	24%

As noted above, we have experienced a significant decrease in revenue generated from our major customers. However, we believe that the second generation products we are developing now for new customers will address similar needs at our existing customers and enable us to realize additional revenue growth from our existing customers. This includes lower cost products that are more easily deployable in remote locations.

Sales and Marketing

We generate sales leads and new customers through direct sales efforts, customer referrals, utility consultant referrals, trade show attendance, general marketing efforts and public relations.

After basic qualification of the prospect, the typical sales process starts with the customer supplying us with key information regarding their network assets including the location of their existing radio tower sites and the remote locations where they require data connectivity. We use this information to generate radio frequency coverage maps based on FullMAX technology. This information is formatted into a proposal which is then reviewed with the customer to determine the suitability of our solution. The next step typically involves a customer paid onsite lab evaluation of our products during which the customer tests for basic functionality, security and application compatibility. This is typically followed by a live, real world outdoor test in which the customer purchases additional equipment to communicate with a representative number of utility infrastructure control points.

Following the successful evaluation of the FullMAX product in a pilot network, the customer may choose (or may be required) to complete a Request for Proposal (RFP) or Request for Quotation (RFQ) process to address the requirements of their entire network. Full Spectrum has participated in many such processes and has developed an extensive library of material and processes for responding effectively and efficiently in a timely manner.

If the Company is selected, Full Spectrum typically enters into contract negotiations with the customer based on our standard terms and condition of sale, software licensing agreement and warranty policy. The customer then generates a purchase order and the Company commences fulfillment of the order.  Many purchase orders allow for, or require phased delivery of products over several months or even years.

Many utilities are conservative in their decision making process. Sales cycles for new customers can vary from one to three years depending on the complexity of the customer’s network, whether the customer is subject to state regulations and annual budget cycles.

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Manufacturing, Programming and Support

Full Spectrum designs the printed circuit boards and enclosures for its radios and maintains the bill of materials for all of the products it manufacturers. A Bill of Materials (BOM) is a list of the raw materials, sub-assemblies, intermediate assemblies, sub-components, parts and the quantities of each needed to manufacture an end product. The physical manufacturing of FullMAX circuit boards is outsourced to best-in-class industrial contract manufacturers. The contract manufacturer is responsible for sourcing the majority of components in the BOM, assembling the components onto the printed circuit boards and then delivering the final boards to the Company. Once at our facility, the boards are tested, then placed into enclosures and programmed with the appropriate software. The radios are then configured according to the requirement of the network and run through system level tests before being packaged and shipped to the customer.

We have chosen to outsource manufacturing in order to allow the Company to focus on designing, developing and selling its products. Furthermore, this allows us to leverage the economies of scale and expertise of specialized outsourced manufacturers, reduce manufacturing and supply chain risk and distribution costs. Today, we have two main providers of outsourced manufacturing services. We maintain multiple contract manufacturers to ensure competitive pricing and to reduce the risk from a single manufacturer.

We supply our customers with installation manuals, user guides and system documentation as well as onsite training customized to their specific needs. We are also capable of supporting installation and commissioning services either internally or, for extensive projects, through subcontracted third party specialists.

We provide remote support to our customers including radio configuration assistance, hardware and software troubleshooting, software updates and software enhancements. The original purchase price of all FullMAX radios includes a one-year hardware warranty and software maintenance plan. After one year, in order to continue their hardware warranty and software maintenance, the customer enters into an Annual Support Agreement with the Company, the cost of which is based on the total value of Full Spectrum products deployed – typically 9% of the current selling price.

Product Development

The Company retains a dedicated team of software and hardware engineers that are responsible for developing and maintaining various aspects of our FullMAX technology.  The core technology is based on state of the art digital signal processing (DSP) chipsets, field programmable gate arrays (FPGAs) and general purpose processors.  In wireless nomenclature, this concept is referred to as software defined radio (SDR) technology.

We believe FullMAX is one of the most advanced commercial implementations of an SDR on the market today. It can be viewed in contrast to most other commercial wireless technologies (e.g. LTE, WiFi, etc.) which are based on dedicated communications chipsets with very limited flexibility. We have purposely designed the technology with a wide range of flexibility given the current and evolving requirements of utility data networks. Specifically, there is the need to accommodate legacy protocols that predate IP and Ethernet while also supporting some of the most advanced protocols in the world including multiprotocol label switching (MPLS). Our flexible radio design ensures we can support the entire the entire range of protocols as our customers evolve their networks.

FullMAX radios have three major software components: 1) general embedded Linux-based software, 2) DSP software and 3) FPGA software. FullMAX Base Stations and Remote radios have distinct software packages which combine these three components.  Also, different computer software tools are used to develop the source code for each of the components.  Hardware design and development is completed using standard computerized hardware design tools.

Full Spectrum’s product design process begins with detailed requirements supplied from current and prospective customers.  These inputs then flow into the Company’s development roadmap which is divided into six, 12 and 36 month plans.  A majority of ongoing development at the Company is software related which includes the following development process: 1) requirements specification, 2) high level design, 3) detailed design, 4) coding, 5) unit test, 6) integration tests, 7) lab verification tests and 8) outdoor deployment verification.

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Research & Development

Our ability to develop technologically superior and cost-effective solutions relative to our competitors can only be achieved through our continued research and development efforts. Our research and development activities are headed by Menashe Shahar, our Chief Technology Officer, based in Sunnyvale, California. Mr. Shahar is a co-founder of the Company and has over 30 years of telecommunications system development experience including the design and implementation of broadband wireless data systems for top tier system integrators and service providers including WorldCom, Nortel and ADC. Mr. Shahar has been awarded multiple patents in the data communications industry and has been an active participant in major wireless standardization activities including IEEE 802.16. In addition to internal research and development efforts, we also engage third party consultants to assist us in the R&D activities.

Our research and development team works closely with our customer support team, and incorporates feedback from our customers into our product development plans to improve our products and address emerging market requirements.

Throughout 2015 and the first quarter of 2016, we worked closely with two customers in defining their remote radio requirements for their respective utility networks. Our efforts during this period included responding to multiple RFI’s and, for one customer, responding to a formal Request for Proposal (RFP), and accordingly, were focused less on basic product research and development. As a result of these product specification and RFP efforts with these two leading customers, we were awarded a contract by Great River Energy for the new Cobalt radio platform. We started development in March of this year with volume deliveries expected to begin in the first quarter of 2017.

Our research and development expense was $170,274 for the three months ended March 31, 2016 and $312,932 for the three months ended March 31, 2015.

Our research and development expense was $1,111,871 for the year ended December 31, 2015 and $1,353,480 for the year ended December 31, 2014.

Intellectual Property

We rely on a combination of patents, patent applications, trademarks, trade secrets and contractual provisions to protect our technologies. Employees are required to surrender any inventions or intellectual property developed as part of their employment agreements.

We also have a policy of requiring prospective business partners to enter into non-disclosure agreements (NDAs) before disclosure of any of our confidential or proprietary information.

Our patent portfolio consists of three issued U.S. patents and six pending U.S. applications. The Company’s intellectual property is centered around creating and maintaining robust, private, highly secure, broadband wireless radio technology for our mission critical customers’ networks. We view our patents as a strategic advantage as the industry moves to standardized solutions and will enable us to earn licensing fees and / or royalties for the use of our patents. The table below provides a list of the Company’s patents, numbers and filing dates.

Patent Title	Patent No: / Docket Number	Date of Patent / Filing Date
METHOD AND APPARATUS FOR LONG RANGE PRIVATE BROADBAND WIRELESS COMMUNICATION SYSTEM	US 8,948,064 B2 (expires 10/06/29)	02/03/15

SYSTEM AND METHOD FOR THE DELIVERY OF HIGH SPEED DATA SERVICES OVER DEDICATED AND NON-DEDICATED PRIVATE LAND MOBILE RADIO (PLMR) CHANNELS USING COGNITIVE RADIO TECHNOLOGY	US 8,619,804 B2 (expires 09/06/29)	12/31/13

WIMAX BASED POINT TO MULTIPOINT SYSTEM OPERATING IN FREQUENCIES BELOW 1 GHZ	US 8,098,604 B2 (expires 10/06/29)	01/17/12

METHODS FOR AUTOMATIC PACKET HEADER SUPRESSION (PHS) IN BROADBAND WIRELESS COMMUNICATION	62/272,462	12/29/15

SYSTEM, METHOD, AND APPARATUS FOR DYNAMIC FREQUENCY RE-USE	62/189,390	07/7/15

GPS SYNCHRONIZATION AT A REMOTE STATION OF A BROADBAND WIRELESS SYSTEM	15/182,242	6/14/16

BEST EFFORT SCHEDULING METHOD IN A POINT TO MULTIPOINT BROADBAND WIRELESS SYSTEM	62/193,688	07/17/15

FULLMAX AIR INTERFACE PARAMETERS FOR UPPER 700 MHZ A BLOCK	15/081,406	03/25/16

SYSTEM AND METHOD FOR PER FRAME WIMAX AIR INTERFACE OVERHEAD REDUCTION	62/273,214	12/30/15

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Employees and Contractors

As of the date of this prospectus, we employed a total of five full-time employees. The Company believes that its relations with its employees is good. Additionally, we utilize contractors to complete manufacturing and certain research and development and deployment functions. The use of contractors allows us to quickly and cost-effectively scale our workforce to meet various demands without significantly altering our full-time employee base.

The Company expects to use a significant portion of the proceeds to fund expansion of its business. Key elements of the expansion include the recruiting of additional sales and customer support personnel.

Properties

Our corporate headquarters is located in Sunnyvale, California, where we occupy approximately 6,000 square feet of space under a lease that expires on December 31, 2017. We use this space for offices, laboratories, warehouses, and storage. The aggregate monthly rental payment for our headquarters is approximately $9,000.

We believe that our existing facilities are sufficient for our current needs, although we may need to undertake some remodeling to accommodate the planned growth in headquarters staff. Additionally, we may operate out of remote project offices maintained on a temporary basis as the need arises.

Regulations

Our operations are subject to various federal, state and local laws and regulations including:

•	Authorization from the Federal Communications Commission (FCC) for operation in various licensed frequency bands
•	Customers’ licenses from the FCC
•	Licensing, permitting and inspection requirements applicable to contractors, electricians and engineers
•	Regulations relating to worker safety and environmental protection
•	Permitting and inspection requirements applicable to construction projects
•	Wage and hour regulations
•	Regulations relating to transportation of equipment and materials, including licensing and permitting requirements
•	Building and electrical codes; and
•	Special bidding, procurement and other requirements on government projects

We believe we have all the licenses materially required to conduct our operations, and we are in substantial compliance with applicable regulatory requirements. Our failure to comply with applicable regulations could result in substantial fines or revocation of our operating licenses, as well as give rise to termination or cancellation rights under our contracts or disqualify us from future bidding opportunities.

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Competition

Full Spectrum competes with alternatives to wireless technology, public cellular data networks and private wireless networking products from other manufactures. Each of these competing solutions has core weaknesses when compared to FullMAX.

Non-wireless technologies:

•	Leased Phone Lines – Analog lines are being retired by the phone companies and are not being replaced by new digital lines, especially where the grid assets are located.
•	Power Line Carrier - The transmit speeds supported by this technology are typically too low to meet the data rates of new applications. Furthermore, the service may not be available if there is an interruption in the grid (e.g. downed power lines) – often the situation when communication is mission critical.
•	Private Fiber – Fiber is a point-to-point technology which has many points of failure (e.g. accidental or malicious fiber cuts) and security vulnerabilities (e.g. tapping). Underground fiber is cost prohibitive in most cases and above ground is susceptible to the same failures as downed power lines.

Alternate technologies:

•	Satellite Technologies - These technologies provide good coverage but throughput is limited and latency is too high to support critical utility applications. These technologies can be very costly comparative to our products and systems.

Public cellular data networks:

•	Public networks are vulnerable to cyber security attacks from anywhere in the world including denial of service attacks; private networks never have to touch the public internet.
•	Public networks are susceptible to prolonged outages during man-made and natural disasters (e.g. 9/11, Hurricane Sandy, etc.), exactly when utilities and mission critical entities require the greatest reliability.
•	Public networks are typically designed for population coverage rather than the geographic areas required by utilities.
•	Public networks are by definition oversubscribed, shared networks without the necessary prioritization service to support mission critical applications.
•	Public networks typically use shared infrastructure including tower sites and long haul fiber connections resulting in vulnerabilities at many points.
•	Public networks are designed to support high capacity downloading and streaming applications with limited upload bandwidth available. Utilities typically require the reverse traffic flow, often uploading data from a large number of remote locations.

Other private wireless products

•	Unlicensed Point to Multipoint Wireless (e.g. WiFi) – The equipment is very inexpensive to purchase but is subject to interference, has many security vulnerabilities, uses a contention-based protocol and transmits only over short range. Deploying WiFi over wide areas is cost prohibitive.
•	Private Licensed Narrowband Wireless Radios – These networks can provide good coverage and range but are typically too slow and provide insufficient bandwidth to support new applications and the increased number of data connections required.

Legal Proceedings

We are not currently subject to any legal proceedings.

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MANAGEMENT

Our executive officers and directors and their respective ages and positions as of the date of this prospectus are set forth below.

Name	Age	Positions
Stewart Kantor	53	Chief Executive Officer and Chairman
Guy Simpson	57	Chief Operating Officer
Menashe Shahar	65	Chief Technology Officer and Director
Richard M. Cohen	65	Director
Richard Silverman	76	Director
Derek R. Reisfield	53	Director

Stewart Kantor. Mr. Kantor has been the Chief Executive Officer and a co-founder of the Company since February 2006. He brings 20 years of experience in the wireless industry to the Company including senior level positions in marketing, finance and product development at AT&T Wireless, BellSouth International and Nokia Siemens Networks. Since 2004, Mr. Kantor has focused exclusively on the development of private wireless data network technology for mission critical industries including electric utilities, oil & gas companies and the transportation industries. Mr. Kantor obtained his B.A. in Political Science from Columbia University in 1984 and an MBA in Finance from the Wharton School in 1991. We believe Mr. Kantor’s background and experience makes him well qualified to serve on our Board.

Menashe Shahar. Mr. Shahar has been the Chief Technology Officer and a co-founder of the Company since February 2006. He has over 30 years of telecommunications system development experience including the design and implementation of broadband wireless data systems for top tier system integrators and service providers including WorldCom, Nortel and ADC. Mr. Shahar has been awarded multiple patents in the data communications industry and has been an active participant in major wireless standardization activities including IEEE 802.16. He obtained his B.Sc. & M.Sc. in electrical engineering at Tel Aviv University, Israel in 1976 and 1983, respectively. Mr. Shahar’s background as Chief Technology Officer and his in-depth knowledge of the technology including the primary author of FullMAX patent portfolio makes him well qualified to serve on our board.

Guy Simpson. Mr. Simpson has been our Chief Operating Officer since January 2012. From June 2010 to December 2012, Mr. Simpson served as our Vice President of Operations, as a consultant. Mr. Simpson brings a diverse set of managerial, operations and engineering skills to his role as Chief Operating Officer of the Company. Mr. Simpson joined AT&T Bell Laboratories in 1983 as a software engineer and was rapidly promoted to technical manager. In 1989, Mr. Simpson joined Catapult Communications, a leading developer of telecommunications test equipment for the world's major wireless equipment manufacturers and operators including Alcatel-Lucent, Ericsson, Motorola, NEC, NTT DoCoMo and Nokia Siemens Networks. During his 19-year tenure with Catapult, Mr. Simpson held a variety of senior positions including Vice President of Applications Engineering and Vice President of Product Development. Furthermore, Mr. Simpson was part of the executive team that led Catapult to a successful IPO in 1999. Mr. Simpson holds a B.Sc. degree in Computer Science from Hatfield Polytechnic at the University of Hertfordshire, United Kingdom.

Richard M. Cohen. Mr. Cohen has been a member of our board of directors since April 2016. He has been the President of Richard M Cohen Consultants since 1995, a company providing financial consulting services to both public and private companies. From March 2012 to July 2015, he was the Founder and Managing Partner of Chord Advisors, a firm providing outsourced CFO services to both public and private companies. From May 2012 to August 2013, he was the Interim CEO and member of the Board of Directors of CorMedix Inc. (NYSE:CRMD). From July 2008 to August 2012, Mr. Cohen was a member of the Audit Committee of Rodman and Renshaw, an investment banking firm. From July 2001 to August 2012, he was a partner with Novation Capital until its sale to a private equity firm. Mr. Cohen holds a BS with honors from the University of Pennsylvania (Wharton), an MBA from Stanford University and a CPA from New York State. He is considered an expert to Chair the Audit Committee of a publicly traded company. We believe that Mr. Cohen’s educational background and financial experience supporting publicly traded companies including as a CEO and Board Member of a public traded company on the New York Stock Exchange makes him well qualified to serve on our Board of Directors.

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Richard Silverman.  Mr. Silverman has been a member of our board of directors since April 2016. He is a well-recognized and respected professional in the energy industry, in Arizona and on a national level. He is past Chair of the board of directors for the Electric Power Research Institute; past Chair and former steering committee member of the Large Public Power Council; and former executive committee member of the board of directors for the American Public Power Association. Since August 2011, Mr. Silverman has been Of Counsel at Jennings, Strouss & Salmon, PLC, where he focuses his practice on energy law.  Prior to joining the firm, he served as General Manager of Salt River Project (SRP) from 1994 to 2011.  Mr. Silverman holds a Juris Doctor from the University of Arizona and B.A. in Business from the University of Arizona. We believe Mr. Silverman’s prior experience as general manager of Salt River Project, one of the nation's largest public power utilities serving approximately 1 million customers in the metropolitan Phoenix area, will help the Company navigate strategic issues in the rapidly changing electric utility industry with specific knowledge of the impact of renewables like solar energy on the electric grid and makes him well qualified to serve on our Board of Directors.

Derek R. Reisfield. Derek Reisfield has been a member of our board of directors since April 2016. Since 2015, he has been Vice President, Strategy and Business Development of Wayfare Interactive Technologies, Inc., a company that provides commerce search capabilities to digital publishers and marketers. In 2008, Mr. Reisfield co-founded BBN Networks, LLC, formerly known as BBN Networks, Inc., a digital advertising and marketing solutions company focused on the B2B sector, where he served as Chief Executive Officer until 2014 and as Chairman until 2015. Mr. Reisfield was Executive Vice President of Fliptrack, Inc., a social mobile gaming company, from 2007 to 2008. He was an independent consultant from 2002 to 2007 working with digital startups and large consumer oriented companies facing digital threats and opportunities. He was Co-Founder and Managing Principal of i-Hatch Ventures, LLC from 1999-2001, Co-Founder, Vice Chairman and Executive Vice President of Luminant, Inc., a digital financial and business news and information company, from 1999-2000, Co-Founder and Chairman of Marketwatch from 1997-1998, President CBS New Media from 1997-1998, Vice President, Business Development of CBS, 1996-97, Director of Strategic Management CBS and its predecessor Westinghouse Electric Corporation, Inc. 1996-1997. Prior to that, Mr. Reisfield was the Co-Founder of the Media and Telecommunications Practice of Mitchell Madison Group, LLC, a management consultancy and a leader of the Media and Telecommunications practice of McKinsey & Company, Inc. a management consultancy. He has served on several public corporation boards. Mr. Reisfield is a Director of the San Francisco Zoological Society. Mr. Reisfield holds a BA from Wesleyan University, and an AM in Communications Management from the Annenberg School of Communications of USC in 1986. We believe Mr. Reisfield’s experience in senior leadership positions at both privately held and publicly traded technology companies, including holding board positions in corporate governance, make him a well-qualified candidate to serve on our Board of Directors.

Our board of directors will consist of five members upon completion of this offering. Each director will serve until the next annual meeting of stockholders, or until his successor is duly elected and qualified or his earlier resignation, removal or disqualification.

Director Independence

The listing requirements and rules of NASDAQ generally require that independent directors comprise a majority of the members of the boards of directors of listed companies within one year of the closing of their initial public offerings. At this time, Richard Cohen, Richard Silverman and Derek Reisfield are our independent directors.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that Richard Cohen, Richard Silverman and Derek Reisfield do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of NASDAQ. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

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Committees of the Board of Directors

We expect that, immediately following this offering, the standing committees of our board of directors will consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. The expected composition and functions of the audit committee, compensation committee and nominating and corporate governance committee are described below. Members will serve on committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

Upon completion of this offering, our audit committee consists of Richard Cohen, Richard Silverman and Derek Reisfield, with Richard Cohen serving as the chairman. Our board of directors has determined that Richard Cohen is an “audit committee financial expert” within the meaning of the SEC regulations. Our board of directors has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector. The functions of this committee include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing our policies on risk assessment and risk management;
•	reviewing related party transactions;
•	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Compensation Committee

Upon the pricing of this offering, our compensation committee consists of Richard Cohen, Richard Silverman and Derek Reisfield, with Richard Cohen serving as the chairman. The functions of the compensation committee will include:

•	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
•	reviewing and recommending that our board of directors approve the compensation of our directors;
•	reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;
•	administering our stock and equity incentive plans;
•	selecting independent compensation consultants and assessing conflict of interest compensation advisers;
•	reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans; and
•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

Upon the pricing of this offering, our nominating and corporate governance committee will consist of Richard Cohen, Richard Silverman and Derek Reisfield, with Richard Cohen serving as the chairman. The functions of the nominating and governance committee will include:

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•	identifying and recommending candidates for membership on our board of directors;
•	including nominees recommended by stockholders;
•	reviewing and recommending the composition of our committees;
•	overseeing our code of business conduct and ethics, corporate governance guidelines and reporting; and
•	making recommendations to our board of directors concerning governance matters.

The nominating and corporate governance committee also annually reviews the nominating and corporate governance committee charter and the committee’s performance.

Family Relationships

There are no family relationships among our directors and executive officers.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees, including employees of our subsidiaries, as well as each of our directors and certain persons performing services for us. The code of ethics addresses, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, Company funds and assets, confidentiality and corporate opportunity requirements and the process for reporting violations of the code of ethics, employee misconduct, improper conflicts of interest or other violations. We will provide a copy of our code of ethics without charge upon written request to Full Spectrum Inc., Attention: Corporate Secretary, 687 N. Pastoria Avenue, Sunnyvale, CA 94085.

EXECUTIVE COMPENSATION

The following table sets forth the compensation for our fiscal years ended December 31, 2014 and 2015 earned by or awarded to, as applicable, our principal executive officer, principal financial officer and our other most highly compensated executive officers as of December 31, 2015. In this prospectus, we refer to such officers as our “Named Executive Officers.” All share and per share information included under this “Executive Compensation” heading does not reflect the proposed 1-for reverse stock split which we intend to effectuate prior to the consummation of this offering, subject to stockholder approval.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Stewart Kantor, Chief Executive Officer	2015	$150,000	-	-	-	-	150,000
	2014	$150,000	-	-	-	-	150,000
Menashe Shahar, Chief Technology Officer	2015	$150,000	-	-	-	-	150,000
	2014	$150,000	-	-	-	-	150,000
Guy Simpson, Chief Operating Officer	2015	$150,000	-	-	-	-	150,000
	2014	$135,000	-	-	-	-	135,000

Employment Agreements

We have entered into employment agreements with each of our Named Executive Officers. A description of each of these agreements follows.

Stewart Kantor

We entered into an employment agreement with Mr. Kantor on September 24, 2007 for his services as our Chief Executive Officer and Secretary; this agreement is subject to an amendment that will take effect as of the date on which we complete our initial public offering of our common stock. Pursuant to his employment agreement, Mr. Kantor initially received a base salary of $150,000 per annum, subject to annual review by our board of directors; pursuant to the amendment, if we complete our initial public offering, his base salary will be raised to $200,000 per annum. Mr. Kantor is eligible to participate in other benefit plans generally available to our employees. The employment agreement may be terminated by us or Mr. Kantor for any or no reason at any time subject to certain conditions. The amendment to the employment agreement provides that in the event Mr. Kantor’s employment is terminated, other than by his death or for “Cause” (as defined in the employment agreement) by the Company or by Mr. Kantor for a reason other than Constructive Termination (as defined in the employment agreement), Mr. Kantor will be eligible to receive severance benefits equal to twelve months of his base salary, continued coverage under the Company’s benefit plans for a period of six months and accrued and vested employee benefits through the date of termination, provided that we receive a signed general release and non-disparagement agreement from Mr. Kantor and his continued compliance with the terms of his employment agreement.

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As part of the terms of his employment agreement, Mr. Kantor entered into a Non-Competition, Confidential Information and Intellectual Property Assignment Agreement (the “Supplemental Agreement”). As part of the Supplemental Agreement, Mr. Kantor agreed i) not to engage in Competitive Business (as defined in the Supplemental Agreement) during his term of employment with us and for a period of two years following termination; ii) not to disclose Confidential Information (as defined in the Supplemental Agreement), subject to certain customary carve-outs; and iii) to assign to the Company any Intellectual Property (as defined in the Supplemental Agreement) developed using the Company’s resources or related to the Company’s business within the scope of and during the period of Mr. Kantor’s employment.

Menashe Shahar

We entered into an employment agreement with Mr. Shahar on September 24, 2007 for his services as our Chief Technology Officer; this agreement is subject to an amendment that will take effect as of the date on which we complete our initial public offering of our common stock. Pursuant to his employment agreement, Mr. Shahar initially received a base salary of $150,000 per annum, subject to annual reviewed by our board of directors; pursuant to the amendment, if we complete our initial public offering, his base salary will be raised to $200,000 per annum. Mr. Shahar is eligible to participate in other benefit plans generally available to our employees. The employment agreement may be terminated by us or Mr. Shahar for any or no reason at any time subject to certain conditions. The amendment to the employment agreement provides that in the event Mr. Shahar’s employment is terminated, other than by his death or for “Cause” (as defined in the employment agreement) by the Company or by Mr. Shahar for a reason other than Constructive Termination (as defined in the employment agreement), Mr. Shahar would have been entitled to receive severance benefits equal to twelve months of his base salary, continued coverage under the Company’s benefit plans for a period of six months and accrued and vested employee benefits through the date of termination, provided that we received a signed general release and non-disparagement agreement from Mr. Shahar and his continued compliance with the terms of his employment agreement.

As part of the terms of his employment agreement, Mr. Shahar entered into a Non-Competition, Confidential Information and Intellectual Property Assignment Agreement (the “Supplemental Agreement”). As part of the Supplemental Agreement, Mr. Shahar agreed i) not to engage in Competitive Business (as defined in the Supplemental Agreement) during his term of employment with us and for a period of two years following termination; ii) not to disclose Confidential Information (as defined in the Supplemental Agreement), subject to certain customary carveouts; and iii) to assign to the Company any Intellectual Property (as defined in the Supplemental Agreement) developed using the Company’s resources or related to the Company’s business within the scope of and during the period of Mr. Shahar’s employment.

Guy Simpson

We entered into an employment agreement with Mr. Simpson on January 1, 2012 for his services as our Chief Operating Officer; this agreement is subject to an amendment that will take effect as of the date on which we complete our initial public offering of our common stock. Pursuant to his employment agreement, Mr. Simpson initially received (i) a base salary of $120,000 per annum, (ii) options to purchase 803,400 shares of our common stock at an exercise price of $0.6244 per share, which options shall vest in 12 equal consecutive amounts of 66,950 shares at the end of each calendar quarter beginning March 31, 2012; and (iii) additional vested options to purchase 321,360 shares of our common stock at $0.6244 per share. Effective July 1, 2014 Mr. Simpson’s base salary was raised to $150,000 per annum. Pursuant to the amendment, if we complete our initial public offering, his base salary will be raised to $200,000 per annum. In addition, Mr. Simpson is eligible to participate in other benefit plans generally available to our employees. The employment agreement may be terminated by us or Mr. Simpson for any or no reason at any time subject to certain conditions. In the event Mr. Simpson’s employment is terminated other than by his death or for “Cause” (as defined in the employment agreement) by the Company, Mr. Simpson will be entitled pursuant to the amended employment agreement to receive his base salary for a period of twelve months following termination, and benefits accrued and vested through the date of termination pursuant to the Company’s employee benefit plans in which Mr. Simpson participates up to the date of notice of termination.

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As part of the terms of his employment agreement, Mr. Simpson entered into a Non-Competition, Confidential Information and Intellectual Property Assignment Agreement (the “Supplemental Agreement”). As part of the Supplemental Agreement, Mr. Simpson agreed i) not to engage in Competitive Business (as defined in the Supplemental Agreement) during his term of employment with us and for a period of six months following termination; ii) not to disclose Confidential Information (as defined in the Supplemental Agreement), subject to certain customary carveouts; and iii) to assign to the Company any Intellectual Property (as defined in the Supplemental Agreement) developed using the Company’s resources or related to the Company’s business within the scope of and during the period of Mr. Simpson’s employment.

2016 Equity Incentive Plan

In June 2016, the Company established the 2016 Incentive Stock Plan which was approved by the Company's board and stockholders. The 2016 Incentive Stock Plan authorizes the issuance of 1,620,000 shares of common stock. The 2016 Incentive Stock Plan permits us to provide equity-based compensation in the form of stock options, restricted stock units, unrestricted stock and other stock bonus awards and performance compensation awards.

The 2016 Incentive Stock Plan is administered by our Board of Directors, or a committee appointed by the Board of Directors, which determines recipients and the number of shares subject to the awards, the exercise price and the vesting schedule.  The term of stock options granted under the 2016 Incentive Stock Plan cannot exceed ten years.

Outstanding Equity Awards at Fiscal Year End

There were no outstanding equity awards at the end of December 31, 2015 for Stewart Kantor or Menashe Shahar. Guy Simpson had an aggregate of 1,124,760 options to purchase shares of the common stock of the Company at a per share purchase price of $0.6244.

Director Compensation

Avi Tokayer and Gershon Tokayer are the only persons who served on our Board of Directors during the fiscal year ended December 31, 2015, who are not one of our Named Executive Officers. Avi Tokayer and Gershon Tokayer resigned from the board on April 16, 2016. They received no compensation for such service.

Compensation Committee Interlocks and Insider Participation

During 2015, the Company did not have a compensation committee or any other committee performing equivalent functions of a compensation committee. Each of Stewart Kantor, our Chief Executive Officer, and Menashe Shahar, our Chief Technology Officer, in their capacity as directors, participated in deliberations of the board of directors concerning executive officer compensation and was employed by the Company.

As of December 31, 2015, none of our executive officers served as a member of the board of directors or compensation committee of another entity that has an executive officer who served on our board of directors. In addition, as of such date, no member of our board of directors serves as an executive officer of a company in which one of our executive officers served as a member of the board of directors or compensation committee of that company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as otherwise indicated, all share and per share information included under this “Transactions with Related Persons” heading does not reflect the proposed 1-for- •  reverse stock split which we intend to effectuate prior to the consummation of the offering, subject to stockholder approval.

Affiliates’ Deferred Compensation

On March 10, 2016, unpaid compensation owed to certain officers and employees in the aggregate amount of $1,230,946 was exchanged for the issuance of an aggregate of 1,760,000 shares of our common stock, at an exercise price of $2.00 per share. These options were fully vested upon grant, have a term of seven years and are not forfeitable upon separation from service for any reason.

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Other Related Party Transactions

From time to time, Stewart Kantor, the Company’s Chief Executive Officer, may advance the Company money to fund the Company’s operations. As of March 31, 2016, the Company was indebted to Mr. Kantor for advances in the amount of $53,040. As of December 31, 2015, the Company was indebted to Mr. Kantor for advances in the amount of $13,040, and as of December 31, 2014, the Company was indebted to Mr. Kantor for advances in the amount of $7,628.

On February 18, 2014, we entered into a purchase order financing arrangement with AM 145 Holdings LLC (“AM145”). As of March 31, 2016, we have note obligations and accrued interest outstanding to AM 145 of $375,000 and approximately $270,942, respectively. As of December 31, 2015, we have note obligations and accrued interest outstanding to AM 145 of $375,000 and approximately $221,069, respectively. AM 145 also holds 2,028,178 shares of our common stock as of March 31, 2016.

Review, Approval or Ratification of Transactions with Related Parties

Our audit committee charter provides that our audit committee will be responsible for reviewing and approving in advance any related party transaction. Transactions requiring such pre-approval will include, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. All of the transactions described in this section occurred prior to the creation of our audit committee and the adoption of this policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 16, 2016, and as adjusted to reflect the sale of common stock in this offering, for:

•	each of our current directors and executive officers;
•	all of our current directors and executive officers as a group; and
•	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

Except as otherwise indicated, all share information included under this “Security Ownership of Certain Beneficial Owners and Management” heading does not reflect the proposed 1-for- •  reverse stock split which we intend to effectuate prior to the consummation of the offering, subject to stockholder approval.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 16,292,092 shares of common stock outstanding at June 16, 2016. Under Rule 13d-3 of the Exchange Act of 1934, as amended (the “Exchange Act”), a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Full Spectrum Inc., 687 N. Pastoria Avenue, Sunnyvale, CA 94085.

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	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After the Offering
Name of Beneficial Owner	Number of Shares		%	Number of Shares	%
5% Stockholders
Mindy Tokayer	3,627,675	(1)	21.4
Barkany Asset Recovery & Management LLC	1,133,333		7.0
AM145 Holdings LLC	2,028,178		12.4

Named Executive Officers and Directors:
Stewart Kantor	3,075,000	(2)	18.1
Menashe Shahar	3,010,000	(3)	17.8
Guy Simpson	1,439,760	(4)	8.1
Richard M. Cohen	–		*
Derek R. Reisfield	–		*
Richard Silverman	–		*

All current directors and executive officers as a group (6 Persons)	7,524,760		39.5

*	Represents beneficial ownership of less than one percent (1%).

(1)	Includes 2,930,966 shares of common stock and a fully vested warrant to purchase 696,709 shares of common stock with an exercise price of $0.01 per share.
(2)	Includes 2,375,000 shares of common stock and a fully vested option to purchase 700,000 shares of common stock with an exercise price of $2.00 per share.
(3)	Includes 2,375,000 shares of common stock and a fully vested option granted on March 10, 2016 to purchase 635,000 shares of common stock with an exercise price of $2.00 per share.
(4)	Includes an option granted on January 1, 2012 to purchase 321,360 shares of common stock at an exercise price of $0.6244 per share, with 321,360 shares vested, an option granted on January 1, 2012 to purchase 803,400 shares of common stock at an exercise price of $0.6244 per share, with 803,400 shares vested, and a fully vested option to purchase 315,000 shares of common stock with an exercise price of $2.00 per share.

DESCRIPTION OF CAPITAL STOCK

General

The following descriptions of our capital stock and certain provisions of our Amended and Restated Certificate of Incorporation and bylaws are summaries and are qualified by reference to the Certificate of Incorporation and bylaws. Copies of these documents are filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part. Except as otherwise indicated, all share and per share information included under this “Description of Capital Stock” heading does not reflect the proposed 1-for- •  reverse stock split which we intend to effectuate prior to the consummation of the offering, subject to stockholder approval.

Our authorized capital stock consists of 100,000,000 shares, of which 80,000,000 shares are common stock, with a par value of $0.00001 per share and 20,000,000 shares are preferred stock with a par value of $0.00001 per share.

As of June 16, 2016, we had outstanding 16,292,092 shares of common stock and we had no outstanding shares of preferred stock. Our outstanding capital stock was held by approximately 28 stockholders of record as of June 16, 2016.

As of June 16, 2016, we also had outstanding options to acquire 3,489,768 shares of common stock and warrants to purchase 2,130,680 shares of common stock.

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Common Stock

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Voting Rights

Except as required by law or matters relating solely to the terms of preferred stock, each outstanding share of common stock will be entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our common stock shall have no cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of our common stock.

Liquidation

In the event of the liquidation, dissolution or winding up of our company, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Preferred Stock

We are authorized to issue up to 20,000,000 shares of preferred stock. Our certificate of incorporation authorizes our board, without any further stockholder action or approval, to issue these shares in one or more classes or series, to establish from time to time the number of shares to be included in each class or series and to fix the rights, preferences and privileges of the shares of each wholly unissued class or series and any of its qualifications, limitations or restrictions. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Additionally, the issuance of preferred stock may decrease the market price of our common stock. We currently have no plans to issue any shares of preferred stock.

Options

As of June 16, 2016, we had options to purchase 3,489,768 shares of our common stock outstanding.

Warrants

As of June 16, 2016, we had 2,130,680 warrants outstanding, all of which are exercisable.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain certain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

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Authorized but Unissued Capital Stock

We have authorized but unissued shares of preferred stock and common stock, and our board of directors may authorize the issuance of one or more series of preferred stock without stockholder approval. These shares could be used by our board of directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

Limits on Ability of Stockholders to Call a Special Meeting

Our bylaws provide that special meetings of the stockholders may be called only by the chairperson of the board, the president, the chief executive officer or our board of directors. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law and the provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

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Indemnification Matters

Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Choice of Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf, any action or proceeding asserting a breach of fiduciary duty owed by any director or officer to us or our stockholders, any action or proceeding asserting a claim against us arising pursuant to the Delaware General Corporation Law or our certificate of incorporation or bylaws or any action or proceeding asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could rule that these types of provisions to be inapplicable or unenforceable.

Listing

We intend to apply to list our common stock on the NASDAQ Capital Market under the symbol “FMAX”.

Transfer Agent and Registrar

______________________ will serve as our transfer agent and registrar.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our capital stock. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As described below, only a limited number of shares will be available for sale shortly after this offering due to contractual and legal restrictions on resale. Nevertheless, sales of a substantial number of shares of our common stock in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity-related capital at a time and price we deem appropriate.

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Sales of Restricted Shares

Upon the closing of this offering, [*] shares of common stock will be outstanding, assuming the underwriters do not exercise their over-allotment option and no outstanding options and warrants have been exercised. Of these shares, all of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless the shares are held by any of our “affiliates” as such term is defined in Rule 144 under the Securities Act.

The remaining shares of common stock held by existing stockholders will be deemed “restricted securities” as such term is defined under Rule 144. The restricted securities were issued and sold by us in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which rules are summarized below.

As a result of the lock-up agreements described below and the provisions of Rule 144 and Rule 701 under the Securities Act, all of the shares of our common stock (excluding the shares to be sold in this offering) will be available for sale in the public market upon the expiration of the lockup agreements, beginning 180 days after the date of this prospectus (subject to extension) and when permitted under Rule 144 or Rule 701.

Rule 144

In general, under Rule 144 as currently in effect, once we have been a reporting company subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for 90 days, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

Once we have been a reporting company subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for 90 days, a person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	one percent of the then outstanding shares of our common stock, which will equal approximately shares immediately after this offering assuming the underwriters do not exercise their over-allotment option, based upon the number of shares of common stock outstanding as of April 20, 2016; and
•	the average weekly trading volume of our common stock reported through NASDAQ during the four calendar weeks preceding the filing of notice of the sale.

Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

Rule 701

Employees, directors, officers, consultants or advisors who purchase shares from us in connection with a compensatory stock or option plan or other written compensatory agreement in accordance with Rule 701 before the effective date of the registration statement are entitled to sell such shares 90 days after the effective date of the registration statement in reliance on Rule 144 without having to comply with the holding period requirement of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice filing provisions of Rule 144. The SEC has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after the date of this prospectus. However, all Rule 701 shares are subject to lock-up agreements as described below and under “Underwriting” included elsewhere in this prospectus and will become eligible for sale upon the expiration of the restrictions set forth in those agreements.

58

Lock-up Agreements

We, all of our directors and officers and all of our stockholders have agreed not to sell or otherwise transfer or dispose of any common stock for a period of 180 days from the date of this prospectus in the case of us and our principal stockholders and 12 months from the date of this prospectus in the case of our offices and directors, subject to certain exceptions and extensions. See “Underwriting” for a description of these lock-up provisions.

Registration Statements

As soon as practicable after the completion of this offering, we intend to file a Form S-8 registration statement under the Securities Act to register shares of our common stock issued or reserved for issuance under our equity compensation plans and agreements. This registration statement will become effective immediately upon filing, and shares covered by this registration statement will thereupon be eligible for sale in the public markets, subject to vesting restrictions, the lock-up agreements described above and Rule 144 limitations applicable to affiliates.

59

UNDERWRITING

Joseph Gunnar & Co., LLC, is acting as the representative of the underwriters of the Offering. We have entered into an underwriting agreement dated ____, 2016 with the representative. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase, and we have agreed to sell to them, the number of shares of our common stock at the initial public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus:

Underwriter	Number of Shares
Joseph Gunnar & Co., LLC
Total

All of the shares to be purchased by the underwriters will be purchased from us.

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock offered by us in this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares of common stock are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part.

The underwriting agreement provides that the underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus if any such shares are taken, other than those shares covered by the over-allotment option described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement.

Over-Allotment Option

We have granted an option to the underwriters to purchase up to 15% of the total number of shares of common stock at the initial public offering price per share, less the underwriting discount, set forth on the cover page of this prospectus. This option is exercisable during the 45-day period after the date of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with this offering. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of our common stock in proportion to their respective commitments set forth in the prior table.

Discounts and Commissions

The representative has advised us that the underwriters propose to offer the shares of common stock to the public at the initial public offering price per share set forth on the cover page of this prospectus. The underwriters may offer shares to securities dealers at that price less a concession of not more than $            per share, of which up to $            per share may be reallowed to other dealers. After the initial offering to the public, the public offering price and other selling terms may be changed by the representative.

60

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming both no exercise and full exercise by the underwriters of their over-allotment option:

Total
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions (7%)	$	$	$
Non-accountable expense allowance (1%) (1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1) The non-accountable expense allowance of 1% is not payable with respect to the shares sold upon exercise of the underwriters’ over-allotment option.

We have paid an expense deposit of $25,000 to the representative, which will be applied against the out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not incurred.

In addition, we have also agreed to pay the following expenses of the underwriter relating to the offering: (a) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $15,000 in the aggregate; (b) all filing fees and communication expenses associated with the review of this offering by FINRA; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriter, including the reasonable fees and expenses of the underwriter’s blue sky counsel up to $15,000; (d) $29,500 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; (e) the underwriter’s legal fees incurred in connection with this offering in an amount up to $75,000; (f) $20,000 of the Representative’s actual accountable road show expenses for the offering; and (g) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and Lucite tombstones in an amount not to exceed $2,500.

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $ [_].

Representative Warrants

Upon the closing of this offering, we have agreed to issue to the representative warrants, or the Representative’s Warrants, to purchase a number of shares of our common stock equal to 5% of the total shares of our common stock sold in this initial public offering. The Representative’s Warrants will be exercisable at a per share exercise price equal to 125% of the initial public offering price. The Representative’s Warrants is exercisable at any time and from time to time, in whole or in part, during the four year period commencing one year from the effective date of the registration statement related to this offering. The Representative’s Warrants also provides for one demand registration of the shares of common stock underlying the Representative’s Warrants, and unlimited "piggyback" registration rights with respect to the registration of the shares of common stock underlying the Representative’s Warrants. The demand registration right provided will not be greater than five years from the effective date of the registration statement related to this offering in compliance with FINRA Rule 5110(f)(2)(G). The piggyback registration right provided will not be greater than seven years from the effective date of the registration statement related to this offering in compliance with FINRA Rule 5110(f)(2)(G).

The Representative’s Warrants and the shares of common stock underlying the Representative’s Warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the securities underlying the Representative’s Warrants, nor will the representative engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares of common stock for a period of 180 days from the effective date of the registration statement. Additionally, the Representative’s Warrants may not be sold transferred, assigned, pledged or hypothecated for a 180-day period following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The Representative’s Warrants will provide for adjustment in the number and price of the Representative’s Warrants and the shares of common stock underlying such Representative’s Warrants in the event of recapitalization, merger, stock split or other structural transaction, or a future financing undertaken by us.

61

Right of First Refusal

Until twelve (12) months from the effective date of this registration statement, the representative shall have an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at the representative sole discretion, for each and every future public and private equity and debt offerings for the Company, or any successor to or any subsidiary of the Company, including all equity linked financings, on terms customary to the representative. The representative shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation. The representative will not have more than one opportunity to waive or terminate the right of first refusal in consideration of any payment or fee.

Lock-Up Agreements

We, each of our directors and officers and all of our stockholders, have agreed for a period of (i) 12 months after the date of this prospectus in the case of our directors and officers and (ii) 180 days after the date of this prospectus in the case of the Company and any other holder of our outstanding securities, without the prior written consent of the representative, not to directly or indirectly:

•	issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock; or
•	in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock; or
•	complete any offering of debt securities of the Company, other than entering into a line of credit with a tradition bank; or
•	enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

Indemnification of Underwriters

The underwriting agreement provides that we will indemnify the underwriters against certain liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act of 1933, or to contribute payments that the underwriters may be required to make in respect thereof.

Stabilization

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than they are obligated to purchase under the underwriting agreement, creating a short position in our common stock. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. To close out a short position or to stabilize the price of our common stock, the underwriters may bid for, and purchase, common stock in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option. In determining the source of common stock to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

62

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our common stock in this offering because the underwriter repurchases that stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions.

The foregoing transaction may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the NASDAQ Capital Market or otherwise.

Discretionary Accounts

The underwriters have informed us that they do not intend to confirm sales to accounts over which they exercise discretionary authority in excess of five percent of the total number of shares of common stock offered by them.

Pricing of this Offering

Prior to this offering, there has been no public market for our common stock. Consequently, the initial public offering price for our common stock was determined between us and the representatives of the underwriters. The factors considered in determining the initial public offering price included:

•	prevailing market conditions;
•	our results of operations and financial condition;
•	financial and operating information and market valuations with respect to other companies that we and the representatives of the underwriters believe to be comparable or similar to us;
•	the present state of our development; and
•	our future prospects.

An active trading market for our common stock may not develop. It is possible that the market price of our common stock after this offering will be less than the initial public offering price.

LEGAL MATTERS

The validity of our common stock offered by this prospectus will be passed upon by Sichenzia Ross Friedman Ference LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Loeb & Loeb LLP, New York, New York.

EXPERTS

The financial statements of Full Spectrum Inc. as of December 31, 2015 and 2014, and for each of the years in the two-year period ended December 31, 2015, have been included herein and in the registration statement have been so included in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

63

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the shares of our common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or other documents are summaries of the material terms of that contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference room facilities maintained by the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of these materials can be obtained from the Public Reference Room of the SEC at prescribed rates, or accessed at the SEC’s website at www.sec.gov. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, we will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.fullspectrumnet.com. After the closing of this offering, you may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website (www.fullspectrumnet.com) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus.

64

Full Spectrum Inc.

F-1

Full Spectrum Inc.

CONDENSED BALANCE SHEETS

	As of
	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash	$41,447	$27,761
Accounts receivable	23,100	76,022
Inventory	185,993	231,994
Prepaid expenses and other current assets	57,436	37,853
Total current assets	307,976	373,630

Property and equipment, net	40,308	45,065
Deferred offering costs	40,000	40,000
Other assets	20,000	20,000
Total assets	$408,284	$478,695

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$831,646	$631,961
Accrued compensation	79,696	1,309,065
Deferred revenue	70,426	64,398
Notes payable, current portion - related party	375,000	375,000
Advances from related party	53,040	13,040
Total current liabilities	1,409,808	2,393,464

Long-term liabilities:
Notes payable, less current portion, net	1,572,836	1,308,817
Accrued interest, non-current	375,240	340,408
Total long term liabilities	1,948,076	1,649,225
Total liabilities	3,357,884	4,042,689

Commitments and contingencies

Stockholders’ deficit
Preferred stock, $0.00001 par value, 20,000,000 shares authorized, no shares issued or outstanding	-	-
Common stock, $0.00001 par value, 80,000,000 shares authorized, 16,292,092, and 16,195,292 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	163	162
Additional paid-in capital	11,809,061	10,521,335
Accumulated deficit	(14,758,824)	(14,085,491)
Total stockholders’ deficit	(2,949,600)	(3,563,994)
Total liabilities and stockholders’ deficit	$408,284	$478,695

The accompanying notes are an integral part of these condensed financial statements.

F-2

Full Spectrum Inc.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2016	2015

Revenues	$41,498	$343,745
Cost of revenues	56,322	283,870
Gross (loss) profit	(14,824)	59,875

Operating expenses:
Selling and marketing	99,635	79,770
Research and development	170,274	312,932
General and administrative	293,954	61,569
Total operating expenses	563,863	454,271

Loss from operations	(578,687)	(394,396)

Interest expense	(94,646)	(69,195)

Net loss	$(673,333)	$(463,591)

Basic and diluted net loss per common share	$(0.04)	$(0.03)

Weighted average shares outstanding, basic and diluted	18,066,134	17,793,356

The accompanying notes are an integral part of these condensed financial statements.

F-3

Full Spectrum Inc.

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

(Unaudited)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Deficit

Balance at January 1, 2016	16,195,292	$162	$10,521,335	$(14,085,491)	$(3,563,994)

Exercise of warrants	96,800	1	967	-	968

Warrants issued as a debt discount	-	-	48,232	-	48,232

Stock options issued as settlement for accrued compensation	-	-	1,230,946	-	1,230,946

Stock-based compensation	-	-	7,581	-	7,581

Net loss	-	-	-	(673,333)	(673,333)

Balance, March 31, 2016	16,292,092	$163	$11,809,061	$(14,758,824)	$(2,949,600)

The accompanying notes are an integral part of these condensed financial statements.

F-4

Full Spectrum Inc.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2016	2015

Cash flows from operating activities:
Net loss	$(673,333)	$(463,591)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,757	4,892
Stock-based compensation	7,581	28,439
Amortization of debt discount	12,250	-
Changes in operating assets and liabilities:
Accounts receivable	52,922	503,437
Inventory	46,001	183,279
Prepaid expenses and other current assets	(19,583)	(3,750)
Accounts payable and accrued expenses	234,518	(135,728)
Accrued compensation	1,577	21,508
Deferred revenue	6,028	(46,059)
Net cash (used in) provided by operating activities	(327,282)	92,427

Cash flows from financing activities:
Repayment of notes payable	-	(145,000)
Proceeds from the issuance of notes payable	300,000	60,000
Advances from related party	40,000	12,000
Repayment to related party	-	(18,600)
Proceeds from the exercise of warrants	968	-
Net cash provided by (used in) financing activities	340,968	(91,600)

Net increase in cash	13,686	827
Cash - beginning	27,761	-
Cash - ending	$41,447	$827

Supplemental cash flow information:
Cash paid for interest	$-	$52,180

Supplemental disclosure of non-cash financing activities:
Warrants issued as debt discount	$48,232	$-

Options to purchase common stock issued in exchange for accrued compensation	$1,230,946	$-

The accompanying notes are an integral part of these condensed financial statements.

F-5

Full Spectrum Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 1 - Business Organization, Nature of Operations

Full Spectrum Inc. (the “Company”) was incorporated in Delaware on February 16, 2006. The Company designs, manufactures, sells and supports FullMax, its multi-patented wireless radio system for secure, wide area mission-critical business-to-business networks. The radio system network provides point-to-multipoint, non-line of sight connectivity at communication speeds comparable to broadband applications. The Company utilizes licensed VHF and UHF spectrum in its networks.

Note 2 – Going Concern and Management Plans

The Company has incurred continuing losses from its operations, including through the date of this report, and as of March 31, 2016 has an accumulated deficit of $14,758,824. As of March 31, 2016, the Company has a working capital deficit of $1,101,832. Of the notes payable outstanding as of March 31, 2016, notes in default consisted of notes payable with an aggregate face value and accrued interest payable of $375,000 and $270,942, respectively (See Note 5 – Notes Payable).

During March 2016, the Company entered into agreements with certain officers and employees whereby accrued compensation in the aggregate amount of $1,230,946 was settled for options to purchase an aggregate of 1,760,000 shares of the Company’s common stock (See Note 7 – Stock Based Compensation).

Since inception, the Company has met its liquidity requirements principally through the issuance of notes payable and the sale of its common stock.

The Company’s ability to continue its operations and to pay its obligations when they become due is contingent upon the Company obtaining additional financing and generating positive cash flows from its operations. Management’s plans include seeking to procure additional funds through debt and equity financings and to increase operating cash flows from revenues anticipated to be generated from the sales to new customers.

The Company has been actively seeking a combination of funding and has raised debt capital through a bridge financing that ended in April 2016. The Company’s plans include becoming a public company and raising equity through a potential initial public offering (“IPO”).

There are no assurances that the Company will be able to raise capital on terms acceptable to the Company or at all, that the Company will be able to complete an IPO, or that cash flows generated from its operations will be sufficient to meet its current operating costs and required debt service. If the Company is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned product development, which could harm its financial condition and operating results, or it may not be able to continue to fund its ongoing operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

F-6

Full Spectrum Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the three months ended March 31, 2016 are not necessarily indicative of the results that may be expected for the year ending December 31, 2016, or any other period. These condensed financial statements should be read in conjunction with the financial statements for the year ended December 31, 2015 and related notes thereto included elsewhere in this prospectus.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements as well as the reported expenses during the reporting periods.

The Company’s significant estimates and assumptions include the recognition of revenue, valuation of the Company’s common stock, the valuation of stock-based compensation, allowance for doubtful accounts, inventory reserves, the amortization of debt discounts, the useful lives of long-lived assets, and the valuation allowance related to deferred tax assets. Some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates. Although the Company believes that its estimates and assumptions are reasonable, they are based upon information available at the time the estimates and assumptions were made.

Net Loss Per Common Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options and warrants (using the treasury stock method). The computation of basic loss per share for the three month periods ended March 31, 2016 and 2015 excludes potentially dilutive securities. The computations of net loss per share for each period presented is the same for both basic and fully diluted. Basic weighted average shares outstanding includes warrants to purchase 1,774,042 and 1,870,842 shares of common stock at March 31, 2016 and 2015, respectively, at an exercise price per share of $0.01 or less, as the shares underlying these warrants can be issued for little consideration.

Potentially dilutive securities outlined in the table below have been excluded from the computation of diluted net loss per share because the effect of their inclusion would have been anti-dilutive.

	For the Three Months Ended March 31,
	2016	2015
Warrants to purchase common stock	300,388	484,138
Options to purchase common stock	3,489,768	1,729,768
Total potentially dilutive securities	3,790,156	2,213,906

F-7

Full Spectrum Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 3 – Summary of Significant Accounting Policies, continued

Concentrations of Credit Risk

The Company’s concentration of credit risk includes its concentrations from key customers and vendors. The details of these significant customers and vendors are presented in the following table for the three months ended March 31, 2016 and 2015:

As of
	March 31, 2016	December 31, 2015
The Company’s largest customers are presented below as a percentage of the Company’s aggregate
Accounts receivable	100% of accounts receivable from one customer	53% and 47% of accounts receivable or 100% of accounts receivable in the aggregate
The Company’s largest vendors are presented below as a percentage of the Company’s aggregate
Accounts payable	29%, 19%, 11% and 10% of accounts payable, or 69% of accounts payable in the aggregate	43%, 13% and 12% of accounts payable, or 68% of accounts payable in the aggregate

For the Three Months Ended March 31,
	2016	2015
The Company’s largest customers are presented below as a percentage of the Company’s aggregate
Revenue	52%, 29% and 14% of revenue, or 95% of revenue in the aggregate	73% and 19% of revenue, or 92% of revenue in the aggregate
The Company’s largest vendors are presented below as a percentage of the Company’s aggregate
Purchases	58% and 33% of purchases, or 91% of purchases in the aggregate	45%, 34% and 11% of purchases, or 90% of purchases in the aggregate

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. Cash is deposited with a limited number of financial institutions. The balances held at any one financial institution may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits.

Credit is extended to customers based on an evaluation of their financial condition and other factors. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts and sales credits.

F-8

Full Spectrum Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 3 – Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements

On March 30, 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, “Compensation – Stock Compensation (Topic 718)”. This update requires that all excess tax benefits and tax deficiencies arising from share-based payment awards should be recognized as income tax expense or benefit on the income statement. The amendment also states that excess tax benefits should be classified along with other income tax cash flows as an operating activity. In addition, an entity can make an entity-wide accounting policy election to either estimate the number of awards expected to vest or account for forfeitures as they occur. The provisions of this update are effective for annual and interim periods beginning after December 15, 2016. The Company is currently evaluating the impact the adoption of this standard will have on its condensed financial statements.

In April 2016, the FASB issued Accounting Standards Update ASU No. 2016-10 “Revenue from Contracts with Customers (Topic 606)”, “Identifying Performance Obligations and Licensing” (“ASU 2016-10”). ASU 2016-10 clarifies the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. The provisions of this update are effective for annual and interim periods beginning after December 15, 2017, with early application permitted. The Company is currently evaluating the impact the adoption of this standard will have on its condensed financial statements.

In May 2016, the FASB issued Accounting Standards Update ASU No. 2016-12 “Revenue from Contracts with Customers (Topic 606)”, “Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”). The core principal of ASU 2016-12 is the recognition of revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The provisions of this update are effective for annual and interim periods beginning after December 15, 2017, with early application permitted. The Company is currently evaluating the impact the adoption of this standard will have on its condensed financial statements.

Management’s Evaluation of Subsequent Events

The Company evaluates events that have occurred after the balance sheet date through the date which the financial statements are issued. Based upon the review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements, except as disclosed.

F-9

Full Spectrum Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 4 – Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

	As of
	March 31, 2016	December 31, 2015
Accounts payable	$350,434	$227,041
Credit cards payable	78,108	46,040
Accrued employee benefits	52,917	53,912
Accrued loan interest, current portion	270,942	223,378
Other accrued expenses	79,245	81,590
Total	$831,646	$631,961

Note 5 – Notes Payable

Purchase Order Financing

On February 18, 2014, the Company entered into a Purchase Order Financing Agreement (the “Purchase Order Financing”) with AM145 Holdings LLC (“AM145” or, the “Purchase Order Investor”), whereby the Purchase Order Investor has been provided the right of first refusal to provide purchase order financing to the Company. Pursuant to the Purchase Order Financing, each advance will be documented with a corresponding note payable agreement. Interest on each purchase order advance will accrue at 30% per annum for the first 104 days and then at 50% per annum thereafter. As of March 31, 2016 and December 31, 2015, obligations to AM145 are considered related party obligations, as AM145 is considered a related party as a result of the size of its ownership interest in the Company's common stock.

As of March 31, 2016, the outstanding principal balance of the Purchase Order Financing notes was $375,000.

Notes Payable

The Company is a party to a loan agreement in the amount of $550,000 in connection with the issuance of common stock (the “October 2007 Note”). The maturity of this loan was September 30, 2011. The interest on this loan is 6% per annum.

On December 31, 2013 (the “December 2013 Note”), the Company entered into a loan agreement in the amount of $250,000. The maturity of this loan was December 31, 2014. The interest on this loan is 10% per annum.

On November 1, 2014 (the “November 2014 Note”), the Company entered into a loan agreement in the amount of $210,000. The maturity of this loan was March 16, 2015. The interest through maturity was a fixed amount of $16,800. Subsequent to the maturity date, the loan accrued interest at a rate of 18% per annum. On September 15, 2015, the Company amended the November 2014 note to decrease the interest rate to 10% per annum.

On April 1, 2015 (the “April 2015 Note”), the Company entered into a loan agreement in the amount of $50,000. The Maturity date of this agreement was July 1, 2015. The interest on this loan through maturity was $4,000. Subsequent to the maturity date, the loan accrues interest at a rate of 10% per annum.

On February 11, 2016, the lenders and the Company entered into agreements to amend the October 2007 Note, the April 2015 Note and on April 1, 2016, the Company entered into agreements to amend the December 2013 Note and the November 2014 Note to (a) extend the maturity to April 1, 2017, (b) clear and waive any existing defaults, and (c) amend the interest rate to 10% per annum effective January 1, 2016. All notes were past the maturity date, when amended. These note amendments were evaluated for extinguishment accounting. The amendment was determined to be a modification for accounting purposes, and as such, no gain or loss was recorded related to these amendments.

F-10

Full Spectrum Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 5 – Notes Payable, continued

Private Placement Notes

On December 14, 2015, the Company approved a private placement offering (“December 2015 Private Placement”) seeking to sell to purchasers certain of the Company’s 10% promissory notes in the aggregate face amount of $750,000 (“Private Placement Notes”) with a term of 18 months. In connection with the Private Placement Notes, each investor will receive warrants to purchase common stock (“Private Placement Warrants”) with a term of five years and each to purchase up to that certain number of shares of the common stock of the Company equal to 25% of the principal amount of the Private Placement Notes, exercisable at the lower of (i) $2.00 per share or (ii) 40% of the selling price of the Company’s common stock in its initial public offering. Only in the event that the Company becomes a reporting company pursuant to the Securities Exchange Act of 1934, as amended, and there is no effective registration statement permitting the holder of the Private Placement Warrants to resell such warrants, the Private Placement Warrants may be exercised by means of a “cashless exercise” and the Company will not receive any proceeds at such time.

During February 2016, pursuant to the terms of security purchase agreements between the Company and each investor (each a “Private Placement Note Purchase Agreement”), the Company completed the sale of $300,000 in principal amount of Private Placement Notes to investors in private placements and issued Private Placement Warrants to purchase an aggregate of 75,000 shares of common stock, with a fair value of $57,473. The terms of the warrants were evaluated and determined to be equity instruments. The Private Placement Warrants were valued on the date of grant using the Black-Scholes option pricing model and such value, on a relative fair value basis, was recorded as a discount against the debt. The debt discount of $48,232 is being amortized over the life of the note using the effective interest method.

During April 2016, the Company issued additional Private Placement Notes in the aggregate face amount of $125,000 and issued Private Placement Warrants to these note holders for the purchase of 31,250 shares of common stock (See Note 9 – Subsequent Events).

After 60 days from the issue date, the Company may repay in whole or in part without penalty or premium the amount of the Private Placement Notes. In the event the Company completes an IPO, the outstanding amount of the Private Placement Notes and the related accrued interest shall be paid in full within ten days of the funding of such IPO.

Notes payable consist of:

	As of March 31, 2016
	Principal	Discount	Balance, Net of Discount	Current	Non-Current
Purchase Order Financing	$375,000	$-	$375,000	$375,000	$-
October 2007 Note	550,000	-	550,000	-	550,000
December 2013 Note	225,000	-	225,000	-	225,000
November 2014 Note	210,000	-	210,000	-	210,000
April 2015 Note	50,000	-	50,000	-	50,000
Private Placement Notes	625,000	87,164	537,836	-	537,836
Total	$2,035,000	$87,164	$1,947,836	$375,000	$1,572,836

	As of December 31, 2015
	Principal	Discount	Balance, Net of Discount	Current	Non-Current
Purchase Order Financing	$375,000	$-	$375,000	$375,000	$-
October 2007 Note	550,000	-	550,000	-	550,000
December 2013 Note	225,000	-	225,000	-	225,000
November 2014 Note	210,000	-	210,000	-	210,000
April 2015 Note	50,000	-	50,000	-	50,000
Private Placement Notes	325,000	51,183	273,817	-	273,817
Total	$1,735,000	$51,183	$1,683,817	$375,000	$1,308,817

F-11

Full Spectrum Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 6 – Commitments and Contingencies

Legal Proceedings

The Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. There are no such loss contingencies that are included in the condensed financial statements as of March 31, 2016.

Operating Leases

Future minimum lease payments on the Company’s office space are as follows:

For the Year Ended December 31,	Amount
2016 (nine months)	$86,991
2017	119,503
Total	$206,494

During the three months ended March 31, 2016 and 2015, rent expense was $27,524 and $27,497, respectively.

Note 7 – Stock Based Compensation

Stock Options

On March 10, 2016, accrued compensation of $1,230,946 payable to certain employees of the Company was exchanged for the issuance of options to purchase an aggregate of 1,760,000 shares of common stock. The options have an exercise price of $2.00 per share, vest immediately, have a term of seven years and are not forfeitable upon separation from service for any reason.

The Company determined that the fair value of the stock options awarded during the three months ended March 31, 2016 shall be based upon the forfeited accrued compensation, since it is more indicative of fair value.

Stock option expense for the three months ended March 31, 2016 and 2015 was $7,581 and $7,581, respectively. As of March 31, 2016, the unamortized value of options held by employees was $23,909. As of March 31, 2016, the unamortized portion will be expensed over a weighted average period of 0.8 years.

Stock Options Award Activity

The following is a summary of the Company’s stock option activity:

	Number of Options	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Life In Years	Aggregate Intrinsic Value
Outstanding January 1, 2016	1,729,768	$0.71	$0.22	6.6
Granted	1,760,000	2.00	0.70
Exercised	-
Forfeited	-
Outstanding March 31, 2016	3,489,768	$1.36	$0.47	6.7	$2,241,898

Exercisable, March 31, 2016	3,411,432	$1.36	$0.47	6.6	$2,179,996

F-12

Full Spectrum Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 7 – Stock Based Compensation, continued

Stock Options Award Activity, continued

The following table presents information related to stock options outstanding and exercisable at March 31, 2016:

Options Outstanding		Options Exercisable
Exercise Price	Outstanding Number of Options	Weighted Average Remaining Life In Years	Exercisable Number of Options
$0.62	1,629,760	6.2	1,584,760
2.00	1,760,000	6.9	1,760,000
2.16	100,008	7.9	66,672
	3,489,768	6.6	3,411,432

Warrants

The Company determined the fair value of warrants based upon the assumptions as provided below.

Warrants Issued During the Three Months Ended March 31, 2016
Stock price	$2.00
Dividend yield	0%
Expected volatility	42.25%
Risk-free interest rate	1.23% - 1.25%
Expected life	5 years

Warrant expense for the three months ended March 31, 2016 and 2015 was $0 and $20,858, respectively.

Exercise of Warrants

On January 1, 2016, the Company issued 96,800 shares of common stock upon the exercise of warrants at an exercise price of $0.01 per share.

Warrant Activity

The following is a summary of the Company’s warrant activity:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Life In Years	Aggregate Intrinsic Value
Outstanding January 1, 2016	2,096,230	$0.13	$0.63	3.25
Granted	75,000	2.00	0.77	-
Exercised	(96,800)	0.01	1.07	-
Forfeited	-	-	-	-
Outstanding March 31, 2016	2,074,430	$0.20	$0.62	3.08	$3,729,619

Exercisable, March 31, 2016	2,074,430	$0.20	$0.62	3.08	$3,729,619

F-13

Full Spectrum Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 7 – Stock Based Compensation, continued

Warrant Activity, continued

The following table presents information related to warrants outstanding and exercisable at March 31, 2016:

Warrants Outstanding		Warrants Exercisable
Exercise Price	Outstanding Number of Options	Weighted Average Remaining Life In Years	Exercisable Number of Options
$0.00001	100,000	3.59	100,000
0.01	1,674,042	3.09	1,674,042
0.62	144,138	0.81	144,138
2.00	156,250	4.78	156,250
	2,074,430	3.08	2,074,430

Note 8 – Related Party Transactions

From time to time, the Company’s Chief Executive Officer may advance funds to the Company to fund its operations. As of March 31, 2016 and December 31, 2015, advances due to Mr. Kantor were $53,040 and $13,040, respectively. These advances are reported on the Company’s balance sheet under advance from related party.

Note 9 – Subsequent Events

Additional Funding for Private Placement

On June 3, 2016, the Company approved a private placement offering (“June 2016 Private Placement”) seeking to sell to purchasers Private Placement Notes in the aggregate face amount of $500,000 with a term of 18 months. In connection with the June 2016 Private Placement, each investor will receive Private Placement Warrants to purchase common stock, each to purchase up to a certain number of shares of the common stock of the Company equal to 25% of the principal amount of the Private Placement Notes.

During June 2016 and pursuant to the June 2016 Private Placement, the Company issued Private Placement Notes in the aggregate face amount of $100,000 and issued Private Placement Warrants to a note holder for the purchase of 25,000 shares of common stock. In addition, the Company is obligated to issue a further $400,000 in principal amount of Private Placement Notes, provided the purchaser has made the required payment.

2016 Equity Incentive Plan

In June 2016, the Company established the 2016 Incentive Stock Plan which was approved by the Company’s board and stockholders. The 2016 Incentive Stock Plan authorizes the issuance of 1,620,000 shares of common stock. The 2016 Incentive Stock Plan permits the Company to provide equity-based compensation in the form of stock options, restricted stock units, unrestricted stock and other stock bonus awards and performance compensation awards.

The 2016 Incentive Stock Plan is administered by the Company’s Board of Directors, or a committee appointed by the Board of Directors, which determines recipients and the number of shares subject to the awards, the exercise price and the vesting schedule.  The term of stock options granted under the 2016 Incentive Stock Plan cannot exceed ten years.

F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Full Spectrum Inc.

We have audited the accompanying balance sheets of Full Spectrum Inc. (the “Company”) as of December 31, 2015 and 2014 and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Full Spectrum Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred continuing losses from operations and is dependent upon future sources of equity or debt financing in order to fund its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP
Marcum LLP
New York, NY
April 28, 2016

F-15

Full Spectrum Inc.

BALANCE SHEETS

	As of December 31,
	2015	2014
ASSETS
Current assets:
Cash	$27,761	$-
Accounts receivable	76,022	503,437
Inventory	231,994	424,583
Prepaid expenses and other current assets	37,853	5,284
Total current assets	373,630	933,304

Property and equipment, net	45,065	64,366
Deferred offering costs	40,000	-
Other assets	20,000	20,000
Total assets	$478,695	$1,017,670

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$631,961	$833,400
Accrued compensation	1,309,065	1,064,202
Deferred revenue	64,398	144,017
Notes payable, current portion	375,000	1,445,000
Advance from related party	13,040	7,628
Total current liabilities	2,393,464	3,494,247

Long-term liabilities:
Notes payable, less current portion, net	1,308,817	-
Accrued interest, non-current	340,408	-
Total long term liabilities	1,649,225	-
Total liabilities	4,042,689	3,494,247

Commitments and contingencies

Stockholders’ deficit
Preferred stock, $0.00001 par value, 20,000,000 shares authorized, no shares issued or outstanding	-	-
Common stock, $0.00001 par value, 80,000,000 shares authorized, 16,195,292, and 15,945,292 shares issued and outstanding at December 31, 2015 and 2014, respectively	162	159
Additional paid-in capital	10,521,335	9,917,108
Accumulated deficit	(14,085,491)	(12,393,844)
Total stockholders’ deficit	(3,563,994)	(2,476,577)
Total liabilities and stockholders’ deficit	$478,695	$1,017,670

The accompanying notes are an integral part of these financial statements.

F-16

Full Spectrum Inc.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2015	2014

Revenues	$706,647	$2,015,085
Cost of revenues	401,815	932,180
Gross profit	304,832	1,082,905

Operating expenses:
Selling and marketing	276,567	518,505
Research and development	1,111,871	1,353,480
General and administrative	318,967	628,085
Total operating expenses	1,707,405	2,500,070

Loss from operations	(1,402,573)	(1,417,165)

Interest expense	(289,074)	(141,457)

Net loss	$(1,691,647)	$(1,558,622)

Basic and diluted net loss per common share	$(0.09)	$(0.09)

Weighted average shares outstanding, basic and diluted	17,924,901	17,780,484

The accompanying notes are an integral part of these financial statements.

F-17

Full Spectrum Inc.

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Deficit

Balance at January 1, 2014	15,945,292	$159	$9,695,441	$(10,835,222)	$(1,139,622)

Stock-based compensation	-	-	221,667	-	221,667

Net loss	-	-	-	(1,558,622)	(1,558,622)

Balance, December 31, 2014	15,945,292	$159	$9,917,108	$(12,393,844)	$(2,476,577)

Proceeds from issuance of common stock	250,000	3	499,997	-	500,000

Stock-based compensation	-	-	51,181	-	51,181

Warrants issued as a debt discount	-	-	53,049	-	53,049

Net loss	-	-	-	(1,691,647)	(1,691,647)

Balance, December 31, 2015	16,195,292	$162	$10,521,335	$(14,085,491)	$(3,563,994)

The accompanying notes are an integral part of these financial statements.

F-18

Full Spectrum Inc.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2015	2014

Cash flows from operating activities:
Net loss	$(1,691,647)	$(1,558,622)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,301	18,632
Stock-based compensation	51,181	221,667
Amortization of debt discount	1,866	-
Changes in operating assets and liabilities:
Accounts receivable	427,415	(425,415)
Inventory	192,589	(232,421)
Prepaid expenses and other current assets	(32,569)	242,245
Other assets	-	6,148
Accounts payable and accrued expenses	138,969	270,787
Accrued compensation	244,863	122,054
Deferred revenue	(79,619)	53,377
Net cash used in operating activities	(727,651)	(1,281,548)

Cash flows from investing activities:
Purchases of property and equipment	-	(35,578)
Net cash used in investing activities	-	(35,578)

Cash flows from financing activities:
Repayment of notes payable	(145,000)	(423,993)
Proceeds from the issuance of notes payable	435,000	810,000
Proceeds from the sale of common stock	500,000	-
Advance from related party	5,412	7,628
Payment of deferred offering costs	(40,000)	-
Net cash provided by financing activities	755,412	393,635

Net increase (decrease) in cash	27,761	(923,491)
Cash - beginning	-	923,491
Cash - ending	$27,761	$-

Supplemental cash flow information:
Cash paid for interest	$26,953	$102,180

Supplemental disclosure of non-cash financing activities:
Warrants issued as debt discount	$53,049	$-

The accompanying notes are an integral part of these financial statements.

F-19

Full Spectrum Inc.

Notes to Financial Statements

Note 1 - Business Organization, Nature of Operations

Full Spectrum Inc. (the “Company”) was incorporated in Delaware on February 16, 2006. The Company designs, manufactures, sells and supports FullMAX, its multi-patented wireless radio system for secure, wide area mission-critical business-to-business networks. The radio system network provides point-to-multipoint, non-line of sight connectivity at communication speeds comparable to broadband applications. The Company utilizes licensed VHF and UHF spectrum in its networks.

Note 2 – Going Concern and Management Plans

The Company has incurred continuing losses from its operations, including through the date of this report, and as of December 31, 2015 has an accumulated deficit of $14,085,491. As of December 31, 2015, the Company has a working capital deficit of $2,019,834. Of the notes payable outstanding as of December 31, 2015, notes in default consisted of notes payable with an aggregate face value and accrued interest payable of $1,410,000 and $561,864, respectively. During March 2016, the Company and certain note holders entered into agreements whereby for certain notes, maturities were extended to April 2017, interest rates were reduced and any existing defaults were waived. As a result, notes payable and accrued interest payable of $1,035,000 and $340,408, respectively, were classified as non-current within the balance sheet as of December 31, 2015 (See Note 6 - Notes Payable).

During March 2016, the Company entered into agreements with certain officers and employees, whereby accrued compensation in the aggregate amount of $1,230,946 was forfeited, and in exchange, these employees were issued options to purchase an aggregate of 1,760,000 shares the Company’s common stock (See Note 12 – Subsequent Events).

Since inception, the Company has met its liquidity requirements principally through the issuance of notes and the sale of its common stock.

The Company’s ability to continue its operations and to pay its obligations when they become due is contingent upon the Company obtaining additional financing and generating positive cash flows from its operations. Management’s plans include seeking to procure additional funds through debt and equity financings and to increase operating cash flows from revenues anticipated to be generated from the sales to new customers.

The Company has been actively seeking a combination of funding and currently is raising debt capital through a bridge financing. The Company’s plans include becoming a public company and raising equity through a potential initial public offering (“IPO”).

There are no assurances that the Company will be able to raise capital on terms acceptable to the Company or at all, that the Company will be able to complete an IPO, or that cash flows generated from its operations will be sufficient to meet its current operating costs and required debt service. If the Company is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned product development, which could harm its financial condition and operating results, or it may not be able to continue to fund its ongoing operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

F-20

Full Spectrum Inc.

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying audited financial statements and notes for the years ended December 31, 2015 and 2014 have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) regarding financial information.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements as well as the reported expenses during the reporting periods.

The Company’s significant estimates and assumptions include the recognition of revenue, valuation of the Company’s common stock, the valuation of stock-based compensation, allowance for doubtful accounts, inventory reserves, the amortization of debt discounts, the useful lives of long-lived assets, and the valuation allowance related to deferred tax assets. Some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates. Although the Company believes that its estimates and assumptions are reasonable, they are based upon information available at the time the estimates and assumptions were made.

Revenue Recognition

The Company derives revenue from the sale and support of its wireless communications products and ancillary services related to the deployment of these products.  The Company’s products consist of its software defined base station and remote radios and its network management and monitoring system (“NMS”).  The Company sells its products through its own direct sales force.  The Company warranties the hardware and software of its wireless radios and its NMS for 12 months from shipment and invoicing.  The Company defers a portion of the revenue received upon the sale of its wireless communications products, to be recognized ratably over the 12 month warranty period following the date of the related equipment sale. The Company’s warranty includes 1) factory hardware repair or replacement, at the Company’s election, of its base station and remote radios, 2) software upgrades, bug fixes and new features of its radio software and NMS, 3) deployment and network architecture support and 4) technical support by phone and email.  After 12 months, in order to maintain its hardware and software warranty, customers are required to purchase a maintenance program.  The Company also provides ancillary services directly related to the sale of its wireless communications products including wireless network design, systems engineering, radio frequency planning, software configuration, product training and onsite support.

In accordance with U.S. GAAP, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is reasonably assured. For arrangements that require acceptance of the product, system, or solution as specified by the customer, revenue is deferred until the acceptance criteria have been met.

The Company enters into multiple deliverable arrangements, which may include various combinations of products and services. Most product and service deliverables qualify as separate units of accounting and can be sold on a standalone basis. A deliverable constitutes a separate unit of accounting when it has standalone value and, where return rights exist, delivery or performance of the undelivered items is considered probable and substantially within the Company’s control. When the Company sells products with implementation services, they are generally combined as one or more units of accounting, depending on the nature of the services and the customer's acceptance requirements.

F-21

Full Spectrum Inc.

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies, continued

Revenue Recognition, continued

Most of the Company’s products have both software and non-software components that function together to deliver the products’ essential functionality. For these multiple deliverable arrangements, the Company allocates revenue to the deliverables based on their relative selling prices. To the extent that a deliverable is subject to specific guidance on whether and/or how to allocate the consideration in a multiple deliverable arrangement, that deliverable is accounted for in accordance with such specific guidance. The Company limits the amount of revenue recognition for delivered items to the amount that is not contingent on the future delivery of products or services or meeting other future performance obligations.

The Company allocates revenue based on a selling price hierarchy of vendor-specific objective evidence, third-party evidence, and then estimated selling price. Vendor-specific objective evidence is based on the price charged when the deliverable is sold separately. Third-party evidence is based on largely interchangeable competitor products or services in standalone sales to similarly situated customers. As the Company is unable to reliably determine what competitors products’ selling prices are on a standalone basis, the Company is not typically able to determine third-party evidence. Estimated selling price is based on the Company’s best estimates of what the selling prices of deliverables would be if they were sold regularly on a standalone basis.

Once the Company allocates revenue to each deliverable, the Company recognizes revenue in accordance with its policies when all revenue recognition criteria are met. Product and ancillary revenue is generally recognized upon delivery and maintenance services revenue is generally recognized ratably over the period during which the services are performed. Revenue for professional services arrangements is generally recognized upon completion of performance and revenue for arrangements that require acceptance of the product, system or solution, is recognized when the acceptance criteria have been met. Shipping and handling fees billed to customers are included in revenue, with the associated costs included in cost of sales.

Research and Development

Research and development expenses are charged to operations as incurred. For internally developed patents, all patent application costs are expensed as incurred as research and development expense. Patent application costs, generally legal costs, are expensed as research and development costs until such time as the future economic benefits of such patents become more certain.

Income Taxes

The Company utilizes an asset and liability approach for financial accounting and reporting for income taxes. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of the Company’s assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse. The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. As of December 31, 2015 and 2014, no liability for unrecognized tax benefits was required to be reported.

F-22

Full Spectrum Inc.

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies, continued

Income Taxes, continued

The Company’s policy for recording interest and penalties associated with tax audits is to record such items as a component of general and administrative expense. There were no amounts accrued for penalties and interest for years ended December 31, 2015 and 2014. The Company does not expect its uncertain tax position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

The Company has identified its federal tax return and its state tax return in California as its “major” tax jurisdictions, and such returns for the years 2013 to 2015 remain subject to examination.

Net Loss Per Common Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options and warrants (using the treasury stock method). The computation of basic loss per share for the years ended December 31, 2015 and 2014 excludes potentially dilutive securities. The computations of net loss per share for each period presented is the same for both basic and fully diluted. Basic weighted average shares outstanding includes warrants to purchase 1,870,842 and 1,845,842 shares of common stock at December 31, 2015 and 2014, respectively, at an exercise price per share of $0.01 or less, as the shares underlying these warrants can be issued for little consideration.

Potentially dilutive securities outlined in the table below have been excluded from the computation of diluted net loss per share because the effect of their inclusion would have been anti-dilutive.

	For the Years Ended December 31,
	2015	2014
Warrants to purchase common stock	225,388	484,138
Options to purchase common stock	1,729,768	1,729,768
Total potentially dilutive securities	1,955,156	2,213,906

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less, as well as deposits in financial institutions, to be cash and cash equivalents.  As of December 31, 2015 and 2014, the Company had no cash equivalents.

Accounts Receivable

Accounts receivable are stated at a gross invoice amount less an allowance for doubtful accounts.

The Company estimates its allowance for doubtful accounts by evaluating specific accounts where information indicates the Company’s customers may have an inability to meet financial obligations, such as customer payment history, credit worthiness and receivable amounts outstanding for an extended period beyond contractual terms. The Company uses assumptions and judgment, based on the best available facts and circumstances, to record an allowance to reduce the receivable to the amount expected to be collected. These allowances are evaluated and adjusted as additional information is received.

There was no allowance for doubtful accounts as of December 31, 2015 and 2014.

F-23

Full Spectrum Inc.

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies, continued

Inventory

Inventories, which consist solely of equipment components, are stated at the lower of cost (first-in, first-out) or market, net of reserves for obsolete inventory. The Company continually analyzes its slow-moving and excess inventories. Based on historical and projected sales volumes and anticipated selling prices, the Company establishes reserves. Inventory that is in excess of current and projected use is reduced by an allowance to a level that approximates its estimate of future demand. Products that are determined to be obsolete are written down to net realizable value. As of December 31, 2015 and 2014, the Company determined that no such reserves were necessary.

Concentrations of Credit Risk

The Company’s concentration of credit risk includes its concentrations from key customers and vendors. The details of these significant customers and vendors are presented in the following table for the years ended December 31, 2015 and 2014:

For the Years Ended December 31,
	2015	2014
The Company’s largest customers are presented below as a percentage of the Company’s aggregate:
Revenue	56% 18% and 10% of revenue, or 84% of revenue in the aggregate	38%, 35% and 24% of revenue, or 97% of revenue in the aggregate
Accounts receivable	53% and 47% of accounts receivable or 100% of accounts receivable in the aggregate	96% of accounts receivable from one customer
The Company’s largest vendors are presented below as a percentage of the Company’s aggregate:
Purchases	42%, 33% and 13% of purchases, or 88% of purchases in the aggregate	38% of purchases from one vendor
Accounts payable	43%, 13% and 12% of accounts payable, or 68% of accounts payable in the aggregate	22%, 20%, 14%, 12% and 11% of accounts payable, or 79% of accounts payable in the aggregate

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. Cash is deposited with a limited number of financial institutions. The balances held at any one financial institution may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits.

Credit is extended to customers based on an evaluation of their financial condition and other factors. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts and sales credits.

F-24

Full Spectrum Inc.

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies, continued

Property and Equipment

All additions, including improvements to existing facilities, are recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation of property and equipment is principally recorded using the straight-line method over the estimated useful lives of the assets. The estimated useful lives typically are (i) 4 years for computer hardware and software, and (ii) 3 to 5 years for furniture and fixtures. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the estimated useful life of the asset. Upon the disposal of property, the asset and related accumulated depreciation accounts are relieved of the amounts recorded therein for such items, and any resulting gain or loss is recorded in operating expenses in the year of disposition.

Deferred Offering Costs

The Company classifies amounts related to a potential future offering not closed as of the balance sheet date as Deferred Offering Costs. During the year ended December 31, 2015, the Company incurred $40,000 of offering related costs. Once the associated offering is consummated, these costs would be charged to additional paid in capital. Upon the abandonment of a planned offering, the related deferred offering costs would be charged to general and administrative expense.

Deferred financing costs represent costs incurred for the future issuance of debt. Once the associated debt instrument is issued, these costs would be recorded as a debt discount and amortized using the effective interest method over the term of the related debt instrument. Upon the abandonment of a pending financing transaction, the related deferred financing costs would be charged to general and administrative expense.

The Company may also issue warrants or other equity instruments in connection with the issuance of debt instruments. The equity instruments are recorded at their relative fair market value on the date of issuance which results in a debt discount which is amortized to interest expense using the effective interest method.

Long-lived Assets

Long-lived assets are evaluated whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed. Such indicators include significant technological changes, adverse changes in market conditions and/or poor operating results. The carrying value of a long-lived asset group is considered impaired when the projected undiscounted future cash flows is less than its carrying value. The amount of impairment loss recognized is the difference between the estimated fair value and the carrying value of the asset or asset group. Fair market value is determined primarily using the projected future cash flows discounted at a rate commensurate with the risk involved. Based upon the Company’s evaluation, there were no impairments of long-lived assets required during the years ended December 31, 2015 or 2014.

F-25

Full Spectrum Inc.

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies, continued

Stock-Based Compensation

Stock-based awards exchanged for employee services are measured at the grant date, based on the fair value of the award, and subject to an allowance for future forfeitures of non-vested awards, are recognized as expense on a straight-line basis over the employee’s requisite service period (generally the vesting period of the equity grant). The fair value of the Company’s common stock options are estimated using the Black Scholes option-pricing model with the following assumptions: expected volatility, dividend rate, risk free interest rate, forfeiture rate, and the expected life. The fair value of the Company’s common stock was estimated by management based on observations of the cash sales prices of its common shares. The Company calculates the expected volatility using the historical volatility for a pool of peer companies over the most recent period equal to the expected term and evaluates the extent to which available information indicates that future volatility may differ from historical volatility. The expected dividend rate is zero as the Company does not expect to pay or declare any cash dividends on its common stock. The risk-free rates for the expected terms of the stock options are based on the U.S. Treasury yield curve in effect at the time of the grant. The Company has not experienced significant exercise activity on stock options. Due to the lack of historical information, the Company determined the expected term of stock option awards issued to employees using the simplified method. The simplified method assumes each vesting tranche of the award has a term equal to the midpoint between when the award vests and when the award expires.

Stock-based awards exchanged for non-employee services is measured at the grant date and at the end of each reporting period for unvested awards, based on the fair value of the award, and subject to an allowance for future forfeitures of non-vested awards, is generally recognized as expense over the consultant’s requisite service period. The fair value of the Company’s stock options granted to consultants are estimated using the Black Scholes option-pricing model with the following assumptions: expected volatility, dividend rate, risk free interest rate and the expected life. With the exception that the expected life for awards to consultants are based upon the full term of the award, the assumptions under Black-Scholes are as described above for employee awards.

Stock-based compensation is recorded by the Company in the same expense classification in the statements of operations, as if such amounts were paid in cash. Upon the exercise of an option or warrant, the Company issues new shares of common stock out of its authorized shares.

Common Stock Purchase Warrants

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide a choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company’s own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).  The Company assesses classification of common stock purchase warrants at each reporting date to determine whether a change in classification between assets and liabilities or equity is required.

F-26

Full Spectrum Inc.

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies, continued

Leases

The Company leases office space with a lease term of four years. Office lease agreements typically contain tenant improvement allowances and rent holidays. In instances where one or more of these items are included in a lease agreement, the Company records allowances as a deferred rent liability in its balance sheets. These amounts are amortized on a straight-line basis over the term of the lease as a reduction to rent expense. Lease agreements sometimes contain rent escalation clauses, which are recognized on a straight-line basis over the life of the lease. For leases with renewal options, the Company records rent expense and amortizes the leasehold improvements on a straight-line basis over the shorter of the useful life or original lease term, exclusive of the renewal period, unless the renewal period is reasonably assured. When a renewal occurs, the Company records rent expense over the new term. The Company expenses any rent costs incurred during the period of time it performs construction activities on newly leased property.

The Company leases computer hardware and software, office equipment and vehicles with lease terms ranging from 3 to 6 years. Before entering into a lease, an analysis is performed to determine whether a lease should be classified as a capital or an operating lease.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update ("ASU") No. 2014-09, "Revenue from Contracts with Customers" (Topic 606), which supersedes the revenue recognition requirements in ASC Topic 605, "Revenue Recognition," and most industry-specific guidance. This ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments, and assets recognized from costs incurred to obtain or fulfill a contract. The amendments in the ASU must be applied using one of two retrospective methods. On July 9, 2015, the FASB modified ASU 2014-09 to be effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. As modified, the FASB permits the adoption of the new revenue standard early, but not before the annual periods beginning after December 15, 2016. A public organization would apply the new revenue standard to all interim reporting periods within the year of adoption. The Company is evaluating the impact the adoption of this ASU will have on the financial statements.

F-27

Full Spectrum Inc.

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. This standard is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under U.S. GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, U.S. GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

In April 2015, the FASB issued ASU No. 2015-03, "Simplifying the Presentation of Debt Issuance Costs, (“ASU 2015-03”). This standard amends existing guidance to require the presentation of debt issuance costs in the balance sheet as a deduction from the carrying amount of the related debt liability instead of a deferred charge. It is effective for annual reporting periods beginning after December 15, 2015, but early adoption is permitted. The Company has adopted ASU 2015-03 effective with the issuance of its financial statements as of December 31, 2015 and 2014.

In July 2015, the FASB issued ASU 2015-11, "Inventory (Topic 330): Simplifying the Measurement of Inventory," which applies to inventory that is measured using first-in, first-out ("FIFO") or average cost. Under the updated guidance, an entity should measure inventory that is within scope at the lower of cost and net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. Subsequent measurement is unchanged for inventory that is measured using last-in, last-out ("LIFO"). This ASU is effective for annual and interim periods beginning after December 15, 2016, and should be applied prospectively with early adoption permitted at the beginning of an interim or annual reporting period. The Company is evaluating the impact the adoption of these standards will have on its financial statements.

In August 2015, the FASB issued ASU No. 2015-15, “Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements” – Amendments to SEC Paragraphs Pursuant to Staff Announcement at June 18, 2015, which clarified the SEC staff’s position on presenting and measuring debt issuance costs incurred in connection with line-of-credit arrangements. ASU 2015-15 should be adopted concurrent with the adoption of ASU 2015-03. The Company is evaluating the impact the adoption of these standards will have on its financial statements.

On February 25, 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This update will require organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosures about the amount, timing and uncertainty of cash flows arising from leases. The provisions of this update are effective for annual and interim periods beginning after December 15, 2018. The Company is evaluating the impact the adoption of this ASU will have on the financial statements.

F-28

Full Spectrum Inc.

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies, continued

Management’s Evaluation of Subsequent Events

The Company evaluates events that have occurred after the balance sheet date of December 31, 2015, through the date which the financial statements are issued. Based upon the review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed.

Note 4 – Property and Equipment

Property and equipment are as follows:

	As of December 31,
	2015	2014
Computer hardware and software	$64,654	$64,654
Furniture and fixtures	41,685	41,685
Leasehold improvements	48,600	48,600
	154,939	154,939
Less – accumulated depreciation and amortization	(109,874)	(90,573)
Total property and equipment, net	$45,065	$64,366

Depreciation and amortization expense of the Company’s property and equipment was $19,301 and $18,632 for the years ended December 31, 2015 and 2014, respectively, and is reflected within general and administrative expense in the statements of operations.

Note 5 – Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

	As of December 31,
	2015	2014
Accounts payable	$227,041	$325,624
Credit cards payable	46,040	51,362
Accrued employee benefits	53,912	31,818
Accrued loan interest, current portion	223,378	355,198
Other accrued expenses	81,590	69,398
Total	$631,961	$833,400

F-29

Full Spectrum Inc.

Notes to Financial Statements

Note 6 – Notes Payable

Purchase Order Financing

On February 18, 2014, the Company entered into a Purchase Order Financing Agreement (the “Purchase Order Financing”) with AM145 Holdings LLC (“AM145” or, the “Purchase Order Investor”), whereby the Purchase Order Investor has been provided the right of first refusal to provide purchase order financing to the Company. Pursuant to the Purchase Order Financing, each advance will be documented with a corresponding note payable agreement. Interest on each purchase order advance will accrue at 30% per annum for the first 104 days and then at 50% per annum thereafter. As of December 31, 2015 and 2014, obligations to AM145 are considered related party obligations, as AM145 is considered a related party as a result of the size of its ownership interest in the Company's common stock.

During the year ended December 31, 2014, the Company executed notes payable for purchase order advances with the Purchase Order Investor in the aggregate amount of $600,000, maturing 135 days after issuance. During the year ended December 31, 2015, the Company executed a note payable for a purchase order advance with the Purchase Order Investor in the amount of $60,000 maturing 195 days after issuance. As of December 31, 2015, the outstanding balance of the Purchase Order Financing notes was $375,000.

Notes Payable

The Company is a party to a loan agreement in the amount of $550,000 in connection with the issuance of common stock (the “October 2007 Note”). The maturity of this loan was September 30, 2011. The interest on this loan is 6% per annum.

On December 31, 2013 (the “December 2013 Note”), the Company entered into a loan agreement in the amount of $250,000. The maturity of this loan was December 31, 2014. The interest on this loan is 10% per annum.

On November 1, 2014 (the “November 2014 Note”), the Company entered into a loan agreement in the amount of $210,000. The maturity of this loan was March 16, 2015. The interest through maturity was a fixed amount of $16,800. Subsequent to the maturity date, the loan accrued interest at a rate of 18% per annum. On September 15, 2015, the Company amended the November 2014 note to decrease the interest rate to 10% per annum.

On April 1, 2015 (the “April 2015 Note”), the Company entered into a loan agreement in the amount of $50,000. The Maturity date of this agreement was July 1, 2015. The interest on this loan through maturity was $4,000. Subsequent to the maturity date, the loan accrues interest at a rate of 10% per annum.

On February 11, 2016, the lender and the Company entered into agreements to amend the October 2007 Note, the April 2015 Note and on April 1, 2016, the Company entered into agreements to amend the December 2013 Note and the November 2014 Note to (a) extend the maturity to April 1, 2017, (b) clear and waive any existing defaults, and (c) amend the interest rate to 10% per annum effective January 1, 2016.

F-30

Full Spectrum Inc.

Notes to Financial Statements

Private Placement Notes

On December 14, 2015, the Company approved a private placement offering (“December 2015 Private Placement”) seeking to sell to purchasers certain of the Company’s 10% promissory notes in the aggregate face amount of $750,000 (“Private Placement Notes”) with a term of 18 months. In connection with the Private Placement Notes, each investor received warrants to purchase common stock (“Private Placement Warrants”), each to purchase up to that certain number of shares of the common stock of the Company equal to 25% of the principal amount of the Private Placement Notes, exercisable at the lower of (i) $2.00 per share or (ii) 40% of the selling price of the Company’s common stock in its initial public offering. Only in the event that the Company becomes a reporting company pursuant to the Securities Exchange Act of 1934, as amended, and there is no effective registration statement permitting the holder of the Private Placement Warrants to resell such warrants, the Private Placement Warrants may be exercised by means of a “cashless exercise” and the Company will not receive any proceeds at such time.

In December 2015, pursuant to the terms of security purchase agreements between the Company and each investor (each a “Private Placement Note Purchase Agreement”), the Company completed the sale of $325,000 in principal amount of Private Placement Notes to investors in private placements and issued Private Placement Warrants to purchase an aggregate of 81,250 shares of common stock, with a term of five years, an exercise price of $2.00 and a fair value of $63,398. The terms of the warrants were evaluated and determined to be equity instruments. The Private Placement Warrants were valued on the date of grant using the Black-Scholes option pricing model and such value, on a relative fair value basis, was recorded as a discount against the debt. The debt discount of $53,049 is being amortized over the life of the note using the effective interest method.

After 60 days from the issue date, the Company may repay in whole or in part without penalty or premium the amount of the Private Placement Notes. In the event the Company completes an IPO, the outstanding amount of the Private Placement Notes and the related accrued interest shall be paid in full within ten days of the funding of such IPO.

F-31

Full Spectrum Inc.

Notes to Financial Statements

Note 6 – Notes Payable, continued

Notes payable consist of:

	As of December 31, 2015
	Principal	Discount	Balance, Net of Discount	Current	Non-Current
Purchase Order Financing	$375,000	$-	$375,000	$375,000	$-
October 2007 Note	550,000	-	550,000	-	550,000
December 2013 Note	225,000	-	225,000	-	225,000
November 2014 Note	210,000	-	210,000	-	210,000
April 2015 Note	50,000	-	50,000	-	50,000
Private Placement Notes	325,000	51,183	273,817	-	273,817
Total	$1,735,000	$51,183	$1,683,817	$375,000	$1,308,817

	As of December 31, 2014
	Principal	Discount	Balance, Net of Discount	Current	Non-Current
Purchase Order Financing	$435,000	$-	$435,000	$435,000	$-
October 2007 Note	550,000	-	550,000	550,000	-
December 2013 Note	250,000	-	250,000	250,000	-
November 2014 Note	210,000	-	210,000	210,000	-
Total	$1,445,000	$-	$1,445,000	$1,445,000	$-

Note 7 – Commitments and Contingencies

Legal Proceedings

The Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. There are no such loss contingencies that are included in the financial statements as of December 31, 2015.

Operating Leases

On November 11, 2013 and effective January 1, 2014, the Company entered into a lease agreement for 5,858 square feet of office space in Sunnyvale, California. The lease agreement expires on December 31, 2017 with a base rent of $9,079 per month plus certain various expenses incurred.

The future minimum lease payments are as follows:

For the Year Ended December 31,	Amount
2016	$115,988
2017	119,503
Total	$235,491

During the years ended December 31, 2015 and 2014, rent expense was $109,990 and $108,883, respectively.

F-32

Full Spectrum Inc.

Notes to Financial Statements

Note 8 – Stockholders’ Deficit

Authorized Capital

On December 7, 2015, the Company’s board of directors and stockholders approved the third amended and restated certificate of incorporation which increased the authorized shares to 100,000,000 of which 80,000,000 shares were authorized as common stock and 20,000,000 shares were authorized as preferred stock. Through December 31, 2015, no shares of preferred stock have been designated as a series or issued.

The holders of the Company’s common stock are entitled to one vote per share. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon the liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in all assets of the Company that are legally available for distribution.

Sale of Common Stock

On July 18, 2015, the Company issued 250,000 shares of common stock in a private placement with proceeds of $500,000.

Note 9 – Stock Based Compensation

Stock Options

On April 3, 2014, the Company granted to an employee an option to purchase up to 325,000 shares of common stock of the Company at a per share exercise price of $0.62. The option will expire on July 31, 2023. The option was fully vested on the date of grant. The option had a grant date fair value of $131,300 utilizing the Black-Scholes option pricing model.

On April 3, 2014, the Company granted to an employee an option to purchase up to 100,008 shares of the Company’s common stock at a per share exercise price of $2.16. The option will expire on February 11, 2024. The option vests in equal quarterly installments over 3 years beginning June 30, 2014. The option had a grant date fair value of $14,001 utilizing the Black-Scholes option pricing model.

The Company estimated the fair value of stock options awarded during the year ended December 31, 2014 using the Black-Scholes option-pricing model. The fair value of stock options granted were estimated on the dates of grant using the following assumptions:

Stock price	$0.84
Dividend yield	0%
Expected volatility	42.25%
Risk-free interest rate	2.80%
Expected life	4.7 to 5.81 years
Forfeitures	0%

There were no options granted during the year ended December 31, 2015. Stock option expense for the years ended December 31, 2015 and 2014 was $30,323 and $203,251, respectively. As of December 31, 2015, the unamortized value of options held by employees was $31,490. As of December 31, 2015, the unamortized portion will be expensed over a weighted average period of 1.1 years.

F-33

Full Spectrum Inc.

Notes to Financial Statements

Note 9 – Stock Based Compensation, continued

Stock Options, continued

The following is a summary of the Company’s stock option activity:

	Number of Options	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Life In Years	Aggregate Intrinsic Value
Outstanding January 1, 2014	1,304,760	$0.62	$0.18	8.3
Granted	425,008	0.99	0.35
Exercised	-
Forfeited	-
Outstanding December 31, 2014	1,729,768	$0.71	$0.22	7.6
Granted	-
Exercised	-
Forfeited	-
Outstanding December 31, 2015	1,729,768	$0.71	$0.22	6.6	$2,241,898

Exercisable, December 31, 2015	1,628,098	$0.68	$0.22	6.5	$2,159,361

The following table presents information related to stock options outstanding and exercisable at December 31, 2015:

Options Outstanding		Options Exercisable
Exercise Price	Outstanding Number of Options	Weighted Average Remaining Life In Years	Exercisable Number of Options
$0.62	1,629,760	6.5	1,569,760
2.16	100,008	8.1	58,338
	1,729,768	6.5	1,628,098

Warrants

During the year ended December 31, 2014, the Company issued to a consultant, a warrant to purchase up to 22,000 shares of common stock of the Company at a per share exercise price of $0.01. The warrant, with a fair value of $18,416, will expire five years from the date of grant and was fully vested upon the date of issuance.

During the year ended December 31, 2015, the Company issued to a consultant, a warrant to purchase up to 25,000 shares of common stock of the Company with a per share exercise of $0.01. The warrant, with an aggregate fair value of $20,858, will expire five years from the date of grant and was fully vested upon the date of issuance.

The Company determined the fair value of warrants based upon the assumptions as provided below.

	Warrants Issued During the Year Ended December 31, 2014	Warrants Issued During the Year Ended December 31, 2015
Stock price	$0.84	$0.84 - $2.00
Dividend yield	0%	0%
Expected volatility	42.25%	42.25%
Risk-free interest rate	1.78%	1.41% - 1.71%
Expected life	5 years	5 years

Warrant expense for the years ended December 31, 2015 and 2014 was $20,858 and $18,416, respectively.

F-34

Full Spectrum Inc.

Notes to Financial Statements

Note 9 – Stock Based Compensation, continued

Warrants, continued

The following is a summary of the Company’s warrant activity:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Life In Years	Aggregate Intrinsic Value
Outstanding January 1, 2014	2,324,830	$0.27	$0.61	1.68
Granted	22,000	0.01	0.83	-
Forfeited	(16,850)	0.01	1.25	-
Outstanding December 31, 2014	2,329,980	$0.27	$0.61	2.22
Granted	106,250	1.53	0.70	-
Exercised	-	-	-	-
Forfeited	(340,000)	1.50	0.47	-
Outstanding December 31, 2015	2,096,230	$0.13	$0.63	3.25	$3,922,251

Exercisable, December 31, 2015	2,096,230	$0.13	$0.63	3.25	$3,922,251

The following table presents information related to warrants outstanding and exercisable at December 31, 2015:

Warrants Outstanding		Warrants Exercisable
Exercise Price	Outstanding Number of Options	Weighted Average Remaining Life In Years	Exercisable Number of Options
$0.00001	100,000	3.84	100,000
0.01	1,770,842	3.32	1,770,842
0.62	144,138	1.06	144,138
2.00	81,250	4.95	81,250
	2,096,230	3.25	2,096,230

F-35

Full Spectrum Inc.

Notes to Financial Statements

Note 10 - Income Taxes

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

	As of December 31,
Deferred tax assets:	2015	2014
Net operating loss carryovers	$4,131,988	$3,595,163
Depreciation and amortization	10,299	10,230
Stock option expense	161,204	140,833
Accrued expenses	568,395	453,313
Total gross deferred tax assets	4,871,886	4,199,539
Less: valuation allowance	(4,871,886)	(4,199,539)
Deferred tax assets, net	$-	$-

The change in the Company’s valuation allowance is as follows:	For the Years Ended December 31,
	2015	2014
Beginning of year	$4,199,539	$3,581,938
Increase in valuation allowance	672,347	617,601
End of year	$4,871,886	$4,199,539

A reconciliation of the provision for income taxes with the amounts computed by applying the statutory Federal income tax rate to income from operations before the provision for income taxes is as follows:

	For the Years Ended December 31,
	2015	2014
U.S. federal statutory rate	(34.0)%	(34.0)%
State taxes, net of federal benefit	(5.8)%	(5.8)%
Valuation allowance	39.8%	39.8%
Effective income tax rate	0.0%	0.0%

F-36

Full Spectrum Inc.

Notes to Financial Statements

Note 10 - Income Taxes, continued

The Company has net operating loss carryovers of approximately $10,382,000 for federal and state income tax purposes, which begin to expire in 2027. The ultimate realization of the net operating loss is dependent upon future taxable income, if any, of the Company. Based on losses from inception, the Company determined that as of December 31, 2015 it is more likely than not that the Company will not realize benefits from the deferred tax assets. The Company will not record income tax benefits in the financial statements until it is determined that it is more likely than not that the Company will generate sufficient taxable income to realize the deferred income tax assets. As a result of the analysis, the Company determined that a full valuation allowance against the deferred tax assets was required.

Internal Revenue Code Section (“IRC”) 382 imposes limitations on the use of net operating loss carryovers when the stock ownership of one or more 5% stockholders (stockholders owning 5% or more of the Company’s outstanding capital stock) has increased on a cumulative basis over a period of three years by more than 50 percentage points. Management cannot control the ownership changes occurring, especially once the Company’s common stock is publicly tradable. Accordingly, there is a risk of an ownership change beyond the control of the Company that could trigger a limitation of the use of the loss carryover. As of December 31, 2015, the Company has not completed an analysis as to whether or not such ownership change has occurred. If such ownership change under IRC section 382 had occurred, such change would substantially limit the Company’s ability in the future to utilize its net operating loss carryforwards.

Note 11 – Related Party Transactions

From time to time, the Company’s Chief Executive Officer may advance funds to the Company to fund its operations. As of December 31, 2015 and 2014, advances due to Mr. Kantor were $13,040 and $7,628, respectively. These advances are reported on the Company’s balance sheet under advance from related party.

Note 12 – Subsequent Events

Additional Funding for Private Placement

During February and April 2016, the Company issued additional Private Placement Notes in the aggregate face amount of $425,000 and issued warrants to these note holders for the purchase of 106,250 shares of common stock at an exercise price of $2.00 per share.

Affiliates’ Accrued Compensation

On March 10, 2016, accrued compensation of $1,230,946 payable to certain employees of the Company was exchanged for the issuance of options to purchase an aggregate of 1,760,000 shares of common stock. The options have an exercise price of $2.00 per share, vest immediately, have a term of seven years and are not forfeitable upon separation from service for any reason.

Exercise of Warrants

On January 1, 2016, the Company issued 96,800 shares of common stock upon the exercise of warrants at an exercise price of $0.01 per share.

F-37

Shares

Common Stock

PROSPECTUS

Joseph Gunnar & Co.

                , 2016

Through and including             , 2016, (the 25th day after the date of this prospectus), all dealers effecting transactions in the Common Stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

65

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	Other Expenses of Issuance and Distribution

The following table sets forth an itemized statement of the amounts of all expenses (excluding underwriting discounts and commissions) payable by us in connection with the registration of the common stock offered hereby. With the exception of the Registration Fee, FINRA Filing Fee and NASDAQ listing fee, the amounts set forth below are estimates.

SEC Registration Fee*	$
FINRA Filing Fee*
NASDAQ listing fee*
Accountants’ fees and expenses*
Legal fees and expenses*
Printing and engraving expenses*
Transfer agent and registrar fees*
Miscellaneous*

Total*	$

*	To be provided by amendment.

ITEM 14.	Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law, or the DGCL, provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain a directors’ and officers’ insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers, and persons who control us within the meaning of the Securities Act, against certain liabilities.

ITEM 15.	Recent Sales of Unregistered Securities

The following paragraphs set forth certain information with respect to all securities sold by us within the past three years without registration under the Securities Act of 1933, as amended:

On December 1, 2013, the Company entered into a Stock Option Agreement with Bryan Wing, in consideration of services rendered to the Company. Pursuant to the agreement, Mr. Wing was awarded ten-year options to purchase 180,000 shares of the Company’s common stock at an exercise price of $0.6244 per share. The options vest in twelve equal consecutive amounts of 15,000 shares at the end of each calendar quarter beginning March 31, 2014. The issuance of these securities was effected without registration in reliance on Section 4(a) (2) of the Securities Act as a sale by the Company not involving a public offering.  The recipient of securities represented that it acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof. The transaction did not involve any underwriters, underwriting discounts or commissions, any general solicitation, advertising or public offering.

On December 23, 2013, the Company entered into a purchase agreement with an accredited investor to whom the Company sold 1,778,178 shares of common stock for an aggregate purchase price of $1,500,000, and an option to purchase an additional $750,000 of shares in one tranche for an exercise price to be based on a pre-money valuation of the Company for $46 million. This transaction closed on December 23, 2013. The offer and sale of the securities were made in reliance upon the exemption from registration provided for by Rule 506 of Regulation D promulgated under the Securities Act.  The recipient acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to the share certificates. The investor represented to the Company it is an accredited investor within the meaning of Rule 501(a) of Regulation D under the Act, and had such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in its common stock. The recipient had adequate access to information about the Company. The transaction did not involve any underwriters, underwriting discounts or commissions, any general solicitation, advertising or public offering.

On December 31, 2013, the Company issued a Promissory Note for $250,000 to Grove Industries Ltd., payable on or before December 31, 2014. The note is not convertible into shares of common stock. The note was issued by the Company in exchange for $250,000 advanced to the Company by Grove Industries Ltd. to finance a purchase order. The offer and sale of the securities were made in reliance upon the exemption from registration provided for by Rule 506 of Regulation D promulgated under the Securities Act.  The recipient of securities acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to the share certificates. The investor represented to the Company it is an accredited investor within the meaning of Rule 501(a) of Regulation D under the Act, and had such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in its common stock. The recipient had adequate access to information about the Company. The transaction did not involve any underwriters, underwriting discounts or commissions, any general solicitation, advertising or public offering.

On April 3, 2014, the Company entered into a Stock Option Agreement with Joe Kleinbort, in consideration of services rendered to the Company. The options granted thereunder will expire on July 31, 2023. Pursuant to the agreement, Mr. Kleinbort was awarded the fully vested options to purchase 325,000 shares of the Company’s common stock at an exercise price of $0.6244 per share. The issuance of these securities was effected without registration in reliance on Section 4(a) (2) of the Securities Act as a sale by the Company not involving a public offering.  The recipient represented that it acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to the share certificates. The transaction did not involve any underwriters, underwriting discounts or commissions, any general solicitation, advertising or public offering.

On April 3, 2014, the Company entered into a Stock Option Agreement with Robert Burchard, in consideration of services rendered to the Company. The options granted thereunder will expire on February 11, 2024. Pursuant to the agreement, Mr. Burchard was awarded options to purchase 100,008 shares of the Company’s common stock at an exercise price of $2.16 per share. The options vest in twelve equal consecutive amounts of 8,334 shares at the end of each calendar quarter beginning June 30, 2014. The issuance of these securities was effected without registration in reliance on Section 4(a) (2) of the Securities Act as a sale by the Company not involving a public offering.  The recipient represented that it acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to the option certificates. The transaction did not involve any underwriters, underwriting discounts or commissions, any general solicitation, advertising or public offering.

On September 22, 2014, the Company issued to Grove Industries Ltd. a warrant to purchase 22,000 shares of common stock at $0.01 per share in exchange for consulting services. The issuance of these securities was effected without registration in reliance on Section 4(a) (2) of the Securities Act as a sale by the Company not involving a public offering.  The recipient represented that it acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to the warrant certificates. The transaction did not involve any underwriters, underwriting discounts or commissions, any general solicitation, advertising or public offering.

On March 24, 2015, the Company issued to Grove Industries Ltd. a warrant to purchase 25,000 shares of common stock at $0.01 per share in exchange for consulting services. The issuance of these securities was effected without registration in reliance on Section 4(a) (2) of the Securities Act as a sale by the Company not involving a public offering. The recipient represented that it acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to the warrant certificates. The transaction did not involve any underwriters, underwriting discounts or commissions, any general solicitation, advertising or public offering.

In December 2015, the Company approved a private placement offering (“Private Placement”) to place with accredited investors the Company’s 10% non-convertible promissory notes in the aggregate face amount of $750,000 (each a “Private Placement Note” and collectively “Private Placement Notes”) with a term of 18 months. In connection with the Private Placement Notes, each investor received five year warrants to purchase such number of shares of common stock (“Private Placement Warrants”) as are equal to 25% of the principal amount of the Private Placement Note purchased by such investor, exercisable at a per share exercise price equal to the lower of (i) $2.00 per share or (ii) 40% of the selling price of the Company’s common stock in its initial public offering.

On December 9, 2015, the Company entered into a Stock purchase agreement with an accredited investor pursuant to which it issued a Private Placement Note in the principal amount of $300,000 and issued to such investor Private Placement Warrants to purchase up to 75,000 shares of Common Stock. On December 10, the Company entered into a stock purchase agreement with an accredited investor pursuant to which it issued a Private Placement Note in the principal amount of $25,000 and issued to such investor Private Placement Warrants to purchase up to 6,250 shares of common stock. The offer and sale of the securities were made in reliance upon the exemption from registration provided for by Rule 506 of Regulation D promulgated under the Securities Act.  The recipients of the securities acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to the certificates representing the securities. Each investor represented to the Company it is an accredited investor within the meaning of Rule 501(a) of Regulation D under the Act, and had such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in its common stock. The recipients had adequate access to information about the Company. The transaction did not involve any underwriters, underwriting discounts or commissions, any general solicitation, advertising or public offering.

On February 5, 2016, the Company entered into a Stock purchase agreement with an accredited investor pursuant to which it issued a Private Placement Note in the principal amount of $200,000 and issued to such investor Private Placement Warrants to purchase up to 50,000 shares of Common Stock. On February 25, 2016, the Company entered into a stock purchase agreement with an additional accredited investor pursuant to which it issued a Private Placement Note in the principal amount of $100,000 and issued to such investor Private Placement Warrants to purchase up to 25,000 shares of common stock. The offer and sale of the securities were made in reliance upon the exemption from registration provided for by Rule 506 of Regulation D promulgated under the Securities Act.  The recipients of the securities acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to the certificates representing the securities. Each investor represented to the Company it is an accredited investor within the meaning of Rule 501(a) of Regulation D under the Act, and had such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in its common stock. The recipients had adequate access to information about the Company. The transaction did not involve any underwriters, underwriting discounts or commissions, any general solicitation, advertising or public offering.

On April 5, 2016, the Company entered into a stock purchase agreement with an accredited investor pursuant to which it issued a Private Placement Note in the principal amount of $125,000 and issued to such investor Private Placement Warrants to purchase up to 31,250 shares of Common Stock. The offer and sale of the securities were made in reliance upon the exemption from registration provided for by Rule 506 of Regulation D promulgated under the Securities Act.  The recipient of the securities acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to the certificates representing the securities. The investor represented to the Company it is an accredited investor within the meaning of Rule 501(a) of Regulation D under the Act, and had such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in its common stock. The recipient had adequate access to information about the Company. The transaction did not involve any underwriters, underwriting discounts or commissions, any general solicitation, advertising or public offering.

On June 2, 2016, the Company entered into a stock purchase agreement with an accredited investor pursuant to which upon closing of this transaction the Company will issue a Private Placement Note in the principal amount of $400,000 and a Private Placement Warrants to purchase up to 100,000 shares of Common Stock. On June 3, 2016, the Company entered into a stock purchase agreement with one of the February 2016 accredited investors pursuant to which upon closing of this transaction the Company will issue a Private Placement Note in the principal amount of $100,000 and Private Placement Warrants to purchase up to 25,000 shares of Common Stock. The offer and sale of the securities were made in reliance upon the exemption from registration provided for by Rule 506 of Regulation D promulgated under the Securities Act.  The recipients of the securities acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to the certificates representing the securities. Each investor represented to the Company it is an accredited investor within the meaning of Rule 501(a) of Regulation D under the Act, and had such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in its common stock. The recipients had adequate access to information about the Company. The transaction did not involve any underwriters, underwriting discounts or commissions, any general solicitation, advertising or public offering.

ITEM 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index immediately following the signature page included in this registration statement.

(b) Financial Statement Schedules.

See “Index to Financial Statements” which is located on page F-1 of this prospectus.

ITEM 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on June 30, 2016.

FULL SPECTRUM INC.

By:	/s/ Stewart Kantor
Name: Stewart Kantor Title: Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stewart Kantor and Guy Simpson, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stewart Kantor	Chief Executive Officer and Chairman	June 30, 2016
Stewart Kantor	(Principal executive officer)

/s/ Guy Simpson	Chief Operating Officer	June 30, 2016
Guy Simpson

/s/ Menashe Shahar	Chief Technology Officer and Director	June 30, 2016
Menashe Shahar

/s/ Richard Silverman	Director	June 30, 2016
Richard Silverman

/s/ Richard Cohen	Director	June 27, 2016
Richard Cohen

/s/ Derek R. Reisfield	Director	June 30, 2016
Derek R. Reisfield

66

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement by and among the Registrant and the underwriters named therein
3.1**	Amended and Restated Certificate of Incorporation of the Registrant, as amended and currently in effect
3.2*	Bylaws of the Registrant, as amended and currently in effect
4.1*	Form of the Registrant’s common stock certificate
4.2 **	Form of 10% Convertible Note for Bridge Loan
4.3**	Form of Warrant for Bridge Loan
4.4**	Promissory Note dated September 2, 2014, by and between the Registrant and AM145 Holdings LLC in the principal amount of $75,000
4.5**	Promissory Note dated November 26, by and between the Registrant and AM145 Holdings LLC in the principal amount of $30,000
4.6**	Promissory Note dated January 21, 2015, by and between the Registrant and AM145 Holdings LLC in the principal amount of $60,000
4.7**	Promissory Note dated July 28, 2014, by and between the Registrant and AM145 Holdings LLC in the principal amount of $175,000
4.8**	Promissory Note dated October 7, 2014, by and between the Registrant and AM145 Holdings LLC in the principal amount of $35,000
4.9**	Promissory Note dated December 31, 2013, by and between the Registrant and Grove Industries Ltd. in the principal amount of $250,000
4.10*	Form of Representative’s Warrant (included in Exhibit 1.1)
5.1***	Opinion of Sichenzia Ross Friedman Ference LLP
10.1*	2016 Equity Incentive Stock Plan
10.2*	Employment Agreement, dated September 24, 2007, by and between the Registrant and Stewart Kantor
10.3*	Intellectual Property Assignment Agreement, dated January 22, 2007, by and between the Registrant and Stewart Kantor
10.4*	Employment Agreement, dated September 24, 2007, by and between the Registrant and Menashe Shahar
10.5*	Intellectual Property Assignment Agreement, dated January 22, 2007, by and between the Registrant and Menashe Shahar
10.6*	Employment Agreement, dated January 1, 2012, by and between the Registrant and Guy Simpson
10.7*	Indemnification Agreement, dated October 1, 2007, by and between the Registrant and Stewart Kantor
10.8*	Indemnification Agreement, dated October 1, 2007, by and between the Registrant and Menashe Shahar
10.9**	Lease Agreement, dated November 11, 2013, between SCP-1, LP and the Registrant
10.10**	Form of Stock Purchase Agreement by and among the Registrant and the Purchasers listed on the signature pages thereto, dated December __, 2015, for the sale of an aggregate of $750,000 in 10% Convertible Promissory Notes (the “Bridge Loan”)
10.11**	Stock Purchase Agreement, by and among the Registrant, Choshen Israel Group and Menashe Shahar and Stewart Kantor dated October 1, 2007, as amended and assigned to Northmatic Limited
10.12**	Stock Purchase Agreement by and between the Registrant and Menashe Shahar dated January 22, 2007
10.13**	Stock Purchase Agreement by and between the Registrant and Stewart Kantor dated January 22, 2007
10.14**	Stock Option Agreement dated January 1, 2012 by and between the Registrant and Guy Simpson

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10.15**	Stock Option Agreement dated December 1, 2013, by and between the Registrant and Bryan Wing
10.16**	Stock Option Agreement dated April 3, 2014, by and between the Registrant and Robert Burchard
10.17**	Stock Option Agreement dated April 3, 2014, by and between the Registrant and Joe Kleinbort
10.18**	Loan Agreement dated November 1, 2014 by and between the Registrant and Grove Industries Ltd. for a loan in the amount of $210,000
10.19**	Loan Agreement dated April 1, 2015 by and between the Registrant, Pat Oberbillig and Nancy Kaster for a loan in the amount of $50,000
10.20**	Restated Development Agreement, dated July 12, 2012, by and between the Registrant and Lekha Wireless Solutions Pvt. Ltd.
23.1***	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1).
23.2*	Consent of Marcum LLP
24.1*	Power of Attorney (included in the signature page of this Registration Statement).

*	Filed herewith
**	Previously submitted on April 28, 2016
***	To be filed by amendment

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